UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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EMERSON ELECTRIC CO.
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Preliminary Copy

Notice of 2025 Annual Meeting & Proxy Statement

February 4, 2025

Virtual Meeting Site: www.virtualshareholdermeeting.com/EMR2025

Letter to Shareholders Independent Chair and Chief Executive Officer

Dear Fellow Shareholder:
We are pleased to invite you to join us at the 2025 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 4, 2025, at 10:00 a.m., Central Time, at our virtual meeting website accessible at www.virtualshareholdermeeting.com/EMR2025.
At this year’s meeting, we will vote on the election of four Directors and the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm. We have once again proposed to amend our Restated Articles of Incorporation to declassify our Board of Directors. We also propose to amend our Restated Articles of Incorporation to reduce the supermajority voting requirements. We will vote to approve the 2025 Employee Stock Purchase Plan, and hold a non-binding advisory vote on the compensation of Emerson’s named executive officers, as well as a shareholder proposal. Finally, we will report on our business and provide an opportunity for shareholders to ask questions.
Emerson continued to make key strategic moves over the past year and accelerated the implementation of a higher-growth, more cohesive portfolio that delivers advanced automation solutions. All of these efforts are enabled by our focus on a management system that delivers operational excellence and a more modern culture for talent.
This year we continued our transformation, reshaping of Emerson as an industrial technology leader, which included the divestiture of our remaining interest in Copeland and the acquisition of National Instruments. These strategic decisions have built a cohesive automation portfolio that aligns with secular growth drivers: digital transformation, energy security and affordability, sustainability and decarbonization and nearshoring.
During this portfolio transformation, Emerson also achieved its operational performance objectives, meeting or exceeding the underlying sales, free cash flow and adjusted earnings per share targets we set at the beginning of the year, with net sales up 15%, underlying sales up 6%, operating cash flow up 22%, free cash flow up 23%, earnings per share down 29% and adjusted earnings per share up 24%.
Our cultural evolution and continued focus on attracting and retaining top talent also moved forward this year. Driven by new leadership in Finance, Human Resources, Legal, Marketing and Technology, we are resetting the Company’s leadership in alignment with Emerson’s focused direction forward. The Board has also continued its refreshment with the addition of a new director, Calvin Butler, who brings significant operational and leadership experience in the power industry to the Board.
We are thankful for the performance of the Emerson team that delivered this transformational year, and we appreciate the support of the Board of Directors. They have been instrumental in enabling this transformation. We would like to acknowledge the retirement of William Easter, who has been a Board member since 2020, and thank him for his service.
Your vote is important. As the Annual Meeting approaches, please complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Please see our 2024 Annual Report to Shareholders made available with this Proxy Statement.
On behalf of the Board of Directors and all of us at Emerson, thank you for your ongoing support.
December 13, 2024
Sincerely,

JAMES S. TURLEY	LAL KARSANBHAI
Chair of Board of Directors	President, Chief Executive Officer and Director

i	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 4, 2025, 10:00 a.m. CST
PLACE/MEETING ACCESS:	Virtual Meeting website accessible at www.virtualshareholdermeeting.com/EMR2025
ITEMS OF BUSINESS:
1.To elect as Directors the four nominees named in the accompanying proxy statement.
2.To approve, on an advisory basis, the compensation of Emerson’s named executive officers.
3.To approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors.
4.To approve amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting requirements for:
A.The removal of Directors and amendments to the provisions of Article 5 of our Restated Articles of Incorporation;
B.The fair price provisions for certain business combinations and amendments to those provisions in Article 9 of our Restated Articles of Incorporation;
C.Amendments to the terms of certain preferred stock.
5.To approve the 2025 Employee Stock Purchase Plan.
6. To ratify the appointment of KPMG LLP as our independent registered public accounting firm.
7. To vote upon a shareholder proposal regarding the election of directors annually as described in the accompanying proxy statement, if properly presented at the meeting.
8. To transact other business, if any, properly brought before the meeting.

WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 26, 2024
HOW TO VOTE:	Your vote is important, and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or at the meeting through the virtual meeting website. If you attend the virtual meeting, you may revoke your previously cast vote and vote at the meeting through the virtual meeting website. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Non-shareholders may attend the annual meeting as a guest but will not have the option to vote any shares or ask questions during the virtual meeting.
MEETING ADMISSION:
To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2025 and enter the 16-digit control number on your notice of internet availability, proxy card, or voting instruction form. Shareholders as of the close of business on November 26, 2024, the record date for the Annual Meeting, or their legal proxy holders may participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting by following instructions on the virtual meeting site. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time.
For registered shareholders, the control number can be found on your proxy card or notice of internet availability that you previously received. If you are a beneficial or “street name” holder and hold your shares through an intermediary, such as a broker, bank or other nominee, you must obtain instructions from your broker, bank or other nominee to participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting.

SHAREHOLDER LIST:	The Company will make a list of shareholders entitled to vote at the Annual Meeting available to shareholders for examination 10 days prior to the Annual Meeting. The Company requests that shareholders seeking to review the list of shareholders contact Emerson Investor Relations at 314-553-2197. Shareholders may access this list during the Annual Meeting at the virtual meeting site by entering their control number.
TECHNICAL SUPPORT:
Anyone who has technical difficulties accessing or using the virtual meeting site during the Annual Meeting should call the technical support number on the virtual meeting site. The virtual meeting site is supported on browsers (e.g., Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other internet connection.

2024 ANNUAL REPORT AND DATE OF DISTRIBUTION:
For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024. A copy of our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report are first being made available or mailed to shareholders on or about December 13, 2024.

By order of the Board of Directors,
December 13, 2024	Michael Tang
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 4, 2025
Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 13, 2024. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	ii

Table of Contents

Letter to Shareholders – Independent Chair and Chief Executive Officer	i
Notice of Annual Meeting of Shareholders for Emerson Electric Co.	ii
Proxy Statement Summary	1
Proxy Item No. 1: Election of Directors	7
Board and Committee Operations	14
Board and Corporate Governance	14
Corporate Governance and Nominating Committee	23
Audit Committee	26
Compensation Committee	27
Proxy Item No. 2: Advisory Vote on Executive Compensation	29
Executive Compensation	30
Compensation Discussion and Analysis	30
Compensation Tables	50
Summary Compensation Table	50
Grants of Plan-Based Awards	52
Outstanding Equity Awards at Fiscal Year-End	53
Option Exercises and Stock Vested	54
Pension Benefits	55
Nonqualified Deferred Compensation	56
Potential Payments Upon Termination or Change of Control	57
Pay Ratio Disclosure	63
Pay vs. Performance	63
Proxy Item No. 3: Vote on Amendment to Restated Articles of Incorporation to Declassify the Company’s Board of Directors	68
Proxy Item No. 4: Vote on Amendments to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements	69
Proxy Item No. 4A: Reducing the Supermajority Voting Requirements for the Removal of Directors and Amendments to the Provisions in Article 5	69
Proxy Item No. 4B: Reducing the Supermajority Voting Requirements in Connection with the Fair Price Provisions for Certain Business Combinations and Amendments to Those Provisions	70
Proxy Item No. 4C: Reducing the Supermajority Voting Requirements for Amendments to the Terms of any Series of Preferred Stock	70
Proxy Item No. 5: Vote to Approve the 2025 Employee Stock Purchase Plan	72
Proxy Item No. 6: Ratification of Independent Registered Public Accounting Firm	77
Proxy Item No. 7: Shareholder Proposal to Elect Directors Annually	78
Ownership of Emerson Equity Securities	80
Ownership of Directors and Executive Officers	80
Ownership of Greater than 5% Shareholders	81
Delinquent Section 16(a) Reports	81
Questions and Answers About the 2025 Annual Meeting	82
Other Matters	85
Appendix A – Emerson Director Independence Standards	A-1
Appendix B – Proposed Amendment to Restated Articles of Incorporation to Declassify the Board	B-1
Appendix C – Proposed Amendments to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements	C-1
Appendix D – 2025 Employee Stock Purchase Plan	D-1
Appendix E – GAAP to Non-GAAP Reconciliations	E-1

iii	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider. You should read the entire Proxy Statement before voting.
2025 Annual Meeting Information
For additional information about our Annual Meeting, including instructions on accessing the virtual meeting, see Questions and Answers beginning on page 82.

Meeting Date Tuesday February 4, 2025	Meeting Place The Annual Meeting will be held in a virtual format, at www.virtualshareholdermeeting.com/EMR2025	Meeting Time 10:00 a.m. Central Time	Record Date November 26, 2024

Voting Matters	Board Recommendation	Vote Standard	Page
Item 1 Election of Directors	FOR each nominee	Majority present & entitled to vote	7
Item 2 Advisory Vote on Executive Compensation	FOR	Majority present & entitled to vote	29
Item 3 Amendment to Restated Articles of Incorporation to Declassify the Company’s Board of Directors	FOR	85% of total voting power outstanding	68
Item 4A Reducing the Supermajority Voting Requirements for the Removal of Directors and Amendments to the Provisions in Article 5	NO RECOMMENDATION	85% of total voting power outstanding	69
Item 4B Reducing the Supermajority Voting Requirements in Connection with the Fair Price Provisions for Certain Business Combinations and Amendments to Those Provisions	NO RECOMMENDATION	85% of total voting power outstanding	70
Item 4C Reducing the Supermajority Voting Requirements for Amendments to the Terms of any Series of Preferred Stock	NO RECOMMENDATION	Majority of outstanding shares entitled to vote thereon	70
Item 5 2025 Employee Stock Purchase Plan	FOR	Majority present & entitled to vote	72
Item 6 Ratification of Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	77
Item 7 Shareholder Proposal to Elect Directors Annually	AGAINST	Majority present & entitled to vote	78
For the election of Directors, you have the choice of voting “FOR” individual nominees, “AGAINST” individual nominees, or “ABSTAIN” for individual nominees. For the other proposals you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”. Whether or not you plan to attend the meeting, please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your proxy card or voting instruction form.

By Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	1

Proxy Statement Summary
Attending the Meeting
To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2025 and enter the 16-digit control number on your notice of internet availability, proxy card, or voting instruction form. Shareholders as of the close of business on November 26, 2024, the record date for the Annual Meeting, or their legal proxy holders may participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting by following instructions on the virtual meeting site. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time.
For registered shareholders, the control number can be found on your proxy card or notice of internet availability that you previously received. If you are a beneficial or “street name” holder and hold your shares through an intermediary, such as a broker, bank or other nominee, you must obtain instructions from your broker, bank or other nominee to participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting.

2	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary
Our Board Of Directors
Nominees and Continuing Directors
The Emerson Board is divided into three classes. You are being asked to vote on the four Director nominees indicated below for the specified terms. The seven continuing Directors were previously elected to terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Karsanbhai. Please see “Proxy Item No. 1 – Election of Directors” for more information.

AC Audit Committee CC Compensation Committee TC Technology and Environmental Sustainability Committee	NC Governance and Nominating Committee EC Executive Committee

Director Nominees for Terms ending in 2028

Joshua B. Bolten Chief Executive Officer, Business Roundtable Age: 70 Director Since 2012 Committees: CC, EC, NC	Calvin G. Butler, Jr. President and CEO, Exelon Age: 55 Director Since 2024 Committees: NC	Surendralal (Lal) L. Karsanbhai President and CEO, Emerson Age: 55 Director Since 2021 Committees: EC	Lori M. Lee Global Marketing Officer and Senior Executive Vice President of International and Human Resources, AT&T Inc. Age: 59 Director Since 2018 Committees: AC, EC
William H. Easter III, currently an independent Director and a member of the Compensation Committee, Executive Committee and Technology and Environmental Sustainability Committee, will be retiring from the Board as of the Annual Meeting.

To Continue in Office Until 2026

Martin S. Craighead Former Chairman and Chief Executive Officer, Baker Hughes, Inc. Age: 64 Director Since 2019 Committees: CC, NC	Gloria A. Flach Retired Corporate Vice President and COO, Northrop Grumman Corp. Age: 65 Director Since 2017 Committees: CC, EC, TC	Matthew S. Levatich Retired President and Chief Executive Officer, Harley-Davidson, Inc. Age: 59 Director Since 2012 Committees: AC, TC

To Continue in Office Until 2027

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp. Age: 62 Director Since 2019 Committees: AC, NC	Leticia Gonçalves Lourenco President, Precision Fermentation and ADM Ventures, Archer Daniels Midland Company Age: 50 Director Since 2023 Committees: AC, TC	James M. McKelvey Co-Founder, Block (formerly Square), Founder, Invisibly, Inc., and General Partner, Fintop Capital. Age: 59 Director Since 2023 Committees: CC, TC	James S. Turley Board Chair, Emerson, Retired Chair and CEO, Ernst & Young LLP Age: 69 Director Since 2013 Committees: AC, EC, NC

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	3

Proxy Statement Summary
Continuing Board At A Glance

Independence	Tenure	Diversity

25	Total Board and committee meetings in fiscal 2024	100%	Director attendance at 2024 Annual Meeting	Board Refreshment 6 New Directors in the last 5 years
88%	Attendance by Directors at committee meetings in fiscal 2024	60.6	Average Director Age
96%	Attendance by Directors at 7 Board meetings in fiscal 2024	2 of 3	Required committees are chaired by women

Director Skills and Experiences
Each member of the continuing Board brings invaluable experience. Below we have highlighted skillsets that will be essential as we continue to transform our culture and portfolio. For a full breakdown of the continuing Board’s skills and each Director’s skills and experience, see “Nominees and Continuing Directors’ Skills and Experience Matrix” on page 7.

Board Key Accomplishments

Portfolio Transformation	Enhanced Oversight of Technology, Cyber and Sustainability	Continued Board Refreshment	Individual Performance Modifier for Annual Cash Incentive

4	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary
Delivering Results and Transforming Our Portfolio

$17.5B	Net Sales	$2.82	Earnings Per Share	$5.49	Adjusted Earnings Per Share

Up 15% year-over-year Underlying sales up 6%		Down 29% year-over-year		Up 24% year-over-year

68 Consecutive Years			of increased dividends to shareholders

Financial results herein represent results from continuing operations unless the context indicates otherwise.

Acquisitions	Divestitures

Proposal to acquire all remaining shares of common stock of AspenTech not already owned by Emerson	November 5, 2024

Completed the acquisition of NI, diversifying Emerson's technology into test and measurement automation	October 11, 2023

Completed the acquisition of Afag, an innovative leader in electric linear motion, feeding and handling automation solutions	September 6, 2023

Completed the acquisition of Flexim, a global leader in clamp-on ultrasonic flow measurement for liquids, gases and steam	August 31, 2023

Acquired leader in the life science industry that uses software and modern technology architectures to accelerate speed to market for new therapies, drugs and vaccines	July 1, 2022

Announced successful closing of combination of Emerson's industrial software business with AspenTech	May 16, 2022

Strengthened presence in renewable energy sector with acquisition of leader in the control automation business for wind power generation	December 16, 2021

November 5, 2024 SAFETY & PRODUCTIVITY	Commenced a process to explore strategic alternatives, including a cash sale, for the Safety & Productivity segment

August 13, 2024 COPELAND	Completed the sale of Seller's Note and 40% common equity in Copeland (formerly Climate Technologies)

May 31, 2023 CLIMATE TECHNOLOGIES	Completed the sale of a majority stake in the Climate Technologies business (the new standalone business is named Copeland)

October 31, 2022 INSINKERATOR	Completed the sale of the InSinkErator business

May 31, 2022 THERM-O-DISC	Completed the sale of the sensing and protection technologies business

July 12, 2021 DANIEL	Completed divestment of Daniel Measurement and Control

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	5

Proxy Statement Summary
Additional Highlights

Director Independence
•Independent Board Chair
•10 of 11 continuing Directors are independent
•All Board Committees are independent pursuant to requirements of the NYSE and our governance documents
•Regular executive sessions attended by non-management Directors only

Proposal to Reduce Supermajority Voting Provisions
•In response to shareholder requests, we are submitting a proposal to amend our Restated Articles of Incorporation to reduce supermajority voting requirements with respect to:
◦The removal of directors and amendments to the provisions of Article 5 of our Restated Articles of Incorporation;
◦Supermajority voting requirements in connection with the fair price provisions for certain business combinations and amendments to those provisions;
◦Supermajority voting requirements for amendments to the terms of certain preferred stock

Management Proposal to Declassify Board of Directors	•In response to shareholder requests, we are once again submitting a management proposal to amend our Restated Articles of Incorporation to declassify our Board of Directors
Environmental Sustainability
•Goal to achieve Net Zero value chain emissions by 2045 from a 2021 baseline
•Goal to achieve Net Zero operations by 2030 from a 2021 baseline
•Goal to achieve zero waste to landfill by 2032 from 2022 baseline
•Near-term and net zero targets have been approved by the Science Based Targets initiative (SBTi)
•Reduced Scope 1 and 2 GHG emissions intensity by 52% since 2021
•Achieved a 28% reduction in energy intensity from 2021
•49% of electricity procured from renewable sources at Emerson locations worldwide

Diversity
•45% of continuing Directors are women or ethnically diverse
•3 of 5 current Named Executive Officers are ethnically diverse
•5 of 9 members of the Office of the Chief Executive are ethnically diverse
•Trained over 47,000 employees on diversity awareness and unconscious bias since 2014
•8 employee resource groups with over 13,000 members
•Designated portion of charitable giving budget to be directed by employee resource groups

People and Community
•Provided 349 grants to employees from the Support Our People Fund
•Pledged $200 million over 10 years, focusing on addressing education equality
•Completed company-wide employee engagement survey with 89% employee participation,reporting 79.2% favorable engagement

Three Audit Committee Financial Experts	•The Board has determined that three members of the Audit Committee are Audit Committee Financial Experts under SEC rules
Proxy Access Bylaw
•A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election
•We further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure

Board Refreshment	•Added 6 new Directors in last 5 years •Balance of new and continuing Directors, with average tenure for all Directors of 6.4 years •Average Director age of 60.6
Other Governance Practices
•Directors elected by majority voting
•Comprehensive new Director orientation
•No shareholder rights plan or “poison pill”
•Stock ownership, blackout, clawback, pledging and anti-hedging policies
•Annual environmental sustainability, government relations, risk management, trade association memberships, and political spending reports
•Recently amended the Company’s Corporate Governance Principles and Practices to enhance our director overboarding policy and added director term limits
•Recently created Technology and Environmental Sustainability Committee and amended Audit, Compensation, and Governance and Nominating Committee Charters to include oversight of certain sustainability topics

6	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1 Election of Directors

Nominees and Continuing Directors
The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated four Directors of the Company to be elected for a term ending at the Annual Meeting specified below, or until their successors have been elected and qualified. Pursuant to the Company’s Bylaws, a person may not stand for election as a Director after attaining the age of 72. Mr. Easter is retiring from the Board pursuant to this age requirement as of the 2025 Annual Meeting, after which our Board will have eleven Directors. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All the nominees meet the Board membership criteria described on page 23 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.
Nominees and Continuing Directors’ Skills and Experience Matrix

Skills and Experience (1) (2)	Global Business	Technology Innovation or Cybersecurity	Large Company CEO or COO	Financial Leadership or Expertise	Corporate Governance	Operational Leadership	Industry, End-Markets and Growth Areas	Business Development
J. Turley
M. Blinn
J. Bolten
C. Butler
M. Craighead
G. Flach
L. Gonçalves
L. Lee
M. Levatich
J. McKelvey
S. L. Karsanbhai
(1)A “ ” in the chart indicates a key skill or experience that is particularly relevant to a Director’s service on Emerson’s Board and is given additional weighting when the combined expertise of the Board is considered for planning purposes.
(2)A “ ” in the chart indicates a skill or experience that is relevant to a Director’s service on Emerson’s Board. A Director may possess meaningful experience or skill in an area that lacks a “ ”.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	7

Proxy Item No. 1: Election of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW
Director Nominees for Terms Ending in 2028

Joshua B. Bolten Chief Executive Officer, Business Roundtable
Age: 70 Director Since: 2012	Key Skills and Experience •Corporate Governance •Operational Leadership •Global Business

Qualifications
Mr. Bolten is the Chief Executive Officer of Business Roundtable, a pro-business public advocacy group. Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his position prior to January 2017 as Managing Director of Rock Creek Global Advisors, an international advisory firm, and his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as Chief Executive Officer of the Business Roundtable, a member of the Boards of the U.S. Holocaust Memorial Museum, the ONE Campaign and Princeton University, a member of the Global Advisory Board of PIMCO, and a member of the Global Advisory Council of BP plc.

Committees of Our Board Compensation Committee Executive Committee Governance and Nominating Committee

Calvin G. Butler, Jr. President and Chief Executive Officer, Exelon Corporation
Age: 55 Director Since: 2024	Key Skills and Experience •Large Company CEO or COO •Corporate Governance •Industry, End-Markets and Growth Areas

Qualifications
Mr. Butler is the President and Chief Executive Officer of Exelon Corporation, an energy delivery company. Mr. Butler’s qualifications to serve on the Board also include more than 29 years of leadership experience in the utilities industry and in regulatory, legislative, and public affairs, including as President and Chief Operating Officer of Exelon in 2022; Senior Executive Vice President and Chief Operating Officer of Exelon from 2021 to 2022; Senior Executive Vice President and Chief Executive Officer of Exelon Utilities from 2019 to 2022; and Chief Executive Officer of Baltimore Gas and Electric Company from 2014 to 2019.

Committees of Our Board Governance and Nominating Committee	Current Public Company Directorships Exelon Corporation Prior Public Company Directorships (year service ended) RLI Insurance Company (2023) M&T Bank Corporation (2022)

8	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1: Election of Directors

Lal Karsanbhai President and CEO, Emerson
Age: 55 Director Since: 2021	Key Skills and Experience •Large Company CEO or COO •Global Business •Industry, End-Markets and Growth Areas

Qualifications
Mr. Karsanbhai is the President and Chief Executive Officer of Emerson. Mr. Karsanbhai’s qualifications to serve on the Board also include his prior leadership and global business experience, including as Executive President of Emerson’s Automation Solutions business from October 2018 to February 2021, Group President of Emerson’s Rosemount measurement & analytical business from 2016 to 2018, President of Emerson’s former Network Power business in Europe, Middle East and Africa from 2014 to 2016, and VP of Planning with responsibility for Emerson’s global strategy from 2012 to 2014, and various other roles with Emerson since 1995. Mr. Karsanbhai is also the Deputy Chair of the St. Louis Federal Reserve Bank’s Board of Directors.

Committees of Our Board Executive Committee	Current Public Company Directorships Merck & Co., Inc.

Lori M. Lee Global Marketing Officer and Senior Executive Vice President of International and Human Resources, AT&T Inc.
Age: 59 Director Since: 2018	Key Skills and Experience •Financial Leadership or Expertise •Technology, Innovation or Cybersecurity •Global Business

Qualifications
Ms. Lee is the Global Marketing Officer and Senior Executive Vice President of International and Human Resources of AT&T, Inc., a global technology, media and telecommunications company. Ms. Lee’s qualifications to serve on the Board also include her leadership, international and global marketing experience in her prior positions as Senior Executive Vice President and Global Marketing Officer, AT&T Inc. from April 2015 through July 2017; Senior Executive Vice President – Home Solutions, AT&T Inc. from April 2013 through March 2015; Executive Vice President – Home Solutions, AT&T Inc.; Chief Marketing Officer – Home Solutions, AT&T Services, Inc.; Senior Vice President – Small Business Marketing, AT&T Services, Inc.; Senior Vice President – Customer Care, AT&T Operations, Inc.; Senior Vice President – Corporate Strategy, AT&T Operations, Inc.; Senior Vice President – Strategic Planning, AT&T Operations, Inc. Ms. Lee has also been a licensed Certified Public Accountant and has held numerous Vice President of Finance positions.

Committees of Our Board Audit Committee Executive Committee

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	9

Proxy Item No. 1: Election of Directors
The following Directors are not standing for election at the 2025 Annual Meeting of Shareholders.
Directors with Terms Ending in 2026

Martin S. Craighead Former Chairman of The Board and Chief Executive Officer, Baker Hughes, Inc.
Age: 64 Director Since: 2019	Key Skills and Experience •Large Company CEO or COO •Global Business •Business Development

Qualifications
Mr. Craighead is the former Chairman of the Board and Chief Executive Officer of Baker Hughes, Inc., an industrial service company. Mr. Craighead’s qualifications also include his leadership experience, global business experience and extensive background in the oil and gas industry, including his prior service as Chairman of Baker Hughes from April 2013 to July 2017; as Chief Executive Officer of Baker Hughes from January 2012 to July 2017; and as President of Baker Hughes from July 2010 to July 2017. He first joined Baker Hughes in 1986 and was its Chief Operating Officer from 2009 to 2012 and Group President of drilling and evaluation from 2007 to 2009. He also served as President of INTEQ from 2005 to 2007 and President of Baker Atlas from February 2005 to August 2005. Mr. Craighead was also the Vice Chairman of Baker Hughes from July 2017 to May 2019.

Committees of Our Board Compensation Committee Governance and Nominating Committee	Current Public Company Directorships Texas Instruments

Gloria A. Flach Retired Corporate Vice President and Chief Operating Officer, Northrop Grumman Corporation
Age: 65 Director Since: 2017	Key Skills and Experience •Operational Leadership •Global Business •Technology, Innovation or Cybersecurity

Qualifications
Ms. Flach is the retired Corporate Vice President and Chief Operating Officer of Northrop Grumman Corporation, a global security company. With over 35 years in the aerospace and defense industry, Ms. Flach’s qualifications to serve on the Board include her leadership, international and business experience as Chief Operating Officer of Northrop Grumman Corporation (“NGC”) from January 2016 through December 2017, overseeing and enhancing program execution, risk management and operational excellence across the company, which included the organization’s IT function and enterprise cybersecurity risk mitigation; her leadership of NGC’s global supply chain and service as a member of the Corporate Policy Council; her NGC service as President of the Electronic Systems Sector from January 2013 through December 2015 and President of Enterprise Shared Services from March 2010 through December 2012; and her current service on the Loyola University, Maryland, board of advisors.

Committees of Our Board Compensation Committee Executive Committee Technology and Environmental Sustainability Committee

10	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1: Election of Directors

Matthew S. Levatich Retired President and Chief Executive Officer, Harley-Davidson, Inc.
Age: 59 Director Since: 2012	Key Skills and Experience •Large Company CEO or COO •Operational Leadership •Global Business

Qualifications
Mr. Levatich is the retired President and Chief Executive Officer of Harley-Davidson, Inc., a manufacturer of motorcycles and related products. Mr. Levatich’s qualifications also include his extensive manufacturing, global marketing and management experience as a former Harley-Davidson executive, including his prior service as President and Chief Executive Officer from May 2015 to March 2020; as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc. from 2009 to May 2015; as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the Dean’s Advisory Council for the Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Committees of Our Board Audit Committee Technology and Environmental Sustainability Committee	Prior Public Company Directorships (year service ended) Harley-Davidson, Inc. (2020)

Director With Terms Ending in 2027

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp.
Age: 62 Director Since: 2019	Key Skills and Experience •Large Company CEO or COO •Financial Leadership or Expertise •Global Business

Qualifications
Mr. Blinn is the former Chief Executive Officer and President of Flowserve Corp., a supplier of industrial machinery. Mr. Blinn’s qualifications also include his leadership experience, global business experience, industry experience, and extensive Board experience, including his prior service as the Chief Executive Officer and President of Flowserve from October 2009 until March 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn served in senior finance, treasury and planning positions at FedEx Kinko’s Office and Print Services, Inc., Centex Corp., FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc.

Committees of Our Board Audit Committee Governance and Nominating Committee	Current Public Company Directorships Globe Life Inc. Leggett & Platt Incorporated Texas Instruments Incorporated

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	11

Proxy Item No. 1: Election of Directors

Leticia Gonçalves Lourenco President, Precision Fermentation and ADM Ventures, Archer Daniels Midland Company
Age: 50 Director Since: 2023	Key Skills and Experience •Technology, Innovation or Cybersecurity •Industry, End-Markets and Growth Areas •Business Development

Qualifications
Ms. Gonçalves is the President of Precision Fermentation and ADM Ventures, Archer Daniels Midland Company, a multinational food processing and commodities trading company. Ms. Gonçalves’ qualifications to serve on the Board include her leadership, operational and global business experience gained from her past management positions at Monsanto, now part of Bayer, where she spent more than 20 years with roles in digital solutions, commercial operations, international management and technology development, including her service as Senior Vice President and U.S. Division Head at Bayer from September 2018 to January 2020 and President, Europe and Middle East at Monsanto from August 2014 to August 2018. Ms. Gonçalves also serves on the board of directors of Believer Meats, a leader in cultivated meat technology. She is a longtime advocate and driver of diversity and inclusion, participating in the Conference Board’s Global Women’s Leaders Council in Europe.

Committees of Our Board Audit Committee Technology and Environmental Sustainability Committee

James M. McKelvey Co-Founder, Block (formerly Square), Founder, Invisibly, Inc., and General Partner at Fintop Capital
Age: 59 Director Since: 2023	Key Skills and Experience •Technology, Innovation or Cybersecurity •Industry, End-Markets and Growth Areas •Business Development

Qualifications
Mr. McKelvey is the co-founder of Block (formerly Square), a financial technology company, founder of Invisibly, Inc., financial technology company, and general partner at Fintop Capital, a financial technology software company. Mr. McKelvey’s qualifications to serve on the Board also include his global business experience and extensive technology development background gained as an experienced entrepreneur who has founded several companies, including as Co-Founder of Block, Inc. (formerly known as Square) and Founder of Invisibly, Inc; and his service as a General Partner at Fintop Capital, a venture capital firm focused on financial technologies. Mr. McKelvey has a deep understanding of the trends across infrastructure software, internet of things, and the corresponding risks, including cybersecurity and data privacy compliance. Mr. McKelvey previously served as Chair of the St. Louis Federal Reserve Bank’s Board of Directors and is a trustee of Washington University in St. Louis.

Committees of Our Board Compensation Committee Technology and Environmental Sustainability Committee	Current Public Company Directorships Block, Inc. Prior Public Company Directorships (year service ended): Ajax I Holdings, Inc. (2021) MoneyonMobile, Inc. (2018)

12	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1: Election of Directors

James S. Turley Board Chair, Emerson and Retired Chairman of The Board and Chief Executive Officer, Ernst & Young
Age: 69 Director Since: 2013	Key Skills and Experience •Financial Leadership or Expertise •Large Company CEO or COO •Corporate Governance

Qualifications
Mr. Turley is the Board Chair of Emerson and retired Chairman of the Board and Chief Executive Officer of Ernst & Young, a professional services organization. Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrop Grumman Corporation; his service as a director and Chair of the Compensation Committee of Precigen, Inc.

Committees of Our Board Audit Committee Executive Committee Governance and Nominating Committee	Current Public Company Directorships Citigroup, Inc. Northrop Grumman Corporation Precigen, Inc.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	13

Board and Committee Operations

Board and Corporate Governance
Board Responsibility Overview
The primary responsibility of our Board is to foster the Company’s long-term success. In fulfilling this role, each Director exercises good faith business judgment in the best interests of Emerson, our shareholders, employees and communities in which we operate. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.
Governance Principles and Ethics Program
Our Board has adopted the Company’s Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an Employee Code of Conduct, supplements that are specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.
The Company’s Corporate Governance Principles and Practices and each component of its ethics program are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to our principal executive offices at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting any amendments and/or waivers to its ethics code at the same location on its website.
The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.
Board Role in Sustainability and Human Capital Management
Our environmental sustainability strategy is overseen by our Board and its committees as a part of their oversight of our overall strategy and risk management. These efforts are part of a process that is designed to provide the Board timely visibility into the identification, reporting, assessment, and management of sustainability issues. The Governance and Nominating Committee is responsible for assisting the Board in the oversight of the Company’s sustainability strategy, engaging with shareholders on inquiries related to sustainability, and establishing principles and policies for sustainability which includes, among other things, the matters covered in the Company’s sustainability report. Our sustainability report has been published annually since 2015 and these reports are available on our website. Our Audit Committee provides oversight of the integrity of our environmental sustainability data in the Company’s disclosures, reviews a summary of the Company’s environmental activities and a summary of anticipated environmental audits and expenditures each year. Our Compensation Committee provides oversight of alignment of management compensation with the Company’s environmental sustainability and human capital management objectives. Our Technology and Environmental Sustainability Committee is responsible for providing oversight for risks associated with its purpose, including innovation, product technology cybersecurity and environmental sustainability policies and programs.

Across our global business and manufacturing operations, our strategy emphasizes the efficient use of energy and natural resources to help reduce the Company’s GHG emissions. Emerson’s environmental sustainability efforts are organized under three main pillars: Greening Of Emerson, Greening By Emerson, and Greening With Emerson. In 2021, we appointed our first Chief Sustainability Officer. In 2022, we announced ambitious net zero GHG emissions targets; net zero operations by 2030 from a 2021 baseline, and net zero value chain emissions by 2045 from a 2021 baseline. In 2023, renewable electricity accounted for 49% of our aggregated global power consumption, and we achieved a 52% reduction in Scope 1 and Scope 2 emissions intensity and a 28% reduction in energy intensity compared to 2021 baselines. In 2023, we also announced an additional goal of including zero waste to landfill in our manufacturing facilities by 2032 from 2022 baseline, wherever this is compatible with local conditions and regulations.

By establishing organizational structures, investing resources, and integrating sustainability into our operation and strategic management, our Board and leadership continues to demonstrate a strong focus on sustainability. Our Chief Sustainability Officer provides regular updates to the Board and directly supports the work of the Technology & Environmental Sustainability Board committee, In addition, he leads our environmental sustainability strategy and oversees the Environmental Sustainability Steering Committee, which is a management committee that provides active coordination of environmental sustainability-related activities and initiatives across the Company’s global value chain. This committee

14	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Board and Committee Operations
connects the priorities of our Board, leadership team and employees around the world, and includes representatives from all functional areas of the Company.
Our human capital management and succession planning are important components of our strategy. Attracting, developing, and retaining talent is key to our business and operating results. Nearly half of the members of our current Board of Directors are women or persons of color. We have developed and continue to enhance a robust and comprehensive company-wide talent management program. To assess and improve employee retention and engagement, the Company enhanced its Your Voice Counts Listening strategy. More than 89% of employees participated in the Company's company-wide employee engagement survey, reporting 79.2% favorable engagement. In response to the feedback from the employee engagement survey, management furthered existing initiatives intended to cultivate a diverse, equitable and inclusive environment, including leadership enhancing toolkits for our people managers focusing on inclusion, innovation, collaboration and change leadership - all key areas identified through the employee engagement survey.
In fiscal 2023, a comprehensive assessment of the Company's existing human capital management strategy was conducted, resulting in the identification of three areas of focus considered foundational to the continued building of a diverse, equitable and inclusive culture at Emerson: sourcing and selecting diverse talent, engaging and retaining diverse talent, and developing an inclusive and connected organization. The Company has established the following employee resource groups: Black Employee Alliance, Pride (focusing on supporting the LGBTQ+ employees) , Somos (focusing on supporting the Latin Americans and Hispanic employees), the Veterans Resource Group, the Women’s Impact Network, the Asian & Pacific Islander Alliance, Mosaic (focusing on employees working away from their home country), and Diverse Abilities (focusing on encouraging social awareness of perceived impairments and/or disabilities). The Company has also continued to amplify its diversity objectives through work within the community, including partnering with hundreds of universities and colleges to foster effective training solutions, elevate technical and professional skills and provide employment opportunities to students, allocating a portion of our charitable contribution funds to be directed by our employee resource groups, and pledging $200 million over 10 years focusing on addressing education equality.
Highlights of Recent Corporate Governance Enhancements
Our Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. As part of its review process, the Board recently made the following changes to Emerson’s corporate governance policies:
•Technology and Environmental Sustainability Committee. In 2023, we restructured our Board committees and added a Technology and Environmental Sustainability Committee to further enhance the Board’s oversight of issues such as product cybersecurity, technology, innovation, the Company’s environmental sustainability policies and programs.
•Director Term Limit Policy. In November 2023, the Board enhanced the Company’s Corporate Governance Principles and Practices by adopting term limits for all non-management Directors. Non-management Directors may not stand for re-election (i) after the date of such Director’s fifteenth anniversary on the Board, or (ii) when such Director’s fifteenth anniversary on the Board would occur in the first year of the term for which the Director would be re-elected, unless the Board determines that continued service by a Director would be in the best interests of the Company and waives the requirement to allow the Director to continue serving. Additionally, Directors may not be elected, or re-elected, after attaining the age of 72, unless the Board of Directors determines that continued service by a Director would be in the best interests of the Company and approves an amendment to the Company’s Bylaws specifically allowing the Director to continue serving.
•Overboarding Policy. In 2022, we amended the Company’s Corporate Governance Principles and Practices to limit all non-management Directors to serving on three other boards of publicly traded companies, and a director who is a full-time employee of our Company may not serve on the board of more than one other public company..
•Independent Board Chair. In 2021, we amended our Bylaws and the Company’s Corporate Governance Principles and Practices to allow for the splitting of the roles of the CEO and the Board Chair, and we elected James Turley as our independent Board Chair.
•Board Refreshment. To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, six new Directors have joined the Company within the last five years.
•Board Diversity. To further advance diverse perspectives on our Board, we have added four diverse Directors in the last five years.
•Our Proposals to Declassify Our Board. We recognize that a declassified Board of Directors is considered an important aspect of good corporate governance. In response to this trends and shareholder requests, we have acted. This year, we are again asking our shareholders to amend our Restated Articles of Incorporation to declassify our Board of Directors. See "Proxy Item No. 3. Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors." We made similar proposals in 2024, 2020 and

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	15

Board and Committee Operations
2013. The 2024, 2020 and 2013 proposed amendments to declassify our Board required a vote of 85% of outstanding shares in favor for approval and they did not attain the required approval level.
•Our Proposal to Amend Supermajority Voting Requirements. At our 2024 Annual Meeting, a slim majority of the outstanding shares voted in favor of a non-binding shareholder proposal regarding the elimination of supermajority voting provisions. In response to this vote and in recognition that there are different views on this issue, the Board has determined to submit to the shareholders a proposal to amend our Restated Articles of Incorporation to change such provisions to a majority voting standard. Please see “Proxy Item No. 4 – Vote on Amendments to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements.”
•Proxy Access Bylaw. In 2017, we amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Governance and Nominating Committee – Proxy Access” on page 24. In fiscal 2021, we further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure.
•Removal of Forum Selection Bylaw. In 2018, we submitted a proposal to shareholders to ratify our forum selection Bylaw, which provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri. The proposal was not approved. As a result, the Board has subsequently reconsidered the provision and removed it from the Bylaws.
•Emphasis on Sustainability. We recently amended the charter of our Governance and Nominating Committee to emphasize its role in overseeing important public policy issues and issues of social responsibility, including health, safety and environmental and sustainability policies and reporting. Previously, the Company formed the Environmental Sustainability Steering Committee, comprised of members of management, to further our environmental sustainability efforts.
•Sustainability Reporting. In 2015, at the Board’s direction, we published our first Corporate Social Responsibility (CSR) Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. In 2021, we published our first Environmental, Social & Governance (ESG) Report, which expands on the disclosures in our prior CSR Reports.
•Human Rights. Recently, we published our Global Human Rights Policy, which addresses our stance on topics including equal opportunity, health and safety, forced labor and human trafficking and freedom of association.
We believe these actions are indicators of good governance and enhance our accountability to shareholders.
Board Meetings and Attendance
There were seven meetings of the Board during 2024. All Directors attended at least 75% of the meetings of the Board and committees on which he or she served. Moreover, Directors had 96% Board meeting attendance and the Directors’ average attendance rate at meetings of the committees on which they serve was 88%. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. All Directors then in office attended the 2024 Annual Meeting.
Board Leadership Structure
In 2021, the Board determined to separate the roles of the Chief Executive Officer and the Chair of the Board and to elect an independent Chair. The Board believes that this current structure, with Mr. Karsanbhai serving as both CEO and as a Director and Mr. Turley serving as an independent, non-executive Board Chair, is appropriate given Mr. Turley’s extensive experience in key Board roles and leadership experience.
The Board Chair serves an important role in our governance structure with roles and responsibilities specified in the Company’s Corporate Governance Principles and Practices, which includes, among other things:
•Presiding at all shareholder and Board meetings, including executive sessions of independent or non-management Directors
•Establishing Board meeting agendas in conjunction with the CEO and Secretary
•Calling Board meetings and meetings of the independent Directors
•Acting as the Board’s key liaison with the CEO and chairs the Board’s Executive Committee
•Consulting with shareholders as requested by the Company
•Engaging in one-on-one meetings with other members of the Board
Each year the Board, through its Governance and Nominating Committee, reviews its leadership structure to ensure that it remains appropriate for the Company.

16	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Board and Committee Operations
Board Role in Company Strategy
One of the Board’s responsibilities is overseeing management’s development and execution of the Company’s strategy. The Board receives updates from management and engages with management to understand and monitor business objectives, competitive landscape, economic trends and other developments. The Board looks to the expertise of its committees, and third-party experts as needed, to inform its oversight responsibilities. The Board was actively engaged in the Company’s recent M&A activities, including the Company’s acquisition of National Instruments, an offer to purchase the remaining 43% of Aspen Technologies and its review of strategic alternatives for the Safety and Productivity business segment.
Board Role in Risk Oversight
The Board has responsibility for oversight of the Company’s risk management process. The Board administers its risk oversight both through active review and discussion by the full Board and by delegating certain oversight responsibilities to one of its committees for further consideration and evaluation of specific risks. Each committee reports to the full Board with respect to the committee’s risk oversight activities on a regular basis. The Board and/or its appropriate committee receives updates from management to enhance its understanding and oversight of the Company’s risk management processes. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The areas of critical risk include strategic, macroeconomic and operational risks. In 2023, the Board restructured its committees by dissolving its Finance Committee, creating a new Technology and Environmental Sustainability Committee, and redistributing the responsibilities of the Finance Committee among the remaining Committees and to the full Board. The Board created the Technology and Environmental Sustainability Committee to further enhance its oversight of issues such as product cybersecurity, technology, innovation, and the Company’s environmental sustainability policies and programs.
With respect to the Board’s committees, the Compensation Committee provides oversight for risks associated with its purpose, including, among others, risks related to human capital. The Governance and Nominating Committee provides oversight for risks associated with its purpose, including, among others, risks related to the Company’s reputation, matters of shareholder interest, social issues, laws and regulations. The Audit Committee provides oversight for risks associated with its purpose, including, among others, risks related to financial reporting, compliance with laws and regulations, reputational issues and enterprise cybersecurity. The Audit Committee also assists the Board by annually reviewing and discussing with management the risk management process and its functionality. The Technology and Environmental Sustainability Committee provides oversight for risks associated with its purpose, including, among others, risks related to the Company’s technology portfolio and the impact of decarbonization.

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Board and Committee Operations
Sustainability and Human Capital Management Risk Oversight
With the creation of the Technology and Environmental Sustainability Committee, the Board also amended the charters of its Audit, Compensation, and Governance and Nominating Committees to enhance its oversight of governance and sustainability related risks. The Board directly, or through its appropriate committee, communicates frequently with management to maintain timely visibility. The interaction between the Board, management, and focused resources within the Company in providing oversight of risks associated with governance and sustainability is shown below.
Cybersecurity Risk Oversight
The Board directly, or through its appropriate committee, provides oversight of management’s efforts to mitigate cybersecurity risk and response to cyber incidents. The Board and/or its appropriate committees receive regular updates on cybersecurity from management and engage in discussions throughout the year, including with subject-matter experts as appropriate, on the function of the Company’s overall cybersecurity program, cybersecurity risks, strategies for addressing these risks, and the implementation thereof. The Audit Committee has oversight responsibility for the Company’s enterprise cybersecurity risks, and the Technology and Environmental Sustainability Committee has oversight responsibility for the Company’s product cybersecurity risks. The Board also receives reports on significant cyber events including response efforts, legal obligations, and outreach and notification to regulators and/or customers when needed, as well as provide guidance to management as appropriate.
Shareholder Engagement
We value our shareholders’ perspective on our businesses and interact with shareholders and investment analysts through a variety of engagement activities. These engagement activities include our investor conference and participation in industry conferences throughout the year. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world. Investors and analysts may schedule meetings with our Vice President of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss, among other things, the matters that will be voted on at the meeting, leadership structure, business strategy, financial performance, governance, executive compensation, diversity, sustainability initiatives, and we respond to questions or concerns raised by shareholders. We discuss input provided by our shareholders during these meetings with our full Board, Governance and Nominating Committee, Compensation Committee, and other Committees of the Board as appropriate. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.Emerson.com, Company, Investors, Investor Resources, Shareholder Information.

18	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Board and Committee Operations
Board Composition
Our current Board consists of 12 Directors, with one Director retiring as of the 2025 Annual Meeting. In anticipation of the retirement of Mr. Easter, Mr. Butler was added to the Board, upon the recommendation of the non-management members of our Board, and is standing for election for the first time. As required by our Restated Articles of Incorporation, our Board is divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a class with a shorter term, or moved into a different class between meetings, to rebalance the classes.
Proposal to Declassify Board of Directors
Based on feedback from shareholders, management is again resubmitting a proposed amendment to our Restated Articles of Incorporation that would eliminate our classified board structure and allow all Directors to be elected annually. We encouraged shareholders at the Annual Meetings in 2024, 2020 and 2013 to approve the same amendment but the amendment did not receive the required vote to pass. We recognize that many of our shareholders would prefer a declassified Board structure and are therefore resubmitting the proposal at this year’s Annual Meeting. We urge all shareholders to vote FOR the declassification proposal. Please see “Proxy Item No. 3 – Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors”.

Proposal to Reduce Supermajority Voting Provisions
In response to a shareholder proposal and in recognition that there are different views on the issue, the Board has determined to submit to the shareholders a proposal to amend our Restated Articles of Incorporation to change supermajority voting provisions in our Restated Articles of Incorporation to a majority voting standard. Please see “Proxy Item No. 4 – Vote on Amendments to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements.”
Board and Committee Refreshment
We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure. In 2022, Spencer Stuart completed an analysis of the Board’s composition and its alignment with the Company’s strategic direction. This analysis has informed the Board's recent refreshment efforts.
Our Board believes that a balanced approach to Director tenure, which includes a mix of longer-tenured directors and newer directors, allows our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. Over the last five years the Board has added six new Directors. In order to further promote independence, objectivity, and the presence of diverse viewpoints, in November 2023, our Board enhanced the Company’s Corporate Governance Principles and Practices by adopting a term limit. The Company’s Corporate Governance Principles and Practices provides that non-management Directors may not stand for re-election (i) after the date of such Director’s fifteenth anniversary on the Board, or (ii) when such Director’s fifteenth anniversary on the Board would occur in the first year of the term for which the Director would be re-elected, unless the Board determines that continued service by a Director would be in the best interests of the Company and waives the requirement to allow the Director to continue serving.
Additionally, pursuant to the Company’s Bylaws, a Director may not stand for election after age 72 without Board review and assessment. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to an additional term, subject to our classified Board structure and key business issues. In light of his extensive experience and recent addition to our Board, in 2021 we amended our Bylaws to permit Mr. Easter to stand for election at the 2022 Annual Meeting. Mr. Easter is retiring from the Board pursuant to this age requirement as of the 2025 Annual Meeting, after which our Board will have eleven Directors.
Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE
•Global business	•Large company CEO or COO
•Financial leadership or expertise	•Technology, innovation or cybersecurity
•Corporate governance	•Operational leadership
•Industry, end-markets and growth areas	•Business development
The specific background, skills and experience of each of our Directors is detailed under “Proxy Item No. 1 – Election of Directors” on page 7. The Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best

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Board and Committee Operations
continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service.
Last year, the Board reviewed the tenure of the members of the Board on their respective committees and determined a refreshment was appropriate. The composition of each of the Board’s committees was updated, with nine of the thirteen then-current Directors joining new committees as a result. The Board retained tenured members in each committee to maintain continuity while adding fresh perspectives with the addition of new committee members.
Through the 2025 Annual Meeting, 50% of the Board would be diverse (women and/or race/ethnicity) and 25% women. With the retirement of Mr. Easter as of the 2025 Annual Meeting, the continuing Board is 45% diverse (women and/or race/ethnicity) and 27% women. The Board continues to seek out highly-qualified, diverse candidates to augment the range of skills and experience represented on the Board.
Key Executive Compensation Policies and Practices
We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:
•Executive compensation practices that incentivize long-term performance with equity compensation using multi-year performance and vesting periods; align executive and shareholder interests and reward for superior performance rather than creating a sense of entitlement and without encouraging excessive or unnecessary risk taking. See “Executive Compensation – Compensation Discussion and Analysis” on page 30.
•Stock ownership guidelines that require NEOs to hold stock equal to at least a specified multiple of their base salaries.
•Blackout and stock trading policies that require permission to trade in Emerson stock.
•Updated Clawback policies that allow us to reduce, cancel or recover incentive compensation in the event of certain accounting restatements or in connection with violations of the Company’s ethics and compliance programs and policies, including our Code of Conduct. See “Policies Supporting Our Fundamental Principles” on page 35.
•Pledging and anti-hedging policies that prohibit certain speculative transactions that are not in alignment with our shareholders. Specifically, our hedging policy prohibits any officer (including any executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock, regardless of how acquired, such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds. Our pledging policy prohibits pledging of Company shares as collateral for a loan by Directors or elected officers. See “Policies Supporting Our Fundamental Principles” on page 35.
Review, Approval or Ratification of Transactions with Related Persons
We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Our Governance and Nominating Committee reviews and provides oversight over related party transactions. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.
The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Business Ethics.
Certain Business Relationships and Related Party Transactions
Based on the review described above, there were no transactions from October 1, 2023, through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors, nominees or executive officers or

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any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.
Director Independence
The Board has determined that all current Directors, other than Mr. Karsanbhai, are independent, as defined under the general independence standards of the New York Stock Exchange (“NYSE”). Arthur F. Golden and Candace Kendle retired from the Board at the 2024 Annual Meeting but were determined to be independent while they served. All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Principles & Practices.
In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:
•Butler, Gonçalves and Lee, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2024 were less than 0.05% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.
•Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made on behalf of any Director. For 2024, the amounts of such contributions were $835,000 to the Municipal Theatre Association of St. Louis and $25,600 to Forest Park Forever. These last two organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.
Overboarding
Our Governance and Nominating Committee regularly reviews the ability of our directors to fulfill their responsibilities given the time commitment associated with each directorship. In 2022, the Board amended the Corporate Governance Principles and Practices to enhance the Board’s overboarding policy. In accordance with the updated policy, non-management directors may not serve on more than three other boards of publicly traded companies in addition to our Board, and a director who is a full-time employee of our Company may not serve on the board of more than one other public company. The policy also requires, at least annually, that the Governance and Nominating Committee shall review the outside commitments of the members of the Board, including their service on other public company boards and any leadership roles on those boards. Additionally, on an annual basis, the Company’s Chair or Lead Independent Director must affirm that he or she is in compliance with applicable policies. The Governance and Nominating Committee completed its annual review for fiscal 2024 and all members of the Board were in compliance with the overboarding policies.
Committees of Our Board of Directors
Our Board has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are designated by the Board based on recommendations from the Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

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Board and Committee Operations
Our Board has adopted written Committee charters which are available on our website, www.Emerson.com, Company, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of the Board’s Committees are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP
AUDIT
The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management (including technology and enterprise cybersecurity), compliance with legal and regulatory requirements and the independent audit of the annual financial statements. The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.
The members of the Audit Committee are L. M. Lee (Chair), M. A. Blinn, L. Gonçalves, M. S. Levatich and J. S. Turley. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. The Board has also determined that M. A. Blinn, L. M. Lee and J. S. Turley are Audit Committee Financial Experts under SEC rules. The Committee met four times in 2024.

COMPENSATION
The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation program and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.
The current Compensation Committee members are G. A. Flach (Chair), J. B. Bolten, M. S. Craighead, W. H. Easter III and J. M. McKelvey. The Board has determined that each member meets the enhanced NYSE independence standards and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (“IRC”) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Committee met six times in 2024.

CORPORATE GOVERNANCE AND NOMINATING
The Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, important public policy issues and issues of corporate social responsibility, including health, safety, environmental and sustainability policies and reporting, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.
The members of the Committee are J. B. Bolten (Chair), M. A. Blinn, C. G. Butler, M. S. Craighead and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. The Committee met four times in 2024.

TECHNOLOGY AND ENVIRONMENTAL SUSTAINABILITY
The Technology and Environmental Sustainability Committee advises the Board with respect to responsibilities for oversight of the Company’s strategy and effectiveness in utilizing technology and innovation in its product portfolio; reviews and assists in the oversight of potential risks associated with technology, and reviews and assists in the oversight of the Company’s environmental sustainability policies and programs.
The members of the Committee are W. H. Easter III (Chair), G. A. Flach, L. Gonçalves, M. S. Levatich and J. M. McKelvey. The Committee met four times in 2024.

EXECUTIVE
The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.
The members of the Committee are J. S. Turley (Chair), J. B. Bolten, W. H. Easter III, G. A. Flach, S. L. Karsanbhai and L. M. Lee. The Committee did not meet in 2024.

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Board and Committee Operations
Board, Committee and Individual Director Evaluations
Our Board assesses annually its effectiveness and that of its Committees. All Directors complete an evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can improve or in which its performance is strong. The evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Governance and Nominating Committee oversees the process. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition, including any comments on other members of the Board and their expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual evaluation and, as appropriate, implements enhancements and other modifications identified during the evaluation.
Also as part of the annual self-assessment process, the Chair of the Board meets with each Director individually to solicit peer-to-peer evaluations. The one-on-one meetings between the Board Chair and other members of the Board is an important mechanism to obtain and share feedback among the Board members. During these one-on-one meetings, the Board Chair solicits feedback on the Board’s function, each Board member’s self-assessment of their function on the Board, and their assessment of their fellow Board members’ function on the Board. Upon completion of the meetings, the Chair then meets with each Director individually to provide feedback on their performance that was obtained in the peer-to-peer evaluation sessions.
Corporate Governance and Nominating Committee
Nomination Process
The Governance and Nominating Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The Committee, which consists entirely of independent directors under applicable SEC rules and NYSE listing standards, regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. The Committee retained Spencer Stuart in fiscal 2024 to assist in identifying and evaluating potential candidates. Mr. Butler was recommended by this third-party search firm. Mr. Butler is standing for election to the Board for the first time.
In evaluating potential nominees, the Committee considers the knowledge, reputation, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: global business, technology, innovation or cybersecurity, business development, large company CEO or COO, financial leadership or expertise, corporate governance, operational leadership, industry, end-markets and growth areas, as well as experience on the boards of other major organizations. The Company’s Corporate Governance Principles and Practices set forth the minimum qualifications for nominees. Candidates are interviewed multiple times by the Chair of the Board, the CEO, the Chair of the Governance and Nominating Committee and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. The best candidates are then recommended by the Committee to the Board.
To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, before recommending for re-nomination a slate of incumbent directors for an additional term, the Committee also evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the periodic review the Committee performs of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, the results of the Board’s annual evaluation, and the results of the individual Director evaluations.
The Board’s policy is to seek qualified candidates. In evaluating candidates, the Committee will consider diversity criteria such as race, ethnicity, gender, cultural background, national origin, religion, disability, age or sexual orientation. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. The Board is committed to using refreshment opportunities to strengthen its cognitive diversity. To accomplish this, existing Board members and outside agencies are required to recommend candidates to further these objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.
The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters – Future Shareholder Proposals and Nominations” on page 85. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

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Board and Committee Operations
The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters – Future Shareholder Proposals and Nominations” beginning on page 85.
Director Orientation and Continuing Education
Our orientation process familiarizes new Directors with the Company’s businesses, operational strategy, and policies to optimize their Board service in their assigned committees. New Directors receive an extensive suite of onboarding materials which addresses topics including director roles and responsibilities, corporate governance policies and procedures, leadership structure, and Company strategy. We encourage our Directors to engage in continuing education to help ensure our Directors maintain a deep and up-to-date understanding of the critical issues and corporate governance developments relating to the operation of public company boards. We also provide Directors with access to director education programs provided by third parties.
Proposal to Declassify Board of Directors
The Committee and the Board have approved and submitted to shareholders for approval an amendment to our Restated Articles of Incorporation to declassify our Board. Please see “Proxy Item No. 3. – Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors”.
Proxy Access
In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters – Future Shareholder Proposals and Nominations” on page 85.
In 2021, the Board amended the Company’s proxy access Bylaw to remove a limitation relating to our classified board structure. The limitation provided that as long as we maintained a classified Board, the maximum number of proxy access nominees in a year could not exceed one-half of the number of Directors to be elected at that annual meeting.
Director Compensation
Processes and Procedures for Determination of Director Compensation
The Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis and to make recommendations. Based on this analysis, management makes recommendations regarding Director compensation for the Committee’s consideration. In 2024, Frederic W. Cook & Co. was retained to prepare this analysis. No changes were recommended by management and the Committee and made by the Board for fiscal 2024.
Director Compensation Program
Each non-management Director is paid an annual retainer comprised of cash and equity in the form of restricted stock or restricted stock units (“RSUs”), as well as meeting fees and reimbursement of expenses. The Board Chair and each Committee Chair receive an additional cash retainer. Mr. Karsanbhai does not receive any additional compensation for service on the Board. In fiscal 2024, the Director compensation program provided for the following payments:

Type	Amount
Annual Cash Retainer	$140,000
Restricted Stock or RSU Retainer	$175,000
Board Chair Retainer	$200,000
Committee Chair Retainers	Audit and Compensation – $25,000 each Finance, Governance & Nominating, and Technology and Environmental Sustainability – $20,000 each
Meeting Fees	No additional fees for the first 24 meetings and then $2,000 for each additional Board or Committee meeting thereafter
Effective October 1, 2024, the cash portion of the annual retainer remains at $140,000 and the restricted stock/RSUs portion of the annual retainer was increased to $190,000, payable February 4, 2025. The retainer for Chair of Audit Committee was

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increased to $30,000. All other Board and Committee Chair retainers were not increased. Board and Committee meeting fees were not increased.
Beginning with the 2023 grant, the equity portion of the annual retainer was made in RSUs that provide for annual vesting and allow for the deferral of the delivery of shares issuable upon vesting.
Emerson’s Director Stock Ownership Policy generally requires non-management Directors to hold stock equal to five times annual cash compensation, subject to a phase-in policy for new Directors. For awards prior to 2023, the equity portion of the annual retainer generally did not vest until the last day of a Director’s term after the age of 72. The awards also vest on death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.
Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-management Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2024, the applicable prime rate was 8.50%, while 120% of the applicable federal long-term rate ranged from 4.92% to 5.89%. A. F. Golden participated in this deferral program during fiscal 2024 and above-market earnings on his deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.
As part of the Company’s charitable contributions practice, the Company may, at the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.
The table below sets forth non-management Director compensation for 2024.
Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark A. Blinn	140,000	174,947	—	—	314,947
Joshua B. Bolten	160,000	174,947	—	10,000	344,947
Calvin G. Butler, Jr.	23,333	87,459	—		110,792
Martin S. Craighead	140,000	174,947	—	—	314,947
William H. Easter II (6)	160,000	174,947	—	—	334,947
Gloria A. Flach	165,000	174,947	—	—	339,947
Arthur F. Golden(6)	58,333	—	42,803	1,010,000	1,111,136
Leticia Gonçalves Lourenco	140,000	174,947	—	—	314,947
Candace Kendle(6)	58,333	—	—	15,000	73,333
Lori M. Lee	165,000	174,947	—	10,000	349,947
Matthew S. Levatich	140,000	174,947	—	10,000	324,947
James M. McKelvey	140,000	174,947	—	—	314,947
James S. Turley	340,000	174,947	—	—	514,947
(1)Mr. Karsanbhai is the only current management Director. His compensation is set forth in the Summary Compensation Table and related tables. He did not receive any additional compensation for his service as a Director.
(2)On February 6, 2024, the Directors then in office were awarded 1,867 restricted stock units with a total value of $174,947 ($175,000 divided by the grant date fair value of Emerson stock, rounded down to the nearest whole share) representing their 2024 restricted stock unit award. On August 1, 2024, Mr. Butler was awarded 762 restricted stock units (representing $87,500 award divided by the grant date fair value, rounded down to the nearest share) as his pro rata amounts of the 2024 awards. Each amount constitutes the aggregate grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718.
(3)The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2024 is: Mr. Blinn-6,235; Mr. Bolten-24,267; Mr. Craighead-7,340; Mr. Easter-4,425; Ms. Flach-11,834; Ms. Lee-8,586; Mr.

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Board and Committee Operations
Levatich-23,098; and Mr. Turley-20,931. The total number of RSUs held by each of the non-management Directors at September 30, 2024 is: Mr. Blinn-1,867; Mr. Bolten-1,867; Mr. Butler-762; Mr. Craighead-1,867; Mr. Easter-1,867; Ms. Flach-3,800; Ms. Gonçalves-1,867; Ms. Lee-3,800; Mr. Levatich-1,867; Mr. McKelvey-1,867; and Mr. Turley-3,800.
(4)Includes above-market earnings for fiscal 2024 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$42,803.
(5)Includes Company matching contributions under the Company’s charitable matching gifts program, which matches charitable gifts of up to $10,000 for all employees and Directors of the Company. Includes $10,000 submitted by Dr. Kendle in fiscal 2023, but not matched until fiscal 2024. Mr. Golden retired from the Board at the 2024 Annual Meeting after more than 23 years of service to the Company. In recognition of his long and distinguished service on the Board and numerous contributions to the Company’s success, the Board of Directors, in its discretion, determined to make a charitable contribution in an aggregate amount of $1 million to Rensselaer Polytechnic Institute from the Company to support The Elisabeth Smith Golden and Arthur F. Golden '66 and Emerson Electric Co. Scholarship. This amount was contributed in fiscal 2024 and is included in the “All Other Compensation” amount for 2024.
(6)Mr. Easter will not be standing for re-election at the 2025 Annual Meeting. Mr. Golden and Dr. Kendle retired from the Board at the 2024 Annual Meeting.

Audit Committee
Report of the Audit Committee
The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the performance of the internal audit function, risk management, the independent audit process of the Company’s annual financial statements and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.
The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Additionally, the Committee provides oversight of the Company’s processes for managing enterprise cybersecurity risk, including the Company’s framework for preventing, detecting, and addressing enterprise cybersecurity. An independent third party is used to audit our systems and processes for alignment with ISO 27001. The Committee also provides oversight of the Company’s processes and metrics related to our management of human capital and our stated environmental and diversity goals.
Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.
The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by the applicable requirements of the PCAOB.
The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.
The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG LLP (KPMG) as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Committee considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

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In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB; and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.
The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm. The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses and selects the lead engagement partner.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2025, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.
Audit Committee

Lori M. Lee, Chair	Mark A. Blinn	Leticia Gonçalves Lourenco	Matthew S. Levatich	James S. Turley
Fees Paid to KPMG LLP
Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2023	2024
Audit Fees	$21.8	$22.4
Audit-Related Fees	3.5	0.7
Tax Fees	0.4	—
All Other Fees	—	0.1
Total KPMG LLP Fees	$25.7	$23.2
Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations. This includes $3.9 million of fees for Aspen Technologies, Inc., which is a majority owned subsidiary of the Company.
Audit-Related Fees are primarily attributable to audit procedures related to potential divestitures, acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.
Tax Fees are related to tax compliance services.
The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance.
Compensation Committee
The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting.
For 2024, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. See “Our Compensation Best Practices” on page 34 and “Policies Supporting our Fundamental Principles” on page 35 for additional information.

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Board and Committee Operations
Role of Executive Officers and the Compensation Consultant
Executive Officers
As described in “Compensation Discussion and Analysis – Setting Annual Total Compensation” on page 35, our CEO makes recommendations to the Compensation Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.
The Compensation Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, Senior Vice President and Chief People Officer, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.
Compensation Consultant
The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. The Committee has engaged Exequity LLP (Exequity) as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2024, Exequity reviewed the compensation of our CEO and the other NEOs and a pay for performance analysis. Management engages Frederic W. Cook & Co. from time to time to assist with executive compensation program design and competitive pay analysis as well as director compensation analysis. In 2024, Frederic W. Cook & Co. also reviewed our comparator group, director compensation and our annual cash and long-term incentive programs. The Committee reviews this information in determining compensation for the NEOs. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Information” on page 36.
Compensation Committee Report
The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 22, “Compensation Committee” on page 27 and “Role of Our Compensation Committee” on page 33.
Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the NEOs. See “Compensation Discussion and Analysis” beginning on page 30. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2024 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2025 Annual Meeting of Shareholders.
Compensation Committee

Gloria A. Flach, Chair	Joshua B. Bolten	Martin S. Craighead	William H. Easter III	James M. McKelvey
Compensation Committee Interlocks and Insider Participation
The functions and members of the Compensation Committee are set forth above under “Compensation” on page 22. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During 2024, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

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Proxy Item No. 2 Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.
Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay-for-performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes and intense global competition, and it continues to do so today.
We encourage shareholders to review the Compensation Discussion and Analysis on pages 30 to 49. The Company’s executive compensation program supports Emerson’s rigorously applied management, organizational review and compensation planning processes, which have been implemented over the years by successive teams of talented and committed executives.
The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.
We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices (see “Our Compensation Best Practices” on page 34):
•NEO compensation is tied to Company performance
•We target competitive and market-based pay with actual pay dependent on performance
•Our primary incentive compensation – performance shares – is based on the Company’s long-term performance
•Alignment with shareholder interests
•No employment, severance or golden parachute agreements with any of our NEOs
•Non-compete, non-solicitation and confidentiality agreements
•Double trigger change of control
We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business. The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.
Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 4, 2025, we expect that the next say-on-pay vote will occur at our next Annual Meeting to be held on February 3, 2026.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for the 2024 fiscal year. Our NEOs for fiscal 2024 included our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers:

NEO NAME	NEO TITLE
Lal Karsanbhai	President & Chief Executive Officer
Michael J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Ram R. Krishnan	Executive Vice President and Chief Operating Officer
Michael H. Train	Senior Vice President and Chief Sustainability Officer
Michael Tang	Senior Vice President, Secretary and Chief Legal Officer
2024 Performance
Our goal is to attract and retain talented executives who deliver value to our shareholders through the achievement of the Company’s specific business objectives, such as consistent growth in earnings per share, cash flow and return on investments. Our executive compensation program and overall pay for performance philosophy align with that goal and drive our results.
Financial Performance and Operational Excellence
During this period of portfolio transformation, the Company remained focused on meeting and exceeding the financial performance that was expected for the year.
2024 Financial Highlights

$17.5B	Net Sales	$2.82	Earnings Per Share	$5.49	Adjusted Earnings Per Share

Up 15% year-over-year Underlying sales up 6%		Down 29% year-over-year		Up 24% year-over-year

Operating Cash Flow $3.3B Up 22% year-over-year	Free Cash Flow $2.9B Up 23% year-over-year	Pretax Earnings Margin 11.5% Down 760 basis points	Adjusted Segment EBITA Margin 26.0% Up 100 basis points

The Company returned $1.636 billion to shareholders in the form of $1.201 billion in dividends and $0.435 billion in share repurchases and completed its 68th consecutive year of increased dividends
The Company’s financial performance highlighted its strong focus on execution through the application of the Emerson Management System, as it further transformed the Company into an industrial technology leader and navigated the impact of geopolitical challenges, supply chain disruptions, labor shortages and inflation. The Company delivered 15% net sales and 6% underlying sales growth, earnings per share of $2.82, adjusted earnings per share of $5.49, operating cash flow of $3.3 billion, and free cash flow of $2.9 billion. Please see Appendix E for reconciliations, including earnings per share to

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Executive Compensation
adjusted earnings per share, which includes an adjustment for amortization of intangibles expense and other adjustments relating to our recent portfolio transformation.
There are six central elements of the Emerson Management System. The first element is Innovation, which involves developing key technologies to unlock more organic growth and value creation. This is coupled with Commercial Excellence, building on our ability to address customer needs, leverage our installed base and drive enhanced customer intimacy and impact. The third element is Operational Execution, which maintains a strong focus on operational and supply chain excellence. The fourth element is a Mergers and Acquisitions process that creates value through disciplined portfolio management and integration activities.
While these four elements form a strong nucleus of capabilities, we believe there are two additional elements that are essential to a complete system approach. Our Management Process, which includes the cadence of how and when we interact through meetings and business updates enhances efficiency and agility in decision making. The final element is driving a modern Culture and empowering our teams to achieve results. In fiscal 2024, the Company continued to refine the Emerson Management System, while successfully bringing new acquisitions into the System.
Through this transformative year, the Company also continued to reinvigorate its organic growth engine through innovation and commercial excellence programs. These programs focused on making it easier for customers to do business with us, reducing unrewarded complexity and costs in our work by centralizing and leveraging common processes, and enhancing our digital strategy to automate processes and provide timely and insightful data. This transformation is enabling us to take an enterprise-wide approach to our functional transformation that drives improvement in deliverables, project leadership, change management and expected value. The success of these programs is reflected in its fiscal 2024 financial and operational performance and its acceleration of key growth initiatives such as industrial software enablement, energy transition readiness and end-market diversification.
Portfolio Transformation
In 2024, the Company made significant progress on its objective to transform into an industrial technology leader that delivers advanced automation solutions. This transformation is focused on reducing complexity while enhancing margins and free cash flow generation. Through a more focused industrial technology portfolio, the Company is targeting organic growth (+4-7%) through the cycle and further expansion of the Company's EBITDA multiple while also expanding its served market and further end market diversification. The progress on the portfolio transformation (below) follow the 2022 combination of the Company’s industrial software business with Aspen Technologies, Inc. to create a global industrial software leader, of which Emerson owns an interest of approximately 57%.
•Completed the acquisition of National Instruments Corporation (NI), a leader in software-connected automated test and measurement systems that enable enterprises to bring products to markets faster and at a lower cost
•Completed the sale of the InSinkErator business
•Completed the sale of its 40% minority stake in its Climate Technologies business for $1.5 billion and the sale of the Company's Copeland note receivable for $1.9 billion
•On November 5, 2024, announced an offer to purchase the remaining 43% of Aspen Technologies
•On November 5, 2024, announced its review of strategic alternatives for Safety and Productivity business segment
The purpose of these actions is to create a cohesive industrial technology portfolio that aligns with secular growth drivers, including: digital transformation, energy security and affordability, sustainability and decarbonization, and nearshoring.
Given the significant changes to Emerson’s business, the Compensation Committee has continued to update our compensation programs to better align them with our evolving business plans, our industrial technology peer group and changing market practices. This included adopting a formulaic annual cash incentive program beginning in 2023, including time-based restricted stock units in our long-term stock compensation program in fiscal 2024, and a planned inclusion of annual individual performance modifier into the formulaic annual cash incentive program for 2025.
Prioritizing People and Modernizing Our Culture
Strengthening the foundation of our culture by continuing our focus on our people positions us to drive long-term value creation. The Company is committed to enabling a culture where every individual feels valued, trusted and empowered and will continue to evolve its environmental sustainability and human capital management priorities. In June 2024, the Company published its most recent sustainability report. That report outlines the Company’s environmental, social, and governance plans and goals, which include specific net zero and human capital management goals. The Company has trained over 47,000 employees on diversity awareness and unconscious bias since 2014, and fostered an inclusive environment through our more than 13,000-person Employee Resource Group community.
In fiscal 2024, the Company enhanced its Your Voice Counts listening strategy. This approach simultaneously amplifies the voices of the Company's employees and enables the Company's leaders to better understand employee sentiment and where to focus actions. As part of this strategy, more than 89% of the Company's employees participated in the Company's

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Executive Compensation
company-wide employee engagement survey, reporting 79.2% favorable engagement. In response to the feedback from the employee engagement survey, management furthered existing initiatives intended to cultivate a diverse, equitable and inclusive environment, including leadership enhancing toolkits for our people managers focusing on inclusion, innovation, collaboration and change leadership - all key areas identified through the employee engagement survey.
Key Compensation Decisions
•Awarded annual cash incentives for fiscal 2024 to all NEOs utilizing a formulaic approach under Emerson’s Annual Cash Incentive Plan based on adjusted EPS and operating cash flow.
•Awarded long-term equity awards to all NEOs, with performance shares subject to the achievement of financial targets set at the award date for the three-year performance period ending September 30, 2026.
•As previously disclosed, instituted changes to our long-term equity awards to further incentivize consistent and sustainable long-term results and to retain and compete for talent in alignment with our reshaping of Emerson as an industrial technology leader, our evolving peer group and market practices.
◦Introduced time-based restricted stock units which vest ratably over three years. Award mix is 55% performance shares and 45% restricted stock units.
◦Performance shares remain subject to a three-year performance period with same performance metrics of adjusted EPS (remains weighted at 60%) and cumulative free cash flow (remains weighted at 40%), with performance now measured each year and weighted 40% in year one and 30% each in the next two years. Targets for all three years continue to be set on grant.
◦Performance shares utilize threshold, target and maximum payouts, with payouts ranging from 0% to 200% of target.
◦Performance shares retain the rTSR modifier over the three-year performance period.
•Beginning with the fiscal 2025 annual cash incentive, the Committee determined to retain the current adjusted EPS and operating cash flow performance measurements while adding an individual performance modifier derived based on progress towards the employee's performance goals and the individual's behaviors that include: inclusivity, sustainability, collaboration and innovation. The impact of the modifier could reduce the annual cash incentive to zero or increase the annual cash incentive by a maximum of 20%.
Executive Compensation Philosophy and Framework
Pay for Performance Fundamental Principles
Our executive compensation program is based on a consistent set of key principles that directs compensation decisions and communicates to participants the Company’s critical business strategies and performance objectives. These principles guide the performance objectives that drive strong results to maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities for us and our customers and encourage career-long commitments to the Company.
These fundamental compensation principles include:
•Maximizing shareholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking
•Aligning executive and shareholder interests by providing long-term stock-based incentives as a significant portion of total compensation
•Attracting and retaining talented executives by providing competitive compensation and career-growth opportunities
•Rewarding overall results while recognizing individual contributions
Shareholder Engagement and Compensation Program Benchmarking
We engage with and value the feedback of our shareholders on the components of our executive compensation program. We also regularly engage with our independent compensation consultants and other industry groups to work to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards. We share feedback received on our compensation programs and market practices with our Compensation Committee. Our Compensation Committee carefully considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs. Emerson’s shareholders again expressed strong support for our executive compensation program at our 2024 Annual Meeting, with a vote of over 91% in support.

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Executive Compensation
Role of Our Compensation Committee
Our Compensation Committee acts on behalf of our Board to establish our compensation philosophy and oversee our executive compensation program. The current members of our Compensation Committee are Gloria A. Flach (Chair), Joshua B. Bolten, Martin S. Craighead, William H. Easter III and James M. McKelvey. Pursuant to its Charter, which can be found on our website at www.Emerson.com, our Committee is responsible for:

Compensation Responsibilities	Organizational/Talent Responsibilities
•Reviewing and approving compensation of our CEO, NEOs and other executive officers
•Reviewing and approving all compensation plans and aggregated payouts
•Reviewing CEO compensation with non-management members of the Board
•Reviewing and approving incentives tied to sustainability performance measures for executive officers and monitor results of human capital management policies and practices
•Designating comparator group companies to determine competitive market pay ranges
•Establishing performance objectives and benchmarks for performance-based incentive programs
•Monitoring NEO stock ownership
•Approving all executive benefit plans

•Evaluating CEO’s performance
•Reviewing and discussing performance and leadership potential of NEOs and other executive officers with the CEO
•Working with the CEO on succession planning for executive management and our next generation of leaders

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Executive Compensation
Our Compensation Best Practices

What We Do	What We Don’t Do

At-Risk Pay: At-risk compensation increases as responsibilities increase	No Golden Parachutes: No executive employment or individual change of control agreements or “golden parachutes”

Talent Management: Robust compensation and performance review and planning process	No Stock Hedging or Pledging: No hedging or pledging of Company securities

Risk Analysis: Compensation Committee annual assessment of compensation risks	No Executive Loans: No loans to executives or purchases of Company securities on margin

Focus on Retention: Utilize restricted stock and restricted stock unit (RSU) awards for critical retention and succession planning purposes	No Repricing of Options: No repricing or buyout of underwater stock options

Executive Officer Severance Policy: No severance in excess of 2.99 times current NEO cash compensation without shareholder approval	No Guaranteed Bonuses: Cash bonuses are not guaranteed for NEOs

Non-competes and Non-solicits: All awards subject to non-competition and non-solicitation obligations	No Tax Gross-Ups: No tax gross-ups for NEOs (except for relocation policy applicable to all employees)

Clawbacks: Maintain clawback rights on annual cash incentives and equity awards	No Single-Trigger COC: Incentive plans require “double trigger” change of control

Stock Ownership: NEOs’ actual ownership greatly exceeds stock ownership guidelines	No Excessive Perks: All executive perquisites are reviewed annually and align with our strategic goals

Stock Trading Policy: Executives must obtain written permission from Chief Financial Officer and Chief Legal Officer before trading in Emerson stock

Committee Consultant: Compensation Committee retains independent compensation consultant

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Executive Compensation
Policies Supporting Our Fundamental Principles
To support our pay-for-performance philosophy and underlying fundamental principles of our compensation programs, we have implemented certain policies regarding NEO ownership of and actions in connection with stock and other incentive compensation. In addition to our compensation programs, we believe that appropriate stock ownership guidelines and our stock trading, insider trading, clawback and pledging, and anti-hedging policies further align the interests of our executives with shareholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking.

Fundamental Policies
Stock ownership
Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have five years to comply. Emerson NEOs have substantially exceeded the guidelines. Our stock ownership guidelines are as follows:

	Position	Req. Multiple(1)	Actual(2)
	CEO	6X	20.6 X
	CFO	4X	11.0X
	Other NEOs	3X	3.4X to 36.6X
Stock trading	Requires written permission from Chief Financial Officer and Chief Legal Officer before trading in Emerson stock.
Clawback
In the fall of 2023, we amended and restated our clawback policy to conform to recently adopted NYSE and SEC rules. The policy generally provides that in the event of certain accounting restatements, the Compensation Committee shall take prompt action to recover erroneously awarded incentive compensation from executive officers in connection with the three prior fiscal years. The policy provides the Committee with broad discretion regarding the means of recovery. Previously, our clawback policy provided for recovery if the Board determined that the executive officer engaged in intentional misconduct leading to a material restatement. Our 2015 Incentive Shares Plan includes additional clawback provisions. Beginning in 2019, the Company expanded clawback rights for all incentive compensation awards and payments to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct to the extent allowed by law.

Hedging	Our hedging policy prohibits officers (including executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.
Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.
Insider Trading
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards.

(1)Includes share equivalents and shares in retirement accounts and restricted stock.
(2)Actual multiple is approximate and based on beneficial ownership, excluding options (see page 80), and share price of $109.37 as of September 30, 2024.
Compensation of our Named Executive Officers
Setting Annual Total Compensation
The Compensation Committee targets annual total compensation (cash and annual long-term stock compensation) for our NEOs in the median market range of our compensation comparator group. To determine the median market range, the Committee uses a competitive pay analysis of total compensation for the proxy reported officer positions at the compensation comparator group companies prepared by Frederic W. Cook & Co. The Committee also reviews and confirms the competitive market pay analysis with Exequity, its independent compensation consultant. The competitive pay analysis is not used to establish performance goals in the Company’s compensation programs. The Committee does monitor the relative internal compensation relationships between the CEO and the other NEOs, however, no specific difference is targeted.
For the 2024 annual cash incentive, the Committee used a formulaic annual cash incentive structure under the Company’s Annual Cash Incentive Plan. For 2024, the Committee utilized the following metrics: adjusted EPS (70%), operating cash flow (30%). For the 2025 annual cash incentive, the Committee expects to continue to utilize adjusted EPS and operating cash flow with the addition of an individual performance modifier derived based on progress towards the employee's

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Executive Compensation
performance goals and the individual's behaviors that include: inclusivity, sustainability, collaboration and innovation. The impact of the modifier could reduce the incentive to zero or increase the annual cash incentive by a maximum of 20%.
The Committee meets in executive session to review and set the CEO’s compensation. For 2024, the Committee considered a number of factors in making its decision, including: market data, compensation elements, Company performance, tenure and experience, retention and the CEO’s individual performance, leadership, contributions to the Company and impact on results. The Committee also discusses the CEO’s compensation annually with non-management Directors in executive session of the Board.
For the NEOs and other key executives, our CEO reviews with the Committee the individual performance and leadership potential of these key executives, along with the Company’s financial results, and makes individual pay recommendations to the Committee. The CEO’s recommendations are informed by our robust annual organizational review, compensation planning and performance review processes.
Competitive Market Information
How We Determine Our Compensation Comparator Group
The Compensation Committee annually reviews and approves the compensation comparator group that it uses to conduct market analysis and determine competitive pay ranges for our NEOs. As in prior years, the Committee reviewed a special study and screening prepared by Frederic W. Cook & Co. and selected compensation comparator companies for fiscal 2024. In light of Emerson’s recent portfolio changes, an in-depth review of the comparator criteria and group was conducted. For 2024, the review focused primarily on companies meeting the following criteria (which are not assigned any specific weight):
•The same or similar lines of business to Emerson, including the impact of Emerson’s recent portfolio changes
•Revenues of between 1/3 to 3X Emerson’s revenue
•Market capitalizations between 1/3 to 3X Emerson’s market capitalization
•Similarities in business profile and size to Emerson, including consideration of automation, systems and software, innovation and a global presence
•Identified by management as competitors
2024 Compensation Comparator Group Companies
As a result of this review, for 2024, the Company used the 17 company compensation comparator group listed below:

2024 Comparator Group
3M	Eaton	Johnson Controls	Roper Technologies
Agilent Technologies	Fortive	Keysight Technologies	TE Connectivity
Carrier	General Dynamics	Northrop Grumman
Cummins	Honeywell	Parker Hannifin
DuPont	Illinois Tool Works	Rockwell Automation

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Executive Compensation
Emerson vs. Compensation Comparator Group

	Market Cap ($M) (9/30/2024)	TTM Sales ($M)	TTM Pretax Earnings ($M)	Total Assets ($M)	Employees (#)
Emerson	$62,636	$17,492	$1,925	$44,246	68,677
3M	$74,441	$28,565	$5,368	$40,875	85,000
Agilent Technologies*	$42,622	$6,497	$1,540	$10,996	18,100
Carrier	$72,663	$23,957	$5,188	$40,201	5,300
Cummins	$44,375	$34,188	$3,011	$32,052	75,500
DuPont	$37,203	$12,192	$533	$37,461	24,000
Eaton	$130,985	$24,605	$4,488	$39,236	94,000
Fortive	$27,652	$6,195	$972	$17,454	18,000
General Dynamics	$83,096	$46,046	$4,399	$57,312	111,600
Honeywell	$134,413	$37,840	$7,175	$73,492	95,000
Illinois Tool Works	$77,389	$15,949	$4,366	$15,824	45,000
Johnson Controls	$51,845	$26,930	$1,845	$43,325	102,000
Keysight Technologies	$27,581	$5,003	$893	$9,323	14,900
Northrop Grumman	$77,228	$40,985	$2,708	$48,289	101,000
Parker-Hannifin	$81,297	$19,986	$3,649	$29,601	61,120
Rockwell Automation	$30,461	$8,261	$1,099	$11,232	29,000
Roper Technologies	$59,650	$6,776	$1,853	$31,553	16,800
TE Connectivity	$45,889	$15,845	$2,797	$22,854	92,000
Compensation Peer Median	$59,650	$19,986	$2,797	$32,052	61,120
Emerson Percentile Rank	53%	47%	41%	82%	53%
Results as of 9/30/24 except as noted
*Due to availability, based on twelve month period ending 7/31/24
Source: FactSet

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Executive Compensation
Compensation of Our Named Executive Officers
CEO Performance. In determining the appropriate level of total target compensation for Mr. Karsanbhai, the Committee evaluated the Company’s strong and consistent financial performance in fiscal 2024 (summarized on page 30) and his focus and actions on Company’s strategy as driven by portfolio transformation, cultural evolution, and strong operational execution.
Mr. Karsanbhai’s annual total target compensation (cash and annual long-term stock compensation) is in the median market range of our compensation comparator group. The Committee noted that Mr. Karsanbhai is successfully leading the Company through strategic transformation and highlighted the following significant accomplishments.

2024 CEO Accomplishments

Successfully led the integration of acquired companies NI, Afag and Flexim into Emerson, delivering above target synergies ahead of schedule and further positioning Emerson as an automation company with a cohesive technology stack of intelligent devices, control and software

For the fourth consecutive year, delivered excellent financial performance, closing the fiscal year with underlying sales up 6%, adjusted segment EBITA margin expanded by 100 basis point, an 23% increase in free cash flow, and adjusted EPS growth of 24% to $5.49 per share

Held Emerson’s first Employee Resource Group Global Summit, reinforcing the Company’s commitment to an inclusive employee experience within the organization

Improved employee engagement scores through the Your Voice Counts digital employee engagement tool, enabling leaders with employee sentiment and insights to better understand and address the needs of their teams

Continued evolution of Company’s executive compensation and total rewards program by increasing equity deployment and introducing a new US retirement strategy inclusive of an all salaried and hourly (non-union) employee Profit Sharing program

Sustained Emerson’s longstanding commitment to creating shareholder value inclusive of the Company’s 68th consecutive year of increased dividends

Drove significant productivity improvements through G&A transformation projects, exceeding 2024 savings targets by 60%

Continued progress in working toward our net zero and zero waste to landfill targets and bringing new products and solutions to our customers to support their own sustainability journeys

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s portfolio transformation, strong fiscal 2024 financial performance, the mitigation of supply risks, labor shortages and other geopolitical challenges, the disciplined management of the Company’s business and operations, including through continued progress toward cost reset targets and the continued focus on safety and wellbeing of our employees, as well as our CEO’s evaluation of each NEO’s individual performance, leadership and accomplishments. The Committee also evaluated the NEOs based on their interactions with and presentations to the Board.

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Executive Compensation

OTHER NEO 2024 Accomplishments

M. J. Baughman	Managed and led the Company’s financial operations, maintaining strong financial controls and transparency of the Company’s financial reporting

Effectively managed global financial strategy and capital structure to maximize cash repatriation at lowest cost and drive over $55 million of discrete tax benefits

Working with the CEO, maintained capital allocation discipline through the portfolio transformation

Continued initiatives to standardize and automate finance processes to reduce costs and improve quality and productivity

Significant contributions to the Company's portfolio transformation including the successful integration of Test & Measurement financial operations, and critical analysis and input to financial and communications strategy pertaining to the sale of Copeland interest and buyout of remaining AspenTech ownership interest

Promoted DE&I through executive sponsorship of the Veterans Employee Resource Group

R. R. Krishnan	Drove the execution of operational plans via the Emerson Management Process to deliver top-quartile performance

Managed strategic global supply chain activities to ensure continued supply, production, and delivery for customers reinforcing our commitment to our core value of Customer Focus

Continued transformation of indirect materials management across the enterprise, leveraging spend and resources to realize cost containment and productivity

Drove increased adoption of automation with Emerson's factories and supply chains to unlock capacity, drive efficiency and enhance Safety & Quality

Further unified the enterprise-wide IT function, expanded Emerson’s cloud utilization strategy, advanced cyber security capabilities, and achieved best-in-class cost reduction and critical system operational performance, while supporting information systems requirements of portfolio actions

Enhanced Emerson’s world-class mergers and acquisitions capability, which enabled:
•Successful integration of the Test & Measurement business (closed on 10/11/2023) and execution of $100M of in-year synergies in fiscal 2024 and increased target of $200M of run-rate synergies by fiscal 2026
•Sale of Emerson's Seller's Note and 40% common equity interest in Copeland (formerly Climate Technologies) for $3.4B in August 2024
•Integration and synergy execution of recent bolt-on acquisitions, including Flexim and Afag

Continued acceleration of the maturity of Emerson Ventures Inc. through active engagement with 14 portfolio companies across Emerson's focus areas for technology investments (the disruptive discrete automation, industrial software, environmental sustainability and enabling technologies). Closed 5 new investments and 2 follow-on investments in 2024

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Executive Compensation

M. H. Train	Led Environmental Sustainability programs and progress towards the Greening of Emerson including the 2030 net zero operations, 2045 net zero across value chain and 2032 zero waste to landfill targets

Participated and presented in numerous innovation and policy dialogues with customers, suppliers, government officials, and research institutions

Provided oversight of the most recent Sustainability Report development and engaged shareholders and other interested stakeholders on sustainability and ESG related topics

Added responsibilities to lead and enhance the Health & Safety program of the Company

M. Tang	Joined the Company in January 2024 and led efforts to implement revised strategy for the global legal and security department

Reorganized department to more efficiently provide legal partnership and support to the Company's business groups and world areas

Managed the Company's efforts to enhance the expertise of the Board of Directors with the recruitment of Calvin Butler to the Board of Directors

Aligned department total spend to be competitive with legal spend of the Company's peer group

Promoted DE&I through executive sponsorship of the Company's Asian & Pacific Islander Alliance employee resource group

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Executive Compensation
Elements of Our Fiscal 2024 Compensation Program
Compensation Mix
In determining the total compensation of each of our NEOs, the Compensation Committee balances the compensation mix considering the executive’s level of responsibilities, leadership and career potential, individual performance and service with the Company, with the objective of achieving a high and sustainable level of Company and individual performance. At-risk compensation (annual cash incentive, performance shares and time-based restricted stock units) increases as responsibilities increase and makes up the majority of the total compensation mix for our NEOs. Total compensation is targeted to the median market range of our compensation comparator group.

Annual Cash Compensation
Base Salary	Reflects specific job responsibilities and individual experience and performance, targeted in the median market range

Annual Cash Incentive	Rewards achievement of the Company’s annual financial metrics as determined by the Compensation Committee

Long-Term Stock-Based Compensation
Performance Shares
Supports achievement of long-term strategic operating goals, such as consistent and sustained earnings per share and cash flow, in order to deliver shareholder value
•The primary long-term compensation element comprising 55% of the long-term incentive
•Earned based on performance against pre-established goals over three-years, with vesting occurring at the end of the three-year performance period
•Aligns executive pay with shareholder interests

Restricted Stock Units (RSUs)
Supports critical retention and incentivizes long-term shareholder value creation
•Comprises 45% of the long-term incentive
•Based on continued service, with vesting over 3 years, subject to continued employment on the vesting date
•Value is based on total shareholder return

Fiscal 2024 Annual Total Compensation Mix
We believe that our practice of setting a majority of our NEOs’ compensation as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash, performance shares) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we incentivize alignment with shareholders. In addition to our performance shares, we consider RSUs to be "at risk" and performance-based because the value delivered is directly dependent on our stock price performance. In 2024, 92% of our CEO’s annual pay and an average of 86% of the other NEOs’ annual pay was comprised of “at-risk” compensation consisting of a formulaic bonus structure, performance shares and RSUs (calculated on base salary paid as shown in Summary Compensation Table; amounts do not include other forms of compensation shown in the Summary Compensation Table or special restricted stock grants).

CEO 2024 Annual Total Direct Compensation	Other NEO Average 2024 Annual Total Direct Compensation

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Executive Compensation
Annual Cash Compensation
The Committee targets total annual cash compensation in the median market range of total cash compensation, while placing more emphasis on performance-based annual cash incentive than on base salary. Base salary is a guaranteed component of our NEOs annual total compensation and generally represents 10-20% of annual total compensation. Annual cash incentive generally represents 15-25% of annual total compensation.
Base Salary. The Compensation Committee generally determines NEO base salaries effective as of October 1 of each year. 2024 base salary increases were based on the Committee’s review of the Company’s 2024 performance, individual performance, the inflationary environment, and potential and competitive market compensation. The Committee also considered market survey data that predicted merit increase, without promotions, for comparable executive positions.

NEO Name	FY 2023	FY 2024	% Change
S. L. Karsanbhai	$1,410,000	$1,475,000	5%
M. J. Baughman(1)	$630,923	$840,000	33%
R. R. Krishnan	$825,000	$900,000	9%
M. H. Train	$730,000	$770,000	5%
M. Tang(2)	—	$525,671	N/A
(1)Mr. Baughman was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023, a promotion which resulted in a significant increase in responsibility.
(2)Mr. Tang was not an NEO for fiscal 2023 and was appointed Senior Vice President, Secretary and Chief Legal Officer on January 1, 2024.
As shown above, for 2024, base salary (the only guaranteed portion of NEO cash compensation) comprised only 8% of our CEO’s and an average of 14% of our other NEOs’ annual total compensation.
Annual Cash Incentive. In determining 2024 annual cash incentives, the Committee adopted a formulaic structure with pay dependent on the Company’s progress toward objective pay criteria utilizing certain financial metrics, consisting of adjusted EPS (weighted at 70%), operating cash flow (weighted at 30%). The Committee worked with executive management and its independent executive compensation consultant to review and establish financial and operational performance metrics that are consistent with our strategic objectives and in line with market practices.
Financial Metrics
The following tables reflect our 2024 adjusted EPS and operating cash flow targets and the corresponding potential payouts.

Adjusted EPS	Potential Payout as a % of Target Opportunity
Threshold – $4.40	35%
Target – $5.20	100%
Maximum – $5.70	200%

Operating Cash Flow	Potential Payout as a % of Target Opportunity
Threshold – $2.6B	30%
Target – $3.0B	100%
Maximum – $3.4B	200%
The Committee believes that the use of adjusted EPS provides a holistic measure of the Company’s ability to create value for our shareholders while the use of operating cash flow emphasizes the importance of our ability to generate cash which the Committee feels is an indicator of the quality of our earnings, asset management and investment performance.
2024 Earned Annual Cash Incentive
The targets and weightings were calculated as described above. The Committee determined that actual 2024 adjusted EPS was $5.49, and that the 2024 operating cash flow was $3.3 billion, collectively resulting in a payout of 158.5%. In determining the results, the Committee determined that it was appropriate to adjust for certain discrete items, including adjustments primarily related to amortization of intangibles, restructuring and related costs, amortization of acquisition-related inventory step-up, acquisition and divestiture fees and related costs, loss on divestiture of businesses, loss on Copeland note receivable, discrete taxes, and gain on subordinated interest.

42	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

NEO Name	Earned Annual Cash Incentive FY 2023	FY 2024 Target Annual Cash Incentive Opportunity		FY 2024 Annual Cash Incentive Earned - % Target Opportunity	FY 2024 Annual Cash Incentive Earned $	Earned Annual Cash Incentive % Change 2023-2024
S. L. Karsanbhai	$3,600,576	$2,507,000		158.5%	$3,973,595	10%
M. J. Baughman(1)	$941,640	$840,000	(1)	158.5%	$1,331,400	41%
R. R. Krishnan	$1,635,900	$1,100,000		158.5%	$1,743,500	7%
M. H. Train	$1,117,200	$750,000		158.5%	$1,188,750	6%
M. Tang(2)	—	$450,000		158.5%	$713,250	N/A
(1)Mr. Baughman was not an NEO for fiscal 2022 and was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023, a promotion which resulted in a significant increase in responsibility.. Mr. Baughman’s annual cash incentive opportunity for fiscal 2023 is a pro-rated amount.
(2)Mr. Tang was not an NEO for fiscal 2023 and commenced employment with the Company as its Senior Vice President, Secretary and Chief Legal Counsel, effective as of January 1, 2024. Mr. Tang's annual cash incentive opportunity for fiscal 2024 is a pro-rated amount. Amount shown for 2024 Annual Cash Incentive Earned does not include $200,000 sign on bonus paid in fiscal 2024.
As shown above, for 2024, the annual cash incentive comprised only 20% of our CEO’s and an average of 23% for our other NEOs’ annual total compensation.
Annual Long-Term Stock Compensation
Executives are awarded long-term incentives for the purpose of aligning executives with long-term shareholder value creation and to incentivize retention. Beginning in fiscal 2024, 55% of the annual long-term stock compensation awards were granted in the form of performance shares and 45% of the awards were in the form of time-based restricted stock units.
The Committee targets total annual compensation for our NEOs in the median market range of our compensation comparator group, with performance-based stock compensation being the largest component of our NEOs annual total compensation. We value our long-term stock compensation awards based on the grant date fair value computed in accordance with FASB ASC Topic 718; however, an executive may realize more or less than his or her targeted long-term compensation depending on Company and stock performance over the performance period.
Performance Shares. Performance shares awards are the primary long-term compensation element and have been the cornerstone of our pay-for-performance philosophy. When determining the amount of an NEO’s annual award, the Committee may increase or decrease the amount based on individual performance. The Committee targets the median market range for each NEO’s total annual compensation. We believe that performance shares align the interests of our executives and shareholders and support the achievement of long-term strategic operating goals such as sustained growth in earnings and cash flow.
Each annual Performance Shares Program has a three-year performance period with pre-defined operating performance targets set by the Committee at the beginning of the period from the various measures set forth in the Company’s Incentive Shares Plans. Beginning with the 2024 Performance Program, the Committee set annual performance targets to be measured annually for each of the three years of the Performance Program. The sum of the weighted annual target results will determine the overall level of achievement for the three-year performance period. Year one of the performance period is weighted at 40% with years two and three each being weighted 30%. Each annual performance target is scored against the applicable annual target set at the beginning of the three-year performance period, but vesting does not occur until the end of the three year performance period. Also, commencing with the 2024 Performance Program, the Committee set a threshold target to achieve for a minimum payment (50%) and a maximum target to achieve a maximum (200%) payment under the Program.
An award of performance shares under the program represents the right to receive shares of our common stock to the extent the identified performance objectives are met. Dividend equivalents may be paid in cash, but only on earned awards at the end of the performance period. Awards include confidentiality, non-competition and non-solicitation obligations and expanded clawback rights and are subject to a double-trigger change of control provision.
At the end of a performance period, the Committee reviews the Company’s financial results against the operating performance targets and certifies the level of achievement for payout of the awards. Performance Shares Programs, are subject to a defined set of acceptable adjustments, with no negative discretion under the programs, to facilitate fixed accounting treatment.

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Executive Compensation
The Committee sets specific operating growth targets that are based on our three-year operating plan and are intended to be difficult but attainable and incentivize the achievement of that plan. Operating growth targets were set using defined growth rates of Adjusted EPS (weighted 60%) and cumulative free cash flow (weighted 40%). Categories of acceptable adjustments are predefined, to remove any negative discretion.
We also include a relative total shareholder return modifier benchmark (“rTSR”) to measure our total shareholder return performance relative to the S&P 500 Capital Goods Index group of companies (the “CGI Group”). After the payout percentage is determined by reviewing our financial performance for the performance period against the operating metrics, we will then measure our three-year total shareholder return relative to the CGI Group performance for the same period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group.
Performance Shares Awards Considerations
In making an individual annual award, the Committee considers the NEO’s: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) individual performance, and (4) leadership potential. The annual performance shares award generally represents a large portion of the NEO’s total compensation, depending on the NEO’s role and responsibilities.
Determining Performance Metrics
Each year, the Compensation Committee works with executive management and its independent executive compensation consultant to review and establish financial and operational performance metrics that are consistent with our long-term strategic objectives and in line with market practices. At the grant date, the Committee sets annual performance targets for each year of the three-year performance period that will challenge our business leaders to drive operating results that generate shareholder returns. At the end of the performance period, our NEOs earned awards are based on the level of achievement against these targets.
The Committee utilizes adjusted earnings per share and cumulative free cash flow (operating cash flow less capital expenditures) as the metrics most appropriate to drive growth and to align with the supplemental reporting of results to our shareholders. The Company uses adjusted EPS to facilitate period-to-period comparisons and provide additional insight into the underlying, ongoing operating performance of the Company.

Adjusted Earnings Per Share
EPS provides a holistic measure of the Company’s ability to create value for our shareholders. It emphasizes our operational performance measured through earnings growth, demonstrates the effectiveness of our capital allocation strategy through share repurchases and reflects tax efficient strategies. Adjusted EPS excludes amortization of intangibles, acquisition and divestiture activity, write-offs associated with the Company’s Russia exit, the amortization of acquisition-related inventory step-up, restructuring and related costs, and certain fees and related costs for an AspenTech purchase price hedge for Micromine, as well as other discrete tax items. Adjusted EPS aligns with the supplementation reporting of results to our shareholders.

Free Cash Flow
Cash generation is a true indicator of our earnings, asset management and investment performance. Operating earnings are the largest contributor to free cash flow and are the result of leverage on incremental sales, specific cost reduction and productivity initiatives, and price increases to offset inflation. Improvements in inventory management, days sales outstanding and days payable contribute to working capital reductions which also contribute to free cash flow. Investments in organic growth and acquisitions add to free cash flow. The return on these investments generate returns for our shareholders.

Calculating Results Against Our Performance Metrics
The Committee will review our financial results against the performance targets set at the beginning of the three-year performance period. Prior to fiscal 2024, a single performance target was set for the three-year period. Beginning with the 2024 Program, annual performance targets are set at the beginning of the three-year period. Subject to the predefined categories of acceptable adjustments, the Committee will consider whether there are any adjustments that should be made to account for unusual, non-recurring or extraordinary items or other specified items. The Committee will then review the level of achievement against the targets for payout of the awards at the end of the three-year performance period.

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Executive Compensation
Summary of 2024 – 2026 Performance Program Calculation of Metrics

Each Adjusted EPS and Free Cash Flow annual target is determined by the Committee at the beginning of the three year performance period.
Adjusted Earnings Per Share Performance
Fiscal 2024, 2025 and 2026 Adjusted EPS will be measured against the applicable target for that year and weighted as 60% of the calculated payout, which will occur when shares vest at the end of the three-year period. The adjusted EPS targets were determined by the operating plan presented to the Board.

Free Cash Flow
Fiscal 2024, 2025 and 2026 cumulative free cash flow will be measured against the applicable target for that year and weighted as 40% of the calculated payout, which will occur when shares vest at the end of the three-year period. The free cash flow target is determined by the operating plan presented to the Board.

Maximum/Threshold Payouts and rTSR Modifier
Annual Adjusted EPS and Free Cash Flow goals are set at threshold, target and maximum levels to provide for payouts in performance shares awards that vary from if performance results are greater than target (up to a maximum 200% payout) or lower than target (down to a 50% payout for threshold performance). If the threshold goals are not met, then the awards will pay out at zero. Linear interpolation will be applied to performance that falls between the maximum and threshold goals. The payouts are subject to a rTSR modifier for the entirety of the three-year performance period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group. Total payout is capped at 200%.

2024 – 2026 Performance Shares Program Awards. In 2024, 55% of our NEOs’ annual long-term stock compensation was comprised of performance shares awards. The following individual performance shares awards were made to the NEOs:

NEO Name	FY 2024 – 2026 Performance Shares Awarded ($ Value) (1)	FY 2024 – 2026 Performance Shares Awarded (# Shares)
S. L. Karsanbhai	$7,770,452	83,365
M. J. Baughman	$1,554,090	16,673
R. R. Krishnan	$3,330,207	35,728
M. H. Train	$1,110,038	11,909
M. Tang(2)	$1,578,818	16,700
(1)Each amount constitutes the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.
(2)Mr. Tang commenced employment with the Company as its Senior Vice President, Secretary and Chief Legal Counsel, effective as of January 1, 2024. Mr. Tang was awarded 16,700 performance shares on January 1, 2024 (with a grant date fair value of $1,578,818) in connection with the commencement of his employment with the Company. The numbers above reflect the aggregate value of such awards and includes the value of replacement equity awards granted to Mr. Tang in fiscal 2024 in the form of performance shares, which were made in respect of certain outstanding equity awards that Mr. Tang forfeited when he left his previous employer to join the Company and to allow him to participate in the Company's in-progress fiscal 2024-2026 performance share program.

2024 – 2026 Performance Shares Program Performance Through the End of Fiscal Year 2024. As noted above, beginning with the 2024 Performance Program, the Committee set annual performance targets to be measured annually for each of the three years of the Performance Program. The sum of the weighted annual target results will determine the overall level of achievement for the three-year performance period. Year one of the performance period is weighted at 40% with years two and three each being weighted 30%. Each annual performance target is scored against the applicable annual target set at the beginning of the three-year performance period, but vesting does not occur until the end of the three year performance period.
At the end of fiscal 2024, actual adjusted EPS of $5.49 was a 106% of the 2024 target and free cash flow of $2.898 billion was 114% of target for 2024 and resulted in a preliminary earned amount of 62.72% of the three year target payout for the

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	45

Executive Compensation
2024 performance share awards. This amount is based on adjusted EPS earned at 128% (weighted at 60%) and free cash flow earned at 200% (weighted at 40%) resulting in 156.8%, which, after adjusting for the 40% weighting of year 1, results in 62.72%.
For fiscal 2024, performance shares represented 40% of our CEO’s annual total compensation and an average of 35% for our other NEOs.
Fiscal 2022 – 2024 Performance Shares Program. The performance period for the 2022 – 2024 Performance Shares Program ended on September 30, 2024. The targets and weightings were calculated as described above. The Committee determined that the target adjusted earnings per share was $3.81 and target cumulative free cash flow was $6,434 million. In determining the results for the performance period, the Committee determined that it was appropriate to adjust for certain discrete items, including adjustments primarily related to the removal of discontinued operations from the 2023 baseline and 2024 results, exclude transaction costs and interest on undeployed funds relating to acquisition and divestiture activity, gain on subordinated interest, interest income on Copeland, benefits of share repurchase, the operational contribution of Test and Measurement, as well as other items.
The Committee determined that the 2024 adjusted EPS from continuing operations, after an aggregate downward adjustment of $0.76 (from $5.49) was $4.73, and cumulative free cash flow over the performance period, after a downward adjustment of $10 million (from $7,009 million), was $6,999 million. The performance results after the impact from the adjustments resulted in a payout percentage of 118% of the previously awarded shares under the formula. The payouts are reflected in the Option Exercises and Stock Vested table on page 54.

Target FY2024 Adj. EPS/ FY2024 FCF	Actual Results FY2024 Adj. EPS/ FY2024 FCF	Adjustment	Adjusted Results FY2024 Adj. EPS/ FY2024 FCF	Payout
Adjusted EPS 60% Weight	$3.81	$5.49	($0.76)	$4.73	124%
Free Cash Flow (Cumulative) 40% Weight	$6,434M	$7,009M	$10M	$6,999M	109%
				=	**118%**

Fiscal Year 2024 Time-Based Restricted Stock Units
In fiscal 2024, 45% of our NEO's annual long-term stock compensation was comprised of time-based RSUs. The following individual RSU awards were made to the NEOs in fiscal 2024. The time-based RSUs granted in fiscal 2024 will vest ratably in three installments, commencing on the first anniversary of the grant date. On each of the ratable vesting dates, an accumulated dividend equivalent payment is paid on the vested portion of the award. Also, see the Grants of Plan-Based Awards Table on page 52.

NEO Name	FY 2024 – 2026 RSU Awards ($ Value)(1)	FY 2024 – 2026 RSU Awards (# Shares)
S. L. Karsanbhai	$6,257,402	68,208
M. J. Baughman	$1,251,425	13,641
R. R. Krishnan	$2,681,744	29,232
M. H. Train	$893,915	9,744
M. Tang(2)	$1,310,008	13,663
(1)Each amount constitutes the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

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Executive Compensation
(2)Mr. Tang commenced employment with the Company as its Senior Vice President, Secretary and Chief Legal Counsel, effective as of January 1, 2024. Mr. Tang was awarded 13,663 RSUs on January 1, 2024 (with a grant date fair value of $1,310,008) in connection with the commencement of his employment with the Company. The numbers above reflect the aggregate value of such awards and includes the value of replacement equity awards granted to Mr. Tang in fiscal 2024 in the form of RSUs, which were made in respect of certain outstanding equity awards that Mr. Tang forfeited when he left his previous employer to join the Company and to allow him to participate in the Company's compensation programs. Mr. Tang also received an award of restricted stock discussed below.

For fiscal 2024, RSU awards represented 32% of our CEO's annual total compensation and an average of 28% for our other NEOs.
Other Stock Awards
Restricted Stock and RSUs. Restricted stock and RSUs are also available for award under our long-term stock-based compensation program. In limited circumstances, such as new hires, special retention, recognition, promotion and succession planning needs, the Committee may make a separate award of restricted stock or RSUs which is in addition to the RSUs awarded annually as part of the Company's annual awards. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of such restricted stock or RSU awards, and they are granted with long-term vesting periods of up to 10 years and no less than one year. In fiscal 2024, the Committee granted 10,000 shares of restricted stock to Mr. Tang in connection with his joining the Company. No other awards of restricted stock and no other RSU awards outside of the annual awards referred to above were made to the NEOs in 2024.
Stock Options. Our 2011 Stock Option Plan expired on November 2, 2020. Although our NEOs have stock options outstanding, no stock option awards have been made to any of the NEOs since 2016. All stock options previously awarded were issued at no less than fair market value on the date of the award with vesting over a period of three years with a ten-year term. We do not pay dividend equivalents on stock options and do not “reprice” awards.
Other Compensation-Related Disclosures
Severance, Executive Termination and Retirement
Emerson does not have employment agreements, severance agreements or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are reviewed by the Committee individually based on specific facts and circumstances and not on formulaic rules. We follow these general principles:
•We do not pay lump sum, non-forfeitable cash severance payments
•As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants
•The Committee may allow continuation (without accelerated vesting) of previously granted performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met
•Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements
The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent annual cash incentive without shareholder ratification. The policy is located at www.Emerson.com, Company, Investors, Corporate Governance, Executive Officer Severance Policy.
Change of Control
If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plans and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” on page 57. Our 2011 Stock Option Plan, 2015 Incentive Shares Plan and 2024 Equity Incentive Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior incentive shares plan vest upon a change of control. When triggered, we would expect to accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plans and the Pension Restoration Plan. We do not credit additional years of service under any plans or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

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Executive Compensation
Security and Perquisites
Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board of Directors require, unless otherwise approved in advance by the Chief Financial Officer and the Head of Global Security, that the CEO use Company aircraft for all travel for business whenever possible to facilitate business efficiency and safety given our global footprint. Because of his importance to the Company and the level of security risk inherent in his position, the CEO is encouraged to use the Company aircraft for personal travel. The Head of Security must review in advance the itinerary and security assessment for any trips made by the CEO on commercial aircraft. The Company provides limited personal use of Company aircraft to the other NEOs, and all such use must be approved in advance by the CEO. All NEOs reimburse the Company at 400% of the Standard Industry Fare Level Rate rates for personal use.
The Company historically had provided NEOs with cars, club memberships, financial planning and an annual physical. In 2021, we performed a thorough review of these perquisites, including a review of market data for our compensation comparator group, the S&P 500 Capital Goods Index group of companies and the general industry to determine the prevalence of these perquisite practices. Following such review, we determined that effective January 1, 2022, the Company would no longer provide or reimburse for club memberships. The review of market data showed the car, financial planning, annual physical and personal security monitoring perquisites remain a prevalent market practice. We are, therefore, continuing to provide these perquisites to assist in retaining and attracting executives. NEOs and other employees may also receive Company tickets for sporting, entertainment or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 50. The Company does not provide any reimbursement for taxes on perquisites, except as may be prescribed in our relocation policies applicable to all employees.
Other Benefits
The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including qualified 401(k) savings plans, a qualified defined-benefit pension plan, medical, life and disability insurance, and a charitable matching gifts program, among others. The defined-benefit pension was closed to new participants effective October 1, 2016. A portion of U.S. employees, including certain of the NEOs, continue to participate. The following additional benefits are also available to the NEOs:
•Nonqualified savings plans which allow the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits
•A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s long-term service to the Company. Participation in this plan is limited to NEOs who were not closed to participation in the defined benefit plan effective October 1, 2016.
•Term life insurance coverage
No changes were made for fiscal 2024 in the method of calculating any NEO benefits that appear in the Summary Compensation Table beginning on page 50.
Regulatory Considerations
Internal Revenue Code Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to specified executive officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated executive officers (other than the chief financial officer) and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).
Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.
While the Committee considers the impact of the tax treatment of executive compensation, the primary factor influencing program design is the support of business objectives, and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

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Executive Compensation
In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.
Equity Compensation Grant Practices
The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards.

The Committee does not take material nonpublic information into account when determining the timing and terms of such awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal 2024, we did not grant any stock options (or similar awards), to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

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Compensation Tables

Summary Compensation Table
The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers for the last year (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)
S. L. Karsanbhai President and Chief Executive Officer(6)	2024	1,475,000	—	14,027,854	—	3,973,595	154,000	465,834	20,096,283
	2023	1,410,000	—	12,912,123	—	3,600,576	11,000	383,495	18,317,194
	2022	1,260,000	2,600,000	11,060,131	—	—	—	257,975	15,178,106
M. J. Baughman Executive Vice President, Chief Financial Officer and Chief Accounting Officer(7)	2024	840,000	—	2,805,516	—	1,331,400	—	164,956	5,141,872
	2023	630,923	—	2,712,487	—	941,640	—	109,232	4,394,282

R. R. Krishnan Executive Vice President and Chief Operating Officer	2024	900,000	—	6,011,951	—	1,743,500	198,000	90,385	8,943,836
	2023	825,000	—	3,761,327	—	1,635,900	29,000	79,537	6,330,764
	2022	750,000	1,050,000	3,423,316	—	—	—	73,223	5,296,539
M. H. Train Senior Vice President and Chief Sustainability Officer	2024	$770,000	—	2,003,952	—	1,188,750	153,000	165,322	4,281,024
	2023	730,000	—	2,245,559	—	1,117,200	33,000	128,690	4,254,449
	2022	700,000	630,000	1,579,961	—	—	—	82,137	2,992,098
M. Tang Senior Vice President, Secretary and Chief Legal Officer(8)	2024	525,671	200,000	3,847,626	—	713,250	—	78,095	5,364,642

(1)Represents bonus amounts paid after the end of the fiscal year with respect to 2022 performance. Fiscal 2024 also includes sign on bonus for Mr. Tang.
(2)Represents annual cash incentive amounts paid after the end of the fiscal year with respect to that fiscal year’s performance under the Company’s Annual Cash Incentive Plan. Beginning with the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria. The Committee utilized adjusted EPS and operating cash flow as part of the 2024 annual cash incentive. See “Annual Cash Compensation” beginning on page 42.
(3)The amounts relate to performance shares, restricted stock unit awards (RSUs) and restricted stock awards. See the Grants of Plan-Based Awards table on page 52 for information on awards granted in fiscal 2024. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. If the maximum payout is earned, the number of performance shares paid out would be 200% for the 2024 performance shares awards and 145% for each of the 2023 and 2022 performance share awards. See Note 17 to the Company’s fiscal 2024 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. For performance shares awards, for each fiscal year, the grant date fair value and the grant date fair value based on maximum achievement is set forth below.

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Compensation Tables

Name	Fiscal Year	Grant Date Fair Value ($)	Maximum Aggregate Grant Date Fair Value ($)
S. L. Karsanbhai	2024	7,770,452	15,540,904
	2023	12,912,123	18,722,578
	2022	11,060,131	16,037,190
M. J. Baughman	2024	1,554,090	3,108,180
	2023	2,712,487	3,933,106
R. R. Krishnan	2024	3,330,207	6,660,414
	2023	3,761,327	5,453,924
	2022	3,423,316	4,963,808
M. H. Train	2024	1,110,038	2,220,076
	2023	2,245,559	3,256,061
	2022	1,579,961	2,290,944
M. Tang	2024	1,578,818	3,157,636
(4)For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.
(5)Includes the following amounts for 2024:

Name	Perquisites(a)	Savings Plan(b)	Total(c)
S. L. Karsanbhai	85,165	380,669	465,834
M. J. Baughman	31,333	133,623	164,956
R. R. Krishnan	26,988	63,397	90,385
M. H. Train	23,782	141,540	165,322
M. Tang	23,670	54,425	78,095
(a)The perquisites provided are tax and financial planning, leased Company car, club fees (through December 31, 2021), annual physical, tickets for sporting or other events, and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s Board of Directors and its security program require that the Chief Executive Officer use Company aircraft for all business and recommends use for personal air travel. The Company’s CEO reimburses the Company for personal air travel at 400% of the Standard Industry Fare Level Rate. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For 2024, the incremental amount of personal use of Company aircraft for the Company’s CEO was: Mr. Karsanbhai-$40,993, which amounts were included in the perquisites amounts above.
(b)Contributions by the Company for the NEOs to the Company’s retirement savings plans.
(c)None of these amounts were grossed up for taxes.
(6)Mr. Karsanbhai does not receive any separate compensation for his service as a Director.
(7)Mr. Baughman became Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023. Mr. Baughman was formerly Chief Accounting Officer. Base salary reflects amounts received in current and prior roles.
(8)Mr. Tang became Senior Vice President, Secretary and Chief Legal Officer, effective as of January 1, 2024.

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Compensation Tables
Grants of Plan-Based Awards
The following table provides information about annual cash incentive and equity awards granted to the NEOs in fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
S. L. Karsanbhai	11/6/2023	839,845	2,507,000	5,014,000
	11/6/2023				41,683	83,365	166,730		7,770,452
	11/6/2023							68,208	6,257,402
M. J. Baughman	11/6/2023	281,400	840,000	1,680,000
	11/6/2023				8,337	16,673	33,346		1,554,090
	11/6/2023							13,641	1,251,425
R. R. Krishnan	11/6/2023	368,500	1,100,000	2,200,000
	11/6/2023				17,864	35,728	71,456		3,330,207
	11/6/2023							29,232	2,681,744
M. H. Train	11/6/2023	251,250	750,000	1,500,000
	11/6/2023				5,955	11,909	23,818		1,110,038
	11/6/2023							9,744	893,915
M. Tang	1/2/2024	150,750	450,000	900,000
	1/2/2024				8,350	16,700	33,400		1,578,818
	1/2/2024							13,663	1,310,008
	1/2/2024							10,000	958,800
(1)Includes cash incentive opportunities awarded under the Company’s Annual Cash Incentive Plan based on a percentage of his or her annual cash incentive target according to the percentage of the performance targets achieved by the Company during the Fiscal Year according to a formula determined by the Committee. The amounts reflect the threshold, target and maximum amounts that may have been earned by each individual during the year. Actual amounts earned are reflected in the summary compensation table. Beginning with the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria. The Committee utilized adjusted EPS and operating cash flow as part of the 2024 annual cash incentive. See “Annual Cash Compensation” beginning on page 42 for additional detail regarding the awards.
(2)Includes performance shares awards granted in November 2023 under the fiscal 2024–2026 Performance Shares Program (under our 2015 Incentive Shares Plan). See “Annual Long-Term Stock Compensation” on pages 43 to 47 for additional detail regarding the program, performance shares and how shares are earned.
(3)Includes RSUs granted in fiscal 2024 under the 2015 Incentive Shares Plan which vest ratably over 3 years from the day of grant, except that for Mr. Tang, includes 10,000 shares of restricted stock which vest over two years.
(4)Includes the grant date fair value of awards of performance shares, RSUs and restricted stock awards, computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance shares awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period. See Note 17 to the Company’s fiscal 2024 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

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Compensation Tables
Outstanding Equity Awards at Fiscal Year-End
The following table provides holdings of stock options, performance shares, restricted stock and RSUs by our NEOs at the end of 2024, including unexercised stock options, unvested restricted stock, unvested RSUs and performance shares with performance conditions that had not yet been satisfied.

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
S. L. Karsanbhai	2/1/16	15,000		45.50	2/1/26	(2)	75,000	(2)	8,202,750
						10/31/22				142,251	(4)	15,557,992
						11/6/23				102,306	(5)	11,189,156
						11/6/23	68,208	(6)	7,459,909
M. J. Baughman	10/16/17	10,000		64.44	10/16/27	(2)	10,000	(2)	1,093,700
						10/31/22				14,225	(4)	1,555,788
						5/1/23				17,052	(4)	1,864,977
						11/6/23				20,461	(5)	2,237,831
						11/6/23	13,641	(6)	1,491,916
R. R. Krishnan						(2)	17,000	(2)	1,859,290
						10/31/22				41,438	(4)	4,532,074
						11/6/23				43,845	(5)	4,795,372
						11/6/23	29,232	(6)	3,197,104
M. H. Train						(2)	22,000	(2)	2,406,140
						10/31/22				24,739	(4)	2,705,704
						11/6/23				14,615	(5)	1,598,412
						11/6/23	9,744	(6)	1,065,701
M. Tang(6)						1/2/24	10,000	(2)	1,093,700
						1/2/24				20,494	(5)	2,241,455
						1/2/24	13,663	(6)	1,494,322
(1)The options became exercisable in three equal annual installments beginning one year after the date of grant.

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Compensation Tables
(2)Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
S. L. Karsanbhai	10,000	10	2/1/2016	2/1/2026
	10,000	10	11/6/2018	11/6/2028
	5,000	10	11/3/2020	11/3/2030
	50,000	10	2/8/2021	2/8/2031
M J. Baughman	10,000	5	11/1/2021	11/1/2026
R. R. Krishnan	5,000	5	11/3/2020	11/3/2025
	12,000	5	2/8/2021	2/8/2026
M. H. Train	10,000	10	10/7/2014	10/7/2024
	12,000	5	4/6/2021	4/6/2026
M. Tang	10,000	2	1/2/2024	1/2/2026
(3)Based on the closing share price of $109.37 on September 30, 2024.
(4)Consists of performance shares awards granted in fiscal 2023 under the fiscal 2023 – 2025 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2025. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 145% of the target.
(5)Consists of performance shares awards granted in fiscal 2024 under the fiscal 2024 – 2026 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2026. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column, except that the amounts reflect actual performance for fiscal 2024 resulting in 156.8% preliminary achievement of performance targets for that year, which results in awards valued at 122.72% of the target in the table above. Participants can earn up to 200% of the target, at the end of fiscal 2026, when the committee makes its final determination.
(6)Consists of RSUs that vest ratably over three years.

Option Exercises and Stock Vested
The following table provides the number of shares acquired and value realized for our NEOs in 2024 for stock option exercises, performance shares awards earned, vested restricted stock and vested restricted stock units.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
S. L. Karsanbhai	4,000	172,420	129,422	(2)	14,121,234
M. J. Baughman			13,558	(2)	1,479,313
R. R. Krishnan			40,058	(2)	4,370,728
M. H. Train			18,488	(2)	2,017,226
M. Tang(4)			—		—
(1)Represents the difference between the option exercise price and the average of the high and low share prices for the Company’s common stock on the day of exercise.
(2)Reflects the earnings of performance shares granted under the fiscal 2022 – 2024 Performance Shares Program. The performance shares were subject to performance goals for the period ending September 30, 2024, and the percentage earned was 118%. Awards were paid out on November 4, 2024. See “Annual Long-Term Stock Compensation” on page 43 for additional information regarding the program.

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Compensation Tables
(3)Values realized for performance shares earned are based on the average of the high and low share prices ($109.11) on November 4, 2024, the date the Compensation Committee determined that the performance targets for the performance period ended September 30, 2024 had been met.
(4)Mr. Tang commenced employment with the Company as its Senior Vice President, Secretary and Chief Legal Counsel, effective as of January 1, 2024.
Pension Benefits
Below is information on the pension benefits for the NEOs under each of the following pension plans.
Emerson Retirement Plan
The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 31,000 participants on September 30, 2024, including certain NEOs. Plan benefits are based generally on a formula that considers the highest consecutive five-calendar-year average of the executive’s annual cash earnings, base salary plus annual cash incentive (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($345,000 for calendar year 2024).
The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation", limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for each of the NEOs includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units. In addition, Messrs. Karsanbhai and Train are no longer accruing pension benefit service under the plan. Mr. Baughman and Mr. Tang do not participate in the plan.
The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2024, Messrs. Karsanbhai and Train are eligible for early retirement. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first five years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after five years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.
Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2024 was $275,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.
Emerson Pension Restoration Plan
The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan is by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. No pension benefits were paid to any of the NEOs during 2023. At September 30, 2024, none of the NEOs participated in the Pension Restoration Plan.
The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2024 for the NEOs under each plan based upon the assumptions described in footnote (2).

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Compensation Tables

Pension Benefits Table
Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
S. L. Karsanbhai(3)	Emerson Electric Co. Retirement Plan	20	$622,000	—
M. J. Baughman(3)	Emerson Electric Co. Retirement Plan	—	—	—
R. R. Krishnan	Emerson Electric Co. Retirement Plan	28	$678,000	—
M. H. Train(3)	Emerson Electric Co. Retirement Plan	18	$795,000	—
M. Tang(3)	Emerson Electric Co. Retirement Plan	—	—	—
(1)The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year.
(2)The accumulated benefit is based on service and earnings under the plans through September 30, 2024. The present value has been calculated assuming the accumulated benefit as of September 30, 2024, commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 14 to the Company’s fiscal year 2024 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the interest rate assumption is 4.97% for the Emerson Retirement Plan and 4.92% for the Emerson Restoration Plan and the post-retirement mortality assumption is a based on mortality tables of PRI-2012 no collar, annuitant, sex distinct tables projected forward with MP-2021.
(3)Messrs. Karsanbhai and Train are no longer accruing pension benefit service under the Retirement Plan. Mr. Baughman and Mr. Tang do not participate in the Emerson Retirement Plan.
Nonqualified Deferred Compensation
The Emerson Electric Co. Savings Investment Restoration Plan (the “Savings Investment Restoration Plan I”) and the Emerson Electric Co. Savings Investment Restoration Plan II (the “Savings Investment Restoration Plan II”) and collectively, the “Savings Investment Restoration Plans” are nonqualified, unfunded defined contribution plans. The plans provide benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”) but could not be provided due to IRC qualified plan compensation limits.
Participants in the Savings Investment Restoration Plans are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an amount equal to: (a) for the Savings Investment Restoration Plan I, 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP); and (b) for the Savings Investment Restoration Plan II, 7.5% of the participant’s compensation less (x) the maximum matching amount the participant could have received under the ESIP and (y) any other contribution for the applicable year made on behalf of the participant under the ESIP. Compensation generally includes cash pay (base salary and annual cash incentive) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and are credited quarterly with returns based on the participant’s selection of available investment alternatives, which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.
Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to 10 equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. Additionally, under the Savings Investment Restoration Plan II, a participant will be entitled to payment of vested matching contributions only if the Compensation Committee determines that such participant is an executive in good standing at the time the executive terminates employment (whether upon retirement or otherwise);

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Compensation Tables
provided, that if such participant is discharged for cause and/or engages in other activity that is harmful to or competitive with the Company, the rights of such participant to such amount will be forfeited and any such amount that has previously been paid to the participant may be recovered by the Company, unless the Committee determines that such activity is not detrimental to the best interests of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Emerson Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)
S. L. Karsanbhai	253,779	360,481	481,302	—	2,314,306
M. J. Baughman	356,328	109,623	275,990	—	2,051,033
R. R. Krishnan	233,340	53,497	240,685	—	967,989
M. H. Train	159,845	117,248	730,965	—	2,833,564
M. Tang	23,333	29,675	2,997	—	56,005
(1)Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plans. NEO and Company contributions in the last year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.
(2)Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.
(3)Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2023 and 2022, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Karsanbhai-$436,187 ($233,062), $341,850 ($175,550); Mr. Krishnan-$230,547 ($39,922), $162,915 ($24,998); Mr. Train-$216,698 ($77,781), $263,202 ($127,634); Baughman-$284,140 ($61,725) with respect to fiscal 2023. For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.
Potential Payments upon Termination or Change of Control
As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions.
The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.
Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments
In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock, RSUs or the Pension Restoration Plan have the following obligations to the Company.
Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.
Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination. For awards granted from November 2018, the awards are also conditioned upon the participant’s compliance with all practices and policies under Emerson’s Ethics and Compliance Program, including the Code of Conduct and Code of Ethics, and that a participant’s actions will reflect Emerson’s Core Value of Integrity. Violations of such Ethics and Compliance Program may result in the forfeiture of such awards or the repayment of any amounts paid under such awards.

RSUs. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination. For awards granted from November 2018, the awards are also conditioned upon the participant’s compliance

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Compensation Tables
with all practices and policies under Emerson’s Ethics and Compliance Program, including the Code of Conduct and Code of Ethics, and that a participant’s actions will reflect Emerson’s Core Value of Integrity. Violations of such Ethics and Compliance Program may result in the forfeiture of such awards or the repayment of any amounts paid under such awards.
Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.
Savings Investment Restoration Plans. The NEO’s rights to benefits under the Savings Investment Restoration Plan II will be forfeited if the NEO is (a) not in good standing at the time the NEO terminates employment (whether upon retirement or otherwise) as determined by the Compensation Committee, or (b) is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, unless the Compensation Committee determines that the activity is not detrimental to the Company.
Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.
Payments Made Upon Retirement
Upon retirement, the Company’s compensation plans and arrangements provide as follows:
•The Compensation Committee has the discretion to determine whether any annual cash incentive award would be paid, subject to satisfaction of any pre-established performance conditions;
•Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;
•Upon retirement after age 65 (60 under the 2024 Equity Incentive Plan), the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before retirement age, the Compensation Committee has the discretion to determine whether a NEO would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;
•The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;
•If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plans if retirement occurs with the approval of the Compensation Committee on or after age 55; and
•Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.
Payments Made Upon Death or Disability
Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:
•The Compensation Committee has the discretion to determine whether any annual cash incentive award would be paid, subject to satisfaction of any pre-established performance conditions;
•All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;
•The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;
•Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;
•If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plans;

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Compensation Tables
•Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and
•Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.
Payments Made Upon Other Termination
If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:
•Payment of the vested portion of the NEO’s accounts in the Savings Investment Restoration Plans, in a single lump sum after termination, subject, in the case of any Savings Investment Restoration Plan II account, to (i) the Compensation Committee’s determination that the NEO is in good standing at the time of the termination, and (ii) the NEO not being discharged for cause or engaging in other activity that is harmful to or competitive with the Company, as provided under the Savings Investment Restoration Plan II.
Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of a voluntary resignation or termination for cause. This includes the discretion to:
•Determine whether any annual cash incentive award would be paid, subject to satisfaction of pre-established performance conditions;
•If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;
•Determine whether the NEO would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;
•Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than one year; and
•Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.
Payments Made Upon Change of Control
Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:
•Annual cash incentive awards are not paid;
•Under the Company's 2011 Stock Option Plan, all unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;
•For performance shares granted under the 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, generally meaning that in connection with a change of control (a) the award has not been appropriately assumed or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s compensation, title, duties or responsibilities are substantially reduced or adversely changed, or the holder is required to relocate by more than 50 miles. Similarly, for performance shares granted under the 2024 Equity Incentive Plan, such awards shall be treated as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved at the highest level provided for in the award free of any conditions, to the extent consistent with Code Section 409A, if a “double trigger event” (as defined in the 2024 Plan as provided under (c) above) occurs. Under the 2024 Equity Incentive Plan, in the event of a change of control and in the event the Compensation Committee determines that such awards are not appropriately assumed or cash is the primary consideration as described under (a) or (b) above, then the Compensation Committee may cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the Company, to the extent consistent with Section 409A of the Code;

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Compensation Tables
•All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan and the 2024 Equity Incentive Plan would vest immediately if a “double trigger” event (each as defined above) occurs and would be subject to payout in the event of a change of control based on the Compensation Committee determination (as described above);
•The NEO would vest in all unvested Company contributions to the Savings Investment Restoration Plans, and the vested amount would be paid in a single lump sum; and
•An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.
“Change of Control” Definition
“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan and the 2024 Equity Incentive Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plans, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.
Quantification of Payments and Benefits
The following tables quantify the potential payments and benefits upon termination or a Change of Control for each of the NEOs, assuming the event occurred on September 30, 2024, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing share price of $109.37 on September 30, 2024, the last business day of the fiscal year. Other benefit assumptions are set forth in footnotes to the tables. Due to the number of factors that affect the nature and amount of benefits provided upon a termination or Change of Control any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

S. L. Karsanbhai
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	40,794,348	(7)
Restricted Stock	—	(8)	4,046,690	(9)	4,046,690	(9)	—	(8)	—	(8)	8,202,750	(10)
RSUs	—	(8)	2,486,636	(9)	2,486,636	(9)	—	(8)	—	(8)	7,459,909	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

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Compensation Tables

M. J. Baughman
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	$8,607,162	(7)
Restricted Stock	—	(8)	656,220	(9)	656,220	(9)	—	(8)	—	(8)	1,093,700	(10)
RSUs	—	(8)	497,305	(9)	497,305	(9)	—	(8)	—	(8)	1,491,916	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

R. R. Krishnan
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	14,386,650	(7)
Restricted Stock	—	(8)	1,487,432	(9)	1,487,432	(9)	—	(8)	—	(8)	1,859,290	(10)
RSUs	—	(8)	1,065,701	(9)	1,065,701	(9)	—	(8)	—	(8)	3,197,104	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

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Compensation Tables

M. H. Train
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,528,246	(7)
Restricted Stock	—	(8)	1,881,164	(9)	1,881,164	(9)	—	(8)	—	(8)	2,406,140	(10)
RSUs	—	(8)	355,234	(9)	355,234	(9)	—	(8)	—	(8)	1,065,701	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(11)	—		—		—		—

M. Tang
Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	3,652,958	(7)
Restricted Stock	—	(8)	546,850	(9)	546,850	(9)	—	(8)	—	(8)	1,093,700	(10)
RSUs	—	(8)	498,107	(9)	498,107	(9)	—	(8)	—	(8)	1,494,322	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(11)	—		—		—		—
(1)The Committee has discretion whether or not to pay an annual cash incentive, subject to satisfaction of performance conditions. For illustrative purposes only, the annual cash incentives paid for fiscal 2024 were: Mr. Karsanbhai-$3,973,595 Mr. Baughman -$1,331,400; Mr. Krishan-$1,743,500; Mr. Train-$1,188,750 and Mr. Tang-$713,250.
(2)This column assumes the Committee would exercise its discretion not to pay an annual cash incentive or make a payout of outstanding performance shares.
(3)There would be no acceleration or special treatment for annual cash incentive opportunities for the year in which the Change of Control occurs.
(4)Represents the closing share price of $109.37 minus the exercise price times the number of outstanding options for all in-the-money, unvested options. All options held by the named executive officers are fully vested.

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Compensation Tables
(5)The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.
(6)Assumes the Committee does not allow any payout for the performance shares awards granted in 2023 or 2024. See Outstanding Equity Awards at Fiscal Year-End table on page 53.
(7)The amount shown includes the entire amount of 2023 and 2024 awards at the highest level. See note (12).
(8)Assumes Committee would exercise its discretion to not allow any further vesting.
(9)Represents pro rata value of all unvested restricted stock and RSUs, based on years elapsed rounded to whole years.
(10)Represents the value of all unvested shares of restricted stock and RSUs.
(11)Represents face amount of policies paid for by the Company which are not generally available to all employees.
(12)The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2024.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee in 2023, we collected data as of July 1, 2023 for all employees globally and used “Base Pay, Shift Premium and Overtime, Bonus and Commission or equivalent” as our consistently applied compensation measure. After applying the 5% de Minimis exemption, we used a valid statistical sampling methodology on the remaining population to produce a sample of employees within a 5% range of the established median compensation measure, then selected an employee from within that group.

For 2024, using the same determination date and statistical sampling methodology, we determined that the median employee from the prior year falls outside the 2023 5% range and identified a new median employee. We determined that the 2024 Summary Compensation Table total compensation and value of nondiscriminatory medical and dental benefits for our CEO and median employee were $20,114,659, and $47,221 respectively, which includes $18,376 and $5,513 in company-paid benefits, respectively. The estimate of the ratio of CEO pay to median worker pay calculated using a methodology consistent with the SEC rules as described above is 426:1.

As of July 1, 2024, we had a global population of approximately 70,280 employees, which excludes the National Instruments acquisition that closed on October 11, 2023, which had approximately 7,000 employees at time of close. From this population, we excluded 3,504 employees from six countries (4.98% of the global workforce) under the 5% de Minimis rule, resulting in a remainder of 66,776 employees. Excluded countries and employee counts are as follows: Brazil (592), Colombia (26), Hungary (1,355), Malaysia (694), Nigeria (29), and Slovakia (808).

As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.
Pay vs. Performance
As required by Item 402(v) of Regulation S-K, the following table and accompanying narrative sets forth information concerning the compensation of our NEOs for each of the last three fiscal years and our financial performance for each such year in accordance with the SEC’s pay versus performance (“PVP”) disclosure rules. Under the PVP rules, the SEC has developed a new definition of pay, referred to as compensation actually paid (“CAP”), which is compared here to certain performance measures defined by the SEC.
The Committee does not use CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PVP table to measure performance for incentive plan purposes. Refer to “Compensation Discussion and Analysis” above for details on how we align pay with performance.

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Compensation Tables

Year	Summary Compensation Table Total for PEO(1) (Karsanbhai)	Summary Compensation Table Total for PEO(1) (Farr)	Compensation Actually Paid to PEO(1)(2) (Karsanbhai)	Compensation Actually Paid to PEO(1)(2) (Farr)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (4)	Adj. EPS (5)
							Emerson TSR (3)($)	Peer Group TSR(3) ($)
2024	$20,096,283	N/A	$27,577,252	N/A	$5,932,843	$7,203,594	185.11	210.97	$1,968	$5.49
2023	$18,317,194	N/A	$29,057,107	N/A	$4,795,129	$7,335,684	160.11	146.36	$13,219	$4.44
2022	$15,178,106	N/A	$8,202,846	N/A	$5,294,490	$2,830,506	118.57	114.23	$3,231	$3.64
2021	$15,806,036	$15,066,763	$21,037,695	$30,144,401	$5,524,580	$8,847,430	149.12	134.55	$2,303	$3.01
(1)The principal executive officer (“PEO”) and the non-PEO NEOs for each fiscal year are as follows: 2024 – PEO: S. L. Karsanbhai; NEOs: M. J. Baughman, R. R. Krishnan, M. Tang and M. H. Train; 2023 – PEO: S. L. Karsanbhai; NEOs: M. J. Baughman, R. R. Krishnan, S. Y. Bosco, M. H. Train and F. J. Dellaquila; 2022 – PEO: S. L. Karsanbhai; NEOs: F. J. Dellaquila, R. R. Krishnan, M. J. Bulanda and S. Y. Bosco; 2021 – PEOs: S. L. Karsanbhai and D. N. Farr; NEOs: F. J. Dellaquila, R. R. Krishnan, M. J. Bulanda, J. P. Froedge, and M. H. Train.
(2)In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s required valuation methods for this disclosure differ from those required in the SCT. The table below provides the adjustments to the SCT total compensation made to arrive at the compensation actually paid for the PEO and the average for Non-PEO NEOs. The amounts below for performance shares assume that the targeted award is earned, with actual amounts used for the year in which the award vests.

PEO (Karsanbahi)
Year	SCT Total Compensation	Less: Stock Awards column in the SCT	Less: Change in the Pension Value column of SCT	Add: Fair value of unvested stock awards granted in FY, determined at FYE (a)	Change in fair value of outstanding and unvested stock awards granted in prior FYs from prior FYE to applicable FYE (b)	Change in fair value of stock awards granted during prior FYs that vested during the applicable FY, based on change in fair value from prior FY end to vesting date(c)	Add: Dividends paid during applicable FY prior to vesting date (to the extent not otherwise included) (d)	Add: Service cost for pension plans(e)	Add: Prior service cost for pension plans (f)	Compensation Actually Paid
2024	$20,096,283	$(14,027,854)	$(154,000)	$16,176,553	$1,786,478	$3,542,291	$157,500	$—	$—	$27,577,252
2023	$18,317,194	$(12,912,123)	$(11,000)	$14,327,521	$4,325,440	$4,246,211	$763,865	$—	$—	$29,057,107
2022	$15,178,106	$(11,060,131)	$—	$8,038,447	$(3,760,581)	$(568,314)	$375,318	$—	$—	$8,202,846
2021	$15,806,036	$(12,651,359)	$(16,000)	$15,000,973	$1,553,550	$990,662	$353,833	$—	$—	$21,037,695

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Compensation Tables

PEO (Farr)
Year	SCT Total Compensation	Less: Stock Awards column in the SCT	Less: Change in the Pension Value column of SCT	Add: Fair value of unvested stock awards granted in FY, determined at FYE (a)	Change in fair value of outstanding and unvested stock awards granted in prior FYs from prior FYE to applicable FYE (b)	Change in fair value of stock awards granted during prior FYs that vested during the applicable FY, based on change in fair value from prior FY end to vesting date(c)	Add: Dividends paid during applicable FY prior to vesting date (to the extent not otherwise included) (d)	Add: Service cost for pension plans(e)	Add: Prior service cost for pension plans (f)	Compensation Actually Paid
2021	$15,066,763	$(11,599,962)	$—	$15,729,328	$4,512,346	$4,861,164	$992,846	$581,917	$—	$30,144,401

Average for Non-PEO NEOs
Year	SCT Total Compensation	Less: Stock Awards column in the SCT	Less: Change in the Pension Value column of SCT	Add: Fair value of unvested stock awards granted in FY, determined at FYE (a)	Change in fair value of outstanding and unvested stock awards granted in prior FYs from prior FYE to applicable FYE (b)	Change in fair value of stock awards granted during prior FYs that vested during the applicable FY, based on change in fair value from prior FY end to vesting date(c)	Add: Dividends paid during applicable FY prior to vesting date (to the extent not otherwise included) (d)	Add: Service cost for pension plans(e)	Add: Prior service cost for pension plans (f)	Compensation Actually Paid
2024	$5,932,843	$(3,667,261)	$(87,750)	$4,203,287	$298,352	$493,379	$25,725	$5,019	$—	$7,203,594
2023	$4,795,129	$(2,271,575)	$(308,200)	$2,548,659	$787,787	$1,468,230	$232,224	$83,430	$—	$7,335,684
2022	$5,294,490	$(3,015,166)	$(494,250)	$2,191,408	$(1,059,805)	$(466,769)	$223,617	$156,982	$—	$2,830,506
2021	$5,524,580	$(3,920,122)	$(171,200)	$4,955,598	$1,494,446	$647,294	$231,933	$84,902	$—	$8,847,430
(a)    For each fiscal year includes performance share awards granted that year. For fiscal 2021 and fiscal 2022, also includes restricted stock awards granted that year. Fiscal 2024 also includes RSUs and restricted stock awards granted in this year. Amounts are computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized.
(b)    For each fiscal year includes change in fair value for performance share awards, restricted stock awards and RSU awards granted in prior fiscal years that remain outstanding and unvested at the end of that year.
(c)    For each fiscal year includes change in fair value for performance shares awards earned for the performance period ending on September 30 of that fiscal year and restricted stock that vested that year, as of the vesting date.
(d)    Includes the value of dividends on restricted stock and dividend equivalents on performance shares and RSUs for each fiscal year prior to the vesting date.
(e)    Includes for each fiscal year, the service cost calculated as the actuarial present value of each NEO’s benefit under pension plans attributable to services rendered during the covered fiscal year.
(f)    Includes for each fiscal year, the prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the amendment (or initiation).
(3)    For each fiscal year, includes the cumulative TSR of the Company since September 30, 2020 and the S&P 500 Capital Goods Index calculated in a manner consistent with our stock performance graph in our Annual Report to Shareholders, assuming $100 invested on September 30, 2020 in stock or index, including reinvestment of dividends.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	65

Compensation Tables
(4)    For each fiscal year, consists of net earnings as disclosed in our annual financial statements, which includes the impact of discontinued operations. In 2024, GAAP net income was significantly impacted by increased amortization of intangible expense relating to recent acquisitions. In 2023, the discontinued operations impact included the significant gains from the sale of the Company’s majority interest in its Climate Technologies business and the sale of its InSinkErator business. Earnings from continuing operations for each year were: 2024-$1,618, 2023-$2,254, 2022-$1,886 and 2021-$1,414.
(5)    Adjusted EPS is calculated as described in Appendix E, GAAP to Non-GAAP Reconciliations.
Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” (“CAP”) to our Chief Executive Officer and other NEOs for fiscal 2024, 2023, 2022 and 2021 to each of the following: (1) cumulative TSR of both Emerson and the S&P 500 Capital Goods Index (“Peer”), (2) Emerson’s net income and (3) Emerson’s adjusted EPS. As discussed above, CAP, as calculated under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on various assumptions including year-end stock prices, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals and, as disclosed below is more closely correlated with TSR than the other measures. For a discussion of how our Compensation Committee assessed Emerson’s performance and our NEOs’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in prior years.

66	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

Financial Performance Measures
The following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link compensation actually paid to our NEOs, for fiscal 2024, to company performance:

Performance Measures
Adjusted EPS
Cumulative free cash flow
Operating cash flow
As discussed above in greater detail under “Compensation Discussion and Analysis”, performance shares awards are our primary long-term compensation element. Beginning in fiscal 2022, our Compensation Committee determined to utilize adjusted EPS and cumulative FCF as the performance objectives for performance shares. Also, as discussed above, our annual cash incentive is our primary short-term incentive compensation element. Beginning with the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria. The Committee utilized adjusted EPS and operating cash flow as part of the 2024 annual cash incentive.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	67

Proxy Item No. 3 Vote on Amendment to Restated Articles of Incorporation to Declassify the Company’s Board of Directors

After careful consideration, the Board is once again submitting for approval by shareholders the following proposed amendments to our Restated Articles of Incorporation to eliminate, over a period of three years, the classification of our Board of Directors, without affecting the unexpired terms of Directors. We made a similar proposal in 2024, 2020 and 2013.
Article 5 of our Restated Articles of Incorporation currently provides that our Directors are divided into three classes, with the term of office of one class expiring each year and the Directors in each class serving three-year terms. After considering the advantages and disadvantages of declassification, including feedback from shareholders and views of commentators, the Board has determined it is in the best interests of the Company and its shareholders to amend the Restated Articles of Incorporation of the Company to declassify the Board over the next three years. This would result in a fully declassified Board by the 2028 Annual Meeting of Shareholders.
If the proposed amendments are adopted and become effective, Directors in office immediately following this Annual Meeting of Shareholders would serve out their three-year terms, but Directors elected by shareholders after this Annual Meeting would be elected to one-year terms. Beginning at the 2026 Annual Shareholders’ Meeting, all Directors would be subject to annual election for one-year terms.
The proposed changes to Article 5 are set forth in their entirety in Appendix B to this proxy statement. Additions to the Restated Articles of Incorporation are indicated by underlining and deletions are indicated by strike-outs.
In accordance with Missouri law, the Board of Directors has adopted resolutions submitting these proposed amendments to shareholders and is recommending them to shareholders for approval.
The affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2025 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors. See information about the voting standard for this proposal on page 83. We submitted this proposal in 2024, 2020 and 2013 and, while it received significant support, it did not receive the 85% vote required for adoption. Because brokers may not cast a vote on this proposal without your instruction, it is very important that you vote your shares.
If the proposed amendments are adopted and become effective, the Board will adopt conforming amendments to our Bylaws.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

68	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4 Vote on Amendments to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements

At our 2024 Annual Meeting, a slim majority of the outstanding shares on the record date voted in favor of a non-binding shareholder proposal regarding the elimination of any supermajority vote requirements contained in our Restated Articles of Incorporation or Bylaws. Our Restated Articles of Incorporation include a limited number of shareholder-approved supermajority vote requirements primarily aimed at hostile takeovers while our Bylaws do not contain any supermajority voting provisions.

Such provisions in Emerson’s Restated Articles of Incorporation include the following:

•Provisions in Article 5 of our Restated Articles of Incorporation including the removal of a director outside of the annual meeting process, and amendments to Article 5, which Article includes language that provides for our classified Board structure, restricts the ability of shareholders to amend our Bylaws and restricts the ability of shareholders to call a special meeting;

•Provisions in Article 9 of our Restated Articles of Incorporation regarding the approval of certain business combinations with 10% shareholders where the proposal is not approved by our continuing Board or if certain other protections are not satisfied, and amendments to Article 9; and

•Provisions in Article 4 of our Restated Articles of Incorporation regarding the threshold to amend the class preferences, priorities, special rights and special powers of blank check preferred stock, should any ever be issued.

In response to the vote by shareholders at the 2024 Annual Meeting and recognition that there are different views on this issue, the Board concluded that shareholders should be afforded the opportunity to vote on amending the Restated Articles of Incorporation to reduce the existing supermajority vote requirements and is submitting for approval by shareholders the following proposed amendments to our Restated Articles of Incorporation to replace the existing supermajority vote provisions contained in our Restated Articles of Incorporation with a majority voting standard.

The Board makes no recommendation with respect to the proposed amendments in Proxy Item No. 4A, Proxy Item No. 4B and Proxy Item No. 4C.

The Board is submitting these proposals in response to the vote on last year’s shareholder proposal. These proposals are not in response to any specific effort of which the Company is aware to accumulate shares or to obtain control of the Company. The proposals would generally have the effect of reducing the Company’s anti-takeover defenses and making it easier to change control of the Board or to accomplish certain transactions opposed by the Board or a minority of shareholders.

The Board is submitting the proposed changes as three proposals for approval at the 2025 Annual Meeting, as described below. Shareholders will vote on each proposal separately, and the approval of each proposal is not conditioned on the approval of the other proposals. If the proposed changes are approved by our shareholders, then we intend to make the appropriate filing with the Secretary of State of the State of Missouri promptly following the 2025 Annual Meeting, which will become effective upon filing.

The proposed changes to the various provisions in our Restated Articles of Incorporation are set forth in their entirety in Appendix C to this proxy statement and the general description of the proposed changes to our Restated Articles of Incorporation is qualified in its entirety by reference to the proposed changes set forth in Appendix C. Additions to the Restated Articles of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

Proxy Item No. 4A: Reducing the Supermajority Voting Requirements for the Removal of Directors and Amendments to the Provisions in Article 5

Currently, Part (b) of Article 5, Section 2 of our Restated Articles of Incorporation provides that our directors may only be removed by shareholders by the affirmative vote of the holders of 85% of the shares then entitled to vote at an election of directors, voting as a single class. In addition, Article 5, Section 5 of our Restated Articles of Incorporation provides that Article 5 may only be amended, altered, changed or repealed or any provisions inconsistent with any of the provisions of Article 5 adopted by the affirmative vote of the holders of not less than 85% of the total voting power of all outstanding shares of our voting stock, voting as a single class. Proxy Item No. 4A requests that shareholders approve amendments to eliminate these supermajority voting standards and replace them with a majority voting standard. The proposed changes to Article 5, Section 2 and Article 5, Section 5 are set forth in their entirety in Appendix C to this proxy statement.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	69

Proxy Item No. 4: Vote to Reduce Supermajority Voting Requirements
Supermajority vote requirements like the ones contained in Article 5 of the Restated Articles of Incorporation are intended to, among other things, facilitate corporate governance stability and protect Emerson’s shareholders against potentially self-interested actions of short-term investors by requiring broad shareholder consensus to make certain fundamental changes to corporate governance. While the Board recognizes these protections are important, the Board also notes that many shareholders and commentators now view these provisions as limiting a board's accountability to shareholders and the ability of shareholders to effectively participate in corporate governance. As noted in Proxy Item No. 3, once again, we are proposing to amend our Restated Articles of Incorporation to eliminate our classified board structure and provide for the annual election of directors. We made similar proposals in 2013, 2020 and 2024. However, none of these proposals attained the required 85% approval level currently provided for in Article 5. After considering shareholder input, including the 2024 shareholder proposal, and the arguments in favor of and against the existing supermajority vote requirements in Article 5, the Board concluded that shareholders should be afforded the opportunity to vote on amending the Restated Articles of Incorporation to reduce these supermajority vote requirements in Article 5.

The affirmative vote of 85% of the total voting power of all outstanding shares entitled to vote, whether or not present or represented by proxy at the 2025 Annual Meeting, is required to amend Article 5, Section 2 and Article 5, Section 5 of the Restated Articles of Incorporation. See information about the voting standard for this proposal on page 83.

Proxy Item No. 4B: Reducing the Supermajority Voting Requirements in Connection with the Fair Price Provisions for Certain Business Combinations and Amendments to Those Provisions

Currently, Article 9, Section 1 of our Restated Articles of Incorporation provides that certain business combinations involving Emerson and certain 10% shareholders, each as defined in our Restated Articles of Incorporation, require the affirmative vote of the holders of 85% of the outstanding shares of our common stock unless (i) a majority of the continuing directors (as defined in our Restated Articles of Incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied. Additionally, Article 9, Section 6 of our Restated Articles of Incorporation provides that Article 9 of our Restated Articles of Incorporation may only be amended, altered, changed or repealed or any provisions inconsistent with any of the provisions of Article 9 adopted by the affirmative vote of the holders of not less than 85% of the total voting power of all outstanding shares of our voting stock, voting as a single class, provided however that such provisions may be amended upon the affirmative vote of the holders of a majority of the total voting power of all of our outstanding shares if the amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination. Proxy Item No. 4B requests that shareholders approve amendments to change the voting standards in Article 9 of our Restated Articles of Incorporation from 85% of the total voting power of all outstanding shares of voting stock to a majority of the total voting power of all outstanding shares of voting stock excluding that beneficially owned by certain 10% shareholders. The amended standard will more closely track the voting standard in Missouri’s business combinations statute. The proposed changes to Article 9, Section 1 and Article 9, Section 6 are set forth in their entirety in Appendix C to this proxy statement.

The supermajority vote requirements contained in Article 9 of our Restated Articles of Incorporation are intended to protect Emerson’s shareholders, particularly long-term shareholder interests, against the potentially self-interested actions of short-term investors by requiring extraordinary transactions to have the support of a broad consensus of Emerson’s shareholders. Specifically, the supermajority vote requirements contained in Article 9, which were added to our Articles of Incorporation following shareholder approval in 1986, are designed to deter an acquiring party from using two-tier pricing and similar inequitable tactics in an attempt to take over Emerson and help assure fair treatment of all shareholders in the event of a takeover attempt. A number of publicly traded companies have similar super majority voting provisions. While the Board believes that the protection that the supermajority vote requirements in Article 9 provide is important, the Board also notes that many shareholders and commentators now view these provisions as limiting a board's accountability to shareholders and the ability of shareholders to effectively participate in corporate governance. In addition, others have argued that supermajority vote requirements for "fair price" provisions have the effect of discouraging legitimate offers for a company by making them more expensive. After considering shareholder input, including the 2024 shareholder proposal, and the arguments in favor of and against the existing supermajority vote requirements in Article 9, the Board concluded that shareholders should be afforded the opportunity to vote on amendments to eliminate the supermajority voting standards in Article 9 of our Restated Articles of Incorporation and replace them with a majority voting standard.

The affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2025 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to amend Article 9, Section 1 and Article 9, Section 6 of the Restated Articles of Incorporation. See information about the voting standard for this proposal on page 83.

Proxy Item No. 4C: Reducing the Supermajority Voting Requirements for Amendments to the Terms of any Series of Preferred Stock

Currently, Article 4, Section 7 of our Restated Articles of Incorporation provides that the preferences, priorities, special rights and special powers given to any series of the preferred stock may be altered, modified, changed or terminated, in such manner as provided by law, upon the affirmative vote of the holders of two-thirds (2/3) of each series of Preferred Stock issued and outstanding whose rights will be affected by such proposed alteration, modification, change or termination. Proxy Item No. 4C requests that shareholders approve amendments to eliminate the supermajority voting standards and replace

70	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4: Vote to Reduce Supermajority Voting Requirements
them with a majority voting standard. The proposed changes to Article 4, Section 7 are set forth in their entirety in Appendix C to this proxy statement.

The affirmative vote of a majority of our outstanding shares, whether or not present or represented by proxy at the 2025 Annual Meeting, is required to amend Article 4, Section 7 of the Restated Articles of Incorporation. See information about the voting standard for this proposal on page 83.

THE BOARD MAKES NO RECOMMENDATION FOR PROXY ITEM NO. 4A, PROXY ITEM NO. 4B AND PROXY ITEM NO. 4C

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	71

Proxy Item No. 5 Vote to Approve the 2025 Employee Stock Purchase Plan

We are asking our shareholders to approve a proposal to adopt the 2025 Employee Stock Purchase Plan (the “Purchase Plan”), under which up to 10,000,000 shares of the Company’s common stock, par value $0.50 per share, will be reserved for issuance (subject to adjustments described in the section titled “Stock Subject to the Purchase Plan” below).

The adoption of the Purchase Plan is being submitted for shareholder approval in order for us to comply with the shareholder approval requirements of the New York Stock Exchange and the requirements of the Internal Revenue Code.

Plan Background

The Board adopted the Purchase Plan on November 5, 2024, subject to shareholder approval at the Annual Meeting. If approved by the Company’s shareholders, the Purchase Plan will become effective as of the date of the shareholder approval (the “Effective Date”). If the Purchase Plan is not approved by the Company’s shareholders, the Purchase Plan will not become effective.

The Purchase Plan is designed to allow eligible employees of the Company and its participating parent and subsidiaries (whether now existing or subsequently established or acquired) to purchase shares of the Company’s common stock at a discount at designated intervals through their accumulated payroll deductions or other contributions.

The Company intends that the Purchase Plan qualify as an employee share purchase plan under Internal Revenue Code Section 423 (“Section 423”) for one or more specified offerings. Favorable tax treatment is available for United States tax residents participating in a Section 423 plan. The Company may, however, establish one or more offerings that do not qualify under Section 423, including that are intended to achieve tax, securities law or other compliance requirements or objectives in particular locations outside of the United States.

Summary Description of the Purchase Plan

The following is a summary of the principal features of the Purchase Plan. The summary, however, is not intended to be a complete description of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan attached as Appendix D.

Administration

Our Compensation Committee of the Board will administer the Purchase Plan, and in such role as plan administrator, our Compensation Committee has the authority to interpret and construe any provision of the Purchase Plan and adopt rules and regulations relating to administering the Purchase Plan as it deems necessary or appropriate for the administration of the Purchase Plan.

Stock Subject to the Purchase Plan

A total of 10,000,000 shares of the Company’s common stock have been reserved for issuance under the Purchase Plan, subject to adjustments described below. The shares issuable under the Purchase Plan may be made available from our authorized but unissued shares or from shares reacquired by us, including shares purchased on the open market. If any purchase right granted under the Purchase Plan terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right will again be available for issuance under the Purchase Plan.

In the event that any change is made to the Company’s outstanding common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the Company’s outstanding common stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of the Company’s common stock be substantially reduced as a result of a spin-off transaction, extraordinary distribution (whether in cash, securities or other property) or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then the plan administrator will make equitable adjustments to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, (iii) the maximum number and class of securities purchasable in total by all participants on any one purchase date, if applicable, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. Any adjustments will be made in such manner as the plan administrator deems appropriate and such adjustments shall be final, binding, and conclusive.

72	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 5: Vote to Approve the 2025 Employee Stock Purchase Plan
Offering Periods and Purchase Rights

Shares of the Company’s common stock will be available for purchase under the Purchase Plan through a series of successive or overlapping offering periods. The duration of each offering period will be set by the plan administrator prior to the start date of the offering period and will not exceed 27 months. The first offering period will be determined by the plan administrator, which is expected to commence on or around July 1, 2025.

Each offering period will consist of one or more successive purchase intervals, as determined by the plan administrator prior to the start date of such offering period. Unless otherwise determined by the plan administrator prior to start of the applicable offering period, each offering period will have a three-month duration and will be comprised of one three-month purchase interval.

On the first day of each offering period, each participant will be granted a purchase right to acquire shares of the Company’s common stock at a discount on each purchase date during that offering period, subject to certain limitations described below. The purchase date will be the last trading day of each purchase interval within the offering period.

Eligibility and Participation

All employees of the Company or any participating parent or subsidiary corporation (whether now existing or subsequently established or acquired) will generally be eligible to participate in any offering period implemented under the Purchase Plan.

To participate in a particular offering period, an eligible employee must complete and file the requisite enrollment forms during the enrollment period for that offering period. Once the eligible employee is enrolled in the Purchase Plan, the eligible employee’s participation will automatically remain in effect from one offering period to the next, unless the eligible employee withdraws from the Purchase Plan or is otherwise ineligible.

As of November 26, 2024, approximately 64,000 employees (including all executive officers) would have been eligible to participate in the Purchase Plan had it been in effect on such date.

Contributions and Stock Purchases

Participants contribute to the Purchase Plan through payroll deductions or, if permitted, through other means specified by the plan administrator.

For each offering period, each participant may authorize contributions to the Purchase Plan as a flat dollar amount or as a percentage of eligible compensation paid to the participant for the offering period, as determined by the plan administrator (with such minimum and maximum amounts established by the plan administrator).

We will credit these payroll deductions (or other contributions) to the participant’s book account under the Purchase Plan, and no interest will be applied to this amount unless otherwise required by applicable law.

The accumulated contributions will automatically be applied to the acquisition of common stock on each purchase date. Accordingly, on each purchase date, each participant’s contributions accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. The plan administrator may exercise discretion in the treatment of any fractional shares.

All funds held or received by us under the Purchase Plan may be used for any corporate purpose until applied to the purchase of the Company’s common stock or refunded to employees and will not be segregated from our general assets, unless otherwise required by applicable law.

Purchase Price

Until such time as determined otherwise by the plan administrator, the purchase price of the shares of Company common stock purchased on each purchase date will be 90% of the fair market value per share of Company’s common stock on such purchase date. However, the plan administrator may, prior to the start of an offering period, establish a different purchase price, but such price may not be less than 85% of the lower of (i) the fair market value per share of the Company’s common stock on the start date of that offering period or (ii) the fair market value per share on the purchase date.

For purposes of the Purchase Plan, the fair market value per share of the Company’s common stock on any particular date will be equal to the closing price per share of the Company’s common stock on that date on the NYSE, or, if there is no closing price on such date, then the closing price per share on the immediately preceding date where there is a closing price.

On November 26, 2024, the fair market value of a share of Company common stock was $133.00 per share, based on the closing price of the Company’s common stock on that date on the NYSE.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	73

Proxy Item No. 5: Vote to Approve the 2025 Employee Stock Purchase Plan
Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire the Company’s common stock, including the following limitations:

•Purchase rights may not be granted to any employee if such employee would, immediately after the grant, own or hold outstanding options or other rights to purchase, shares possessing 5% or more of the total combined voting power or value of all classes of our outstanding shares or the outstanding shares of any of the Company’s affiliates.

•A participant may not be granted rights to purchase more than $25,000 worth of the Company’s common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•Prior to the start of an offering period, the plan administrator will establish a maximum number of shares purchasable by a participant on any purchase date during such offering period.

•The plan administrator may establish a maximum number of shares purchasable in total by all participants enrolled in that offering period on each purchase date that occurs during that offering period.

Termination of Purchase Rights.

A participant may withdraw from the Purchase Plan no later than 15 days prior to the next scheduled purchase date (or such other period as determined by the plan administrator), and the participant’s accumulated payroll deductions (or other contributions) for the purchase interval in which that withdrawal occurs will, at the participant’s election, either be applied to the purchase of shares on that purchase date or be refunded immediately.

The participant’s purchase right will immediately terminate upon the participant’s termination of employment or loss of eligible employee status. Any payroll deductions or other permitted contributions that the participant may have made for the purchase interval in which such termination of employment or loss of eligibility occurs will be applied to the purchase of common stock, unless determined otherwise by the plan administrator.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by the participant’s purchase rights until the shares are purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares.

General Provisions

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change of Control

In the event of a change of control (as defined in the Purchase Plan), the plan administrator may take such action as deemed appropriate including (i) accelerating the next purchase date in the then current offering period to a date immediately before the closing date of the change of control, and applying the accumulated payroll deductions to the purchase of shares of the Company’s common stock at the purchase price in effect for that offering period, (ii) terminating all outstanding purchase rights and refunding all accumulated payroll deductions, or (iii) having the successor entity (or its parent or subsidiary corporation) assume our obligations under the Purchase Plan and the outstanding purchase rights.

Share Proration

Should the total number of shares of the Company’s common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the contributions of each participant, to the extent in excess of the aggregate purchase price payable for the Company’s common stock pro-rated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earliest of (i) the date immediately prior to the tenth anniversary of the Effective Date, (ii) the date on which all shares available for issuance under the Purchase Plan have been sold pursuant to exercised purchase rights, or (iii) the date on which all purchase rights are exercised or terminated in connection with a change of control. However, our Board may terminate the Purchase Plan at any time. No further purchase rights may be granted or

74	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 5: Vote to Approve the 2025 Employee Stock Purchase Plan
exercised, and no further payroll deductions (or other contributions) may be collected, under the Purchase Plan following its termination.

The Board may amend the Purchase Plan at any time, except that the Board must seek approval of the Company’s shareholders to (i) increase the number of shares issuable under the Purchase Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) change the class of corporations that may be designated as participating companies under the Purchase Plan.

New Plan Benefits

The Purchase Plan will not become effective unless it is approved by the shareholders at the Annual Meeting and no purchase rights have been granted under the Purchase Plan. The benefits to be received by our executive officers and employees as a result of the adoption of the Purchase Plan are not determinable since the amounts of future purchases by participants are based on elective participant contributions and the purchase price of shares of the Company’s common stock, which are not determinable until the end of a purchase interval. Our non-employee directors are not eligible to participate in the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the U.S. Federal income taxation treatment, as of the date of this document, for offerings intended to comply with Section 423. The following summary does not address any U.S. state, local, or non-U.S. tax consequences associated with the Purchase Plan. Under an offering which qualifies under Section 423, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

Generally, if the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. Any additional gain or loss will be treated as capital gain or loss.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on the start date of that offering period exceeded the purchase price which would have been paid for those shares had they been purchased on that start date; and any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. The Company will not be entitled to an income tax deduction with respect to such sale disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the shares on the start date of that offering period exceeded the purchase price which would have been paid for those shares had they been purchased on that date, will constitute ordinary income in the year of death and any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss.

Summary of Accounting Treatment

Pursuant to the accounting principles that are applicable to employee stock purchase plans, the grant date fair value of each purchase right granted under the Purchase Plan will be charged as a direct compensation expense to the Company’s reported earnings over the offering period to which those purchasing rights pertain.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	75

Proxy Item No. 5: Vote to Approve the 2025 Employee Stock Purchase Plan
Equity Compensation Plan Information

The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2024:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,782,000	$51.71	17,504,000
Equity compensation plans not approved by security holders	—	—	—
Total	5,782,000	$51.71	17,504,000

(1) Includes the Stock Option and Incentive Shares Plans previously approved by the Company's security holders. Shares included in column (a) assume the maximum payouts, where applicable, and are as follows: (i) 288,000 shares reserved for outstanding stock option awards, (ii) 1,037,000 shares reserved for performance share awards granted in
2024, (iii) 1,345,000 shares reserved for performance share awards granted in 2023, (iv) 1,332,000 shares reserved for performance share awards granted in 2022 and (v) 1,780,000 shares reserved for outstanding restricted stock unit awards. As provided by the Company’s Incentive Shares Plans, performance shares awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of the performance objectives and continued service by the employee.

The table above includes 793,000 shares outstanding as of September 30, 2024 relating to restricted stock units and performance stock units which were originally issued by National Instruments Corporation and assumed by Emerson and converted into Emerson time-based restricted stock units in connection with the acquisition of National Instruments
Corporation in early fiscal 2024

The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c)
are shares remaining available for award under previously approved plans as follows: (i) 16,000,000 under the 2024
Incentive Shares Plan, (ii) 963,000 under the 2015 Incentive Shares Plan, (iii) 503,000 under the 2006 Incentive Shares
Plan, and (iv) 38,000 under the Restricted Stock Plan for Non-Management Directors.
) a
Information regarding stock options and incentive shares plans set forth in Note 17 of Notes to Consolidated Financial Statements in the 2024 Annual Report on Form 10-K is hereby incorporated by reference.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

76	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 6 Ratification of Independent Registered Public Accounting Firm

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for 2025. KPMG LLP served as the Company’s independent registered public accounting firm for 2024 and has been retained continuously as the Company’s external auditor since 1938.
The members of the Audit Committee (i) having received KPMG LLP’s written independence report and having discussed same with KPMG LLP; and (ii) having assessed KPMG LLP’s past service and qualifications believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.
The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.
The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	77

Proxy Item No. 7 Shareholder Proposal to Elect Directors Annually

Mr. John Chevedden, 2215 Nelson Ave 205, Redondo Beach, California 90278, holder of at least 80 shares of Emerson Electric Co., submitted the below proposal. The proposal and supporting statement are presented as received from the proponent in accordance with SEC rules, and Emerson disclaims any responsibility for its content. The shareholder proposal will be voted upon at the Annual Meeting only if properly presented at the meeting by Mr. Chevedden, which we understand that he intends to do.

Proposal 7 - Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the
Board of Directors in order that each director stands for election at each annual meeting.

Although our management can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.

This proposal topic received overwhelming 98% support at the 2024 Emerson Electric annual meeting.

Classified Boards like the Emerson Electric Board have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, have adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at no extra cost to shareholders. Thus it was not a surprise that this proposal topic won majority support at Tesla in 2024 even when the biased insider shares, which voted every eligible share, were opposed.

Annual election of each director gives shareholders more leverage if the Board of Directors performs poorly. For instance if the Board of Directors approves excessive executive pay or poorly incentivized executive pay shareholders can soon vote against the Board's executive pay committee members instead of potentially waiting 3 long years under the current setup.

With the current 3-year terms for directors a director who is routinely absent from Board of Directors meetings could escape a wake-up shareholder vote for 3 long years. Thus the outdated 3-year terms for Emerson Electric directors unfortunately opens the gate for poor director performance and is overdue for an improvement.

Please vote yes: Elect Each Director Annually - Proposal 7

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE APPROVAL OF THE SHAREHOLDER PROPOSAL TO ELECT DIRECTORS ANNUALLY.
The Board has considered the above proposal carefully and believes that it is not in the best interests of our shareholders. This proposal asks us to declassify our Board of Directors. We have already taken such steps, once again, in this proxy statement to do. Please see Proxy Item No. 3. Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors.

78	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 7: Shareholder Proposal to Elect Directors Annually
As we have discussed, we recognize that a declassified Board of Directors is considered an important aspect of good corporate governance and are again asking our shareholders to amend our Restated Articles of Incorporation to declassify our Board of Directors. In addition, we encouraged shareholders at the Annual Meetings in 2024, 2020 and 2013 to approve the same amendment but the amendment did not receive the required vote to pass.

The Board notes that the shareholder proposal set forth above explicitly “allows the option to phase […] in” declassification, so the Company’s proposal would implement declassification in a manner explicitly allowed for under the proposal. As a result, the Company is already taking the steps requested by the shareholder proposal. Accordingly, the Board considers this proposal duplicative and unnecessary and recommends that shareholders vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE APPROVAL OF THE SHAREHOLDER PROPOSAL TO ELECT DIRECTORS ANNUALLY.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	79

Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers
The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2024. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)
Michael J. Baughman	92,291
Mark A. Blinn	9,591
Joshua B. Bolten	28,567
Calvin G. Butler, Jr.	762
Martin S. Craighead	12,140
William H. Easter III	12,981
Gloria A. Flach	17,239
Letitia Gonçalves Lourenco	3,286
Surendralal (Lal) L. Karsanbhai(3)	308,848
Ram R. Krishnan(4)	145,555
Lori M. Lee	12,386
Matthew S. Levatich	24,965
James M. McKelvey	13,286
Michael Tang	23,663
Michael H. Train	282,251
James S. Turley	24,731
All Directors and Executive Officers as a group (20 persons) (5)(6)	1,185,450
(1)Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Karsanbhai, President and CEO-75,000; Mr. Baughman, Executive Vice President, Chief Financial Officer and Chief Accounting Officer-10,000; Mr. Krishnan, Executive Vice President and Chief Operating Officer-17,000; Mr. Train, Senior Vice President and Chief Sustainability Officer-22,000; Mr. Tang, Senior Vice President, Secretary and Chief Legal Officer-10,000; Mr. Blinn-6,235; Mr. Bolten-24,267; Mr. Craighead-7,340; Mr. Easter-4,425; Ms. Flach-11,834; Ms. Lee-8,586; Mr. Levatich-23,098; Mr. Turley-20,931; and all Directors and executive officers as a group-275,716. Also includes the following restricted stock units held by the following, over which they have no voting or investment power: Mr. Karsanbhai—68,208; Mr. Baughman—13,641; Mr. Krishnan—29,232; Mr. Train—9,744; Mr. Tang—13,663; Mr. Blinn-1,867; Mr. Bolten-1,867; Mr. Butler- 762; Mr. Craighead-1,867; Mr. Easter-1,867; Ms. Flach-3,800; Ms. Gonçalves-1,867; Ms. Lee-3,800; Mr. Levatich-1,867; Mr. McKelvey-1,867; Mr. Turley-3,800; and all Directors and executive officers as a group – 174,693.
(2)As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2024, the right to acquire upon the exercise of employee stock options: Mr. Karsanbhai-15,000; and Mr. Baughman-10,000.
(3)Includes 907 shares held as custodian for Mr. Karsanbhai’s son and daughter and 149,084 shares held by trust over which Mr. Karsanbhai exercises investment power.
(4)Includes 97,310 shares held by trust over which Mr. Krishnan shares investment power with his spouse.
(5)Includes 29,617 shares of common stock which executive officers have, or will have within 60 days after September 30, 2024, the right to acquire upon exercise of employee stock options. Also includes 25,231 restricted stock units held by Directors. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

80	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Ownership of Emerson Equity Securities
(6)Includes 172,908 shares of common stock beneficially owned by four other executive officers of the Company, of which 35,000 shares are restricted and over which the other executive officers have no investment power, 19,974 are restricted stock units over which the other executive officers have no voting or investment power, and 4,617 shares which the other executive officers have, or will have within 60 days after September 30, 2024, the right to acquire upon exercise of employee stock options.

Ownership of Greater than 5% Shareholders
The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2024, based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	52,218,224	9.2%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	37,142,896	6.5%
(1)The Vanguard Group filed a Schedule 13G/A on February 13, 2024, with the SEC indicating that, as of December 29, 2023, it had beneficial ownership of 52,218,224 shares, including sole dispositive power over 49,796,662 shares, shared voting power over 694,433 shares and shared dispositive power over 2,421,562 shares of the Company’s outstanding stock.
(2)BlackRock, Inc. filed a Schedule 13G/A on January 29, 2024, with the SEC indicating that, as of December 31, 2023, it had beneficial ownership of 37,142,896 shares, including sole voting power over 32,963,378 shares and sole dispositive power over 37,142,8966 shares of the Company’s outstanding stock.
The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and Directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of these reports, as filed electronically with the SEC, and upon written representations from our executive officers and Directors, we believe that all Directors, officers and 10% or greater beneficial owners complied with all such filing requirements for the fiscal year ended September 30, 2024, with the exception of one late Form 4 for William H. Easter III filed one day late on November 14, 2023, due to an administrative oversight, relating to the purchase of 2,900 shares of the Company's common stock on November 8, 2023 and an amended Form 4 for Mr. Karsanbhai filed on November 6, 2024 to report the inadvertent underreporting of a grant of RSUs by 5,000 due to a clerical error on his Form 4 filed on November 8, 2023.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	81

Questions and Answers About the 2025 Annual Meeting

1. Why did I receive these materials?
Our Board of Directors is soliciting proxies on its behalf to be voted at the 2025 Annual Meeting of Shareholders on February 4, 2025, at 10:00 a.m., Central Time, to be held in a virtual format accessible at www.virtualshareholdermeeting.com/EMR2025. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.
2. How are these materials being distributed?
On or about December 13, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 26, 2024, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.
3. Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?
If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.
4. What is the difference between a shareholder of record and a shareholder who holds shares in street name?
If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.
5. What is the record date? Who can vote?
The record date for the 2025 Annual Meeting is November 26, 2024 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted 569,531,364 shares of our common stock, par value $0.50 per share.
6. What are the different methods I can use to vote my shares?
By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.
In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).
At the Meeting: All shareholders of record may vote at the meeting by following the instructions on the virtual meeting site, accessible at www.virtualshareholdermeeting.com/EMR2025, and entering the 16-digit control number on the notice of internet availability, proxy card, or voting instruction form. Street name holders must obtain a legal proxy and other instructions from their broker, bank or other nominee in order to vote at the meeting through the virtual meeting site.
7. How many votes must be present to hold the 2025 Annual Meeting?
To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting, November 26, 2024, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet, telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

82	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers About the Annual 2025 Meeting
8. What vote is required to pass the proposals?
If a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the 2025 Annual Meeting is required to elect Directors, to approve the compensation of the Company’s NEOs, to approve the 2025 Employee Stock Purchase Plan, to ratify the appointment of KPMG, to approve the shareholder proposal, and to act on any other matters properly brought before the meeting. In addition, the affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2025 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors, amend the supermajority voting requirements for the removal of Directors and to amend the provisions of Article 5 of our Restated Articles of Incorporation, and to amend the supermajority voting requirements in connection with fair price provisions for certain business combinations and amendments to those provisions in Article 9 of our Restated Articles of Incorporation. The affirmative vote of a majority of outstanding shares entitled to vote thereon, whether or not represented by proxy at the 2025 Annual Meeting, is required to amend the supermajority voting requirements in our Restated Articles of Incorporation with respect to amending the terms of preferred stock. In addition, on the proposal to approve the 2025 Employee Stock Purchase Plan, the rules of the New York Stock Exchange also require approval by a majority of votes cast.
Shares represented by proxies which are marked or voted “AGAINST” or “ABSTAIN” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.
9. What if I do not specify a choice for a matter when returning a proxy?
If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 2, FOR the approval of a proposed amendment to our Restated Articles of Incorporation to declassify the Company’s Board of Directors in Proposal 3, ABSTAIN on the approval of the proposed amendments to our Restated Articles of Incorporation to reduce the supermajority voting requirements in Proposals 4A, 4B and 4C, FOR the approval of the 2025 Employee Stock Purchase Plan in Proposal 5, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 6, and AGAINST the shareholder proposal in Proposal 7. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.
10. How will my shares be voted on any other matters to come before the meeting?
The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.
11. Will my shares be voted if I do not provide my proxy or voting instructions?
Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares. Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to rules of the NYSE. Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters, except that with respect to the proposals to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors and to amend the supermajority vote requirements, such votes would have the same effect as if the shares represented thereby were voted against such proposal.
12. How can I revoke a proxy or change my vote?
You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 3, 2025. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	83

Questions and Answers About the Annual 2025 Meeting
13. Who will pay the cost of this proxy solicitation?
The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $17,500 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.
14. How do I obtain admission to the 2025 Annual Meeting?
Please see “Proxy Statement Summary—Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time. To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2025. Also, recording the meeting is prohibited. We thank you in advance for your patience and cooperation with these rules.
15. What does it mean if I receive more than one proxy card?
It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43006, Providence, Rhode Island 02940; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-201-680-6578 (from outside the U.S. or Canada) or 1-781-575-4592 (TDD for Hearing Impaired).
16. May shareholders ask questions at the 2025 Annual Meeting?
Yes. Shareholders will have an opportunity to ask questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. Please follow the instructions on the virtual meeting site regarding how to submit questions. When submitting questions, shareholders must confine their questions to matters that relate directly to the business of the meeting.

84	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Other Matters

Future Shareholder Proposals and Nominations
Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8
Proposals of shareholders intended to be presented at the 2026 Annual Meeting to be held on February 3, 2026, must be received by the Company by August 15, 2025, for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
Proposals and Nominations Not for Inclusion in Proxy Statement
In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of the Company in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting. For the 2026 Annual Meeting of Shareholders to be held on February 3, 2026, such notice must be received between October 6 and November 5, 2025. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.
A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.
In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.
Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:
•complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and
•provide a written representation and agreement that the nominee:
•is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;
•is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and
•if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS	85

Other Matters
Director Nominees for Inclusion in Proxy Statement (Proxy Access)
In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 16, 2025, and no later than August 15, 2025 to be considered timely for purposes of the Company’s 2026 Annual Meeting.
To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.
In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Bylaws.
Universal Proxy Rules
In addition to satisfying the foregoing requirements, including the timing and other requirements, under the Bylaws summarized above under “—Proposals and Nominations Not for Inclusion in Proxy Statement,” to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting must also provide notice to Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, that sets forth all information required by Rule 14a-19 under the Exchange Act no later than December 13, 2025 (or, if the 2026 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or by the close of business on the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made). A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with our Bylaws, including the obligation to provide timely notice (not less than 90 nor more than 120 days before the meeting) as described above under “—Proposals and Nominations Not for Inclusion in Proxy Statement.”
Communications with the Company and Obtaining Emerson Documents
Shareholders and other interested persons may contact the Independent Chair of the Board or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Independent Chair of the Board or relevant Director.
The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.
Additional Filings
The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Company, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

86	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Other Matters
Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.
Forward-Looking Statements
This Proxy Statement may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Securities Exchange Act and other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our strategy, outlook, operations, prospects, aspirational purpose, causes, values, and related commitments, goals or targets, including those regarding sustainability, greenhouse gas emissions, our net zero ambition and related goals, diversity, equity and inclusion or other initiatives, plans, targets, objectives or goals are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully enter into and complete on the terms and conditions contemplated, and the financial impact of, the potential AspenTech transaction and the outcome of the Company's review of strategic alternatives for its Safety and Productivity business segment, the scope, duration and ultimate impact of the Russia-Ukraine conflict and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 and in subsequent reports filed with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Appendix A Emerson Director Independence Standards

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:
1.The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;
2.The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;
3.Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;
4.Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;
5.If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;
6.If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;
7.If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;
8.If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;
9.If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;
10.The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;
11.If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%;
12.Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson; and
13.If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

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Appendix B Proposed Amendment to Restated Articles of Incorporation to Declassify the Board

ARTICLE 5
1.Board of Directors
The property and business of the Corporation shall be controlled and managed by its Board of Directors. Qualifications of Directors may be prescribed in the By-laws of the Corporation. The number of Directors shall be fixed by, or in the manner provided in, the By-laws; provided that the By-laws shall provide for three or more Directors and provided further that the Corporation shall give written notice to the Secretary of State of the State of Missouri of any change in the number of Directors within thirty (30) calendar days of the date of such change. ~~The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the By-laws.~~ Except as otherwise provided in the By-laws with respect to the implementation of this Article 5, at and after the annual meeting of shareholders that is held in calendar year 2026 (the “2026 Annual Meeting”), Directors shall be elected to hold office for a term ~~of three years, with the term of office of one class expiring each year~~ expiring at the next annual meeting of shareholders; provided, however, that any Director in office immediately after the annual meeting of shareholders held in calendar year 2025 who was elected to hold office for a term that expires after the 2026 Annual Meeting shall continue to hold such office until the end of the term for which such Director was elected.

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Appendix C Proposed Amendment to Restated Articles of Incorporation to Reduce Supermajority Voting Requirements

Proxy Item No. 4A: Reducing the Supermajority Voting Requirements for the Removal of Directors and Amendments to the Provisions in Article 5

ARTICLE 5

2. Removal of Directors
Subject to any limitation imposed by law, Directors may be removed, with or without cause, only (a) by the Board of Directors, as provided by law, in the event a Director fails to meet the qualifications stated in the By-laws for election as a Director or in the event such Director is in breach of any agreement between such Director and the Corporation relating to such Director's service as a Director or employee of the Corporation, or (b) by a vote of the holders of ~~eighty-five percent (85%)~~a majority of the shares then entitled to vote at an election of Directors, voting as a single class. Any such vote by the shareholders shall be in addition to the separate vote of any particular class or series of capital stock of the Corporation required by or pursuant to law, the Articles of Incorporation or otherwise.

5. Amendment
The provisions of this Article 5 shall not be amended, altered, changed or repealed nor may any provision inconsistent with any of such provisions be added to the Articles of Incorporation unless approved by the affirmative vote of the holders of not less than ~~eighty-five percent (85%)~~a majority of the total voting power of all outstanding shares of voting stock of the Corporation, voting as a single class. Such vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by or pursuant to law, the Articles of Incorporation or otherwise.

Proxy Item No. 4B: Reducing the Supermajority Voting Requirements in Connection with the Fair Price Provisions for Certain Business Combinations and Amendments to Those Provisions

ARTICLE 9

1. Vote Required for Business Combinations
a. In addition to any affirmative vote required by law, the Articles of Incorporation, any agreement with any national securities exchange or otherwise, any "Business Combination" (as hereinafter defined) involving the Corporation shall be subject to approval in the manner set forth in this Article 9.

b. Except as otherwise expressly provided in paragraph 2 of this Article 9, no Business Combination shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than ~~eighty-five percent (85%)~~a majority of the total voting power of all outstanding shares of voting stock of the Corporation of which the Interested Person is not a Beneficial Owner, voting as a single class. Such vote shall be required notwithstanding the fact that no vote for such transaction may be required by law or that approval by some lesser percentage of shareholders may be specified by or pursuant to law, the Articles of Incorporation, any agreement with any national securities exchange, or otherwise. Such vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by or pursuant to law, the Articles of Incorporation or otherwise.

6. Amendment
The provisions of this Article 9 shall not be amended, altered, changed or repealed nor may any provision inconsistent with any of such provisions be added to the Articles of Incorporation unless approved by the affirmative vote of the holders of not less than ~~eighty-five percent (85%)~~a majority of the total voting power of all outstanding shares of the voting stock of the Corporation of which the Interested Person is not a Beneficial Owner, voting as a single class~~;~~  , provided, however, that this Article 9 or any provision hereof may be amended, altered, changed or repealed and any such new provision may be added upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of the voting stock of the Corporation, voting as a single class, if such amendment, change, alteration, repeal or addition shall first have been approved ~~and recommended~~ by a majority of the Continuing Directors or, if there is not an Interested Person, a majority of the Board of Directors. The vote provided for in this paragraph 6 of this Article 9 shall be required in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by or pursuant to law, the Articles of Incorporation or otherwise.

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Appendix C
Proxy Item No. 4C: Reducing the Supermajority Voting Requirements for Amendments to the Terms of any Series of Preferred Stock

ARTICLE 4 - PREFERRED STOCK

7. The preferences, priorities, special rights and special powers given to the Preferred Stock by the terms hereof, or to any series of the Preferred Stock by any authorizing action of the Board of Directors of the Company adopted pursuant hereto, may be altered, modified, changed or terminated, in such manner as provided by law, upon the affirmative vote of ~~the holders of two-thirds (2/3)~~a majority of each series of Preferred Stock issued and outstanding whose rights will be affected by such proposed alteration, modification, change or termination. No additional shares of the Preferred Stock except the shares provided for herein shall be authorized, and no additional shares of any other class of Preferred Stock having a priority over, or entitled to participate on a parity with, the Preferred Stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the Preferred Stock issued and outstanding; provided, however, that the authorizing resolution with respect to any series of the Preferred Stock may provide that the affirmative vote of the holders of a greater percentage of the shares of such series shall be required in order to authorize shares of any other class of Preferred Stock having priority over the shares of such series of the Preferred Stock.

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Table of Contents

Appendix D 2025 Employee Stock Purchase Plan

Emerson Electric Co.
2025 Employee Stock Purchase Plan
I.PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Company by providing Eligible Employees of a Participating Company with the opportunity to acquire a proprietary interest in the Company through Contributions.

The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 for one or more specified offerings made under the Plan but makes no undertaking or representation to maintain the qualification of the Plan as an “employee stock purchase plan.” The Company may, however, establish one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423, including offerings that are intended to comply with the tax, securities and other compliance requirements or objectives of the non-U.S. jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offering designed to comply with the Code Section 423 requirements but may be conducted concurrently with any such offering. To the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5) and the applicable U.S. Treasury Regulations thereunder.

Capitalized terms herein shall have the meanings assigned to such terms in Article XII.

II.     ADMINISTRATION OF THE PLAN

A.Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board (the “Plan Administrator”). The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate to implement the Plan or to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

B.Non-US Jurisdictions. Notwithstanding any provision to the contrary in the Plan, the Plan Administrator may adopt such rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate local laws (including, but not limited to, any applicable securities, employment or tax laws), customs, and procedures for jurisdictions outside of the United States. To the extent inconsistent with the requirements of Code Section 423, an offering will not be considered part of an offering under Code Section 423, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules, procedures, and sub-plans regarding, without limitation, (i) eligibility to participate in the Plan, (ii) the designation of separate offerings under the Plan and the terms and conditions of the offerings under the Plan, (iii) the designation of Participating Companies as participating in an offering made under Code Section 423 or outside of Code Section 423, (iv) the exclusion of particular Corporate Affiliates from participation in the Plan, (v) the definition of Compensation, (vi) the handling of Contributions by Participants, (vii) the conversion of local currency, (viii) data privacy security, (ix) payroll taxes, (x) withholding procedures for Tax-Related Items, (xi) determination of beneficiary designation requirements, (xii) payment of interest, and (xiii) the establishment of bank or trust accounts to hold Contributions.

C.Delegation. To the extent applicable law permits, the Plan Administrator may delegate, any or all of their administrative duties to one or more officers of the Company. If the Plan Administrator has made such delegation, then all references to the Plan Administrator in the Plan include such delegates to the extent of such delegation.

III.    STOCK SUBJECT TO PLAN

A.Shares Subject to the Plan. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 10,000,000 shares. The shares purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such purchase right shall again become available for issuance under the Plan.

B.Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction, extraordinary distribution (whether in cash, securities or other property) or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then the Plan Administrator shall

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Appendix D
make equitable adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, if applicable, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments of purchase rights under this Section III.B shall include adjustment of other terms and conditions as the Plan Administrator deems appropriate. In the event of a Change of Control, the provisions of Section VII.H shall apply. The adjustments under this Section III.B shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits thereunder and such adjustments shall be final, binding, and conclusive. Outstanding offering periods under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.     OFFERING PERIODS; Holding period

A.Offering Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive or overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. The terms and conditions of each offering period may vary, and two or more offering periods may run concurrently under the Plan, each with its own terms and conditions, as determined by the Plan Administrator. In addition, the Plan Administrator may establish special offering periods with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate.

B.Duration of Offering Period. Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period. Each offering period shall consist of a series of one or more successive Purchase Intervals, as determined by the Plan Administrator prior to the start date of such offering period. The start date and end date for each offering period and Purchase Interval shall be established by the Plan Administrator from time to time. Unless otherwise determined by the Plan Administrator prior to start of the applicable offering period, each offering period shall be for a period of three (3) months and shall be comprised of one (1) Purchase Interval.

C.Holding Period. A Participant may not dispose of any share of Common Stock purchased under the Plan prior to twelve (12) months after the transfer of the share to the Participant, provided, however, that the Plan Administrator shall have the discretion to shorten or eliminate altogether such holding period.

V. ELIGIBILITY

A.Eligible Employee. Each individual who is an Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan for that offering period, unless otherwise determined by the Plan Administrator.

B.Corporate Affiliates. Each Corporate Affiliate shall become a Participating Company when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.Enrollment in the Plan.

(i)     To participate in the Plan for a particular offering period, an Eligible Employee must complete and submit enrollment forms prescribed by the Company (including a payroll deduction authorization and any other form or agreement specified by the Company) in accordance with enrollment procedures prescribed by the Company (which may include accessing a third-party administrator’s website and enrolling electronically) on or before the Enrollment Date established by the Plan Administrator for such offering period.

(ii)    Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, the Eligible Employee’s participation in the Plan will automatically remain in effect from one offering period to the next in accordance with the Eligible Employee’s payroll deduction authorization (including the Eligible Employee’s designated rate of Contributions) unless and until such Eligible Employee withdraws from the Plan, changes the rate of the Eligible Employee’s Contributions or the Eligible Employee’s employment status changes so that such individual is no longer an Eligible Employee.

D.     Excluded Employees. An Eligible Employee who works for a Participating Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Code Section 7701(b)(1)(A))) may be excluded from participation in the Plan or an offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an offering to violate Code Section 423. In the case of an offering that is not made under Code Section 423, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an offering if

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Appendix D
the Plan Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

VI. PAYROLL DEDUCTIONS AND OTHER CONTRIBUTIONS

A.Payroll Deductions.
(i)     Except to the extent otherwise determined by the Plan Administrator or otherwise required by applicable law, payment for shares of Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction. The payroll deduction (or other Contribution amount) authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be a fixed amount of Compensation or a percentage of the Compensation paid to the Participant during the Purchase Interval within the offering period, as designated by the Plan Administrator prior to the start date of the offering period (subject to the limitations of Section VIII). The percentage of Compensation designated by a Participant may not be less than the minimum percentage, or more than the maximum percentage, specified by the Plan Administrator prior to the start date of the offering period (which minimum percentage shall be one percent (1%) and maximum percentage shall be fifteen percent (15%) in the absence of any such designation by the Plan Administrator); and, if applicable, the fixed dollar amount of Compensation designated by a Participant may not be more or less than the minimum or maximum amount specified by the Plan Administrator prior to the start date of the offering period.

(ii)     Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall continue, unless determined otherwise by the Plan Administrator and provided administratively feasible, through the pay day ending with or immediately prior to the last day of the offering period (unless sooner terminated by the Participant or the Participant ceases to be an Eligible Employee).

B.     Other Contributions. To the extent necessary or advisable to comply with applicable law or facilitate the administration of the Plan, the Plan Administrator may permit Participants in one or more offerings to make Contributions to the Plan by means other than payroll deductions. The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary or advisable, in its sole and absolute discretion, to facilitate Contributions under this Section VI.B. Except as required by law, such rules and regulations need not be uniform and may apply to one or more Eligible Employees.

C.     Changes to Contribution Rate. The Contribution rate so authorized by the Participant shall continue in effect for the entire offering period except as otherwise provided in the Plan and for changes effected in accordance with the following guidelines:
(i)     Unless determined otherwise by the Plan Administrator prior to the start date of an offering period, a Participant may, at any time during the offering period, reduce the Participant’s rate of Contributions (including to zero percent (0%)) to become effective as soon as administratively feasible after submitting the appropriate form with the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)     During the applicable enrollment period for an offering period, and prior to the Enrollment Date for such offering period, a Participant may increase the rate of the Participant’s Contributions (up to the maximum percentage limit for that offering period) to become effective for such offering period.

(iii) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and any limitations provided in the Plan, or to comply with applicable local law, a Participant’s Contributions may be reduced or decreased to 0% without the Participant’s consent. Contributions will recommence at the rate provided in such Participant’s Contribution authorization, as amended, when permitted under Code Section 423 and the Plan, unless participation is sooner terminated as provided under the Plan.

D.     Leave of Absence. Subject to the discretion of the Plan Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s account may be used to purchase shares of Common Stock as provided under the Plan. Unless determined otherwise by the Plan Administrator prior to the start date of an offering period, if a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Plan Administrator or required by applicable law), and any accumulated Contributions will be treated as set forth in Section VII.F(iv). Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable time period above will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the applicable Enrollment Date.

E.     Participant Account; General Corporate Assets. The amounts so collected under the Plan shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time

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Appendix D
outstanding in such account unless otherwise required by the terms governing that offering period or applicable law. Unless the Plan Administrator determines otherwise, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for any general corporate purposes, unless otherwise required by applicable law.

F.     Contributions in Currency other than U.S. Dollars. Contributions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, or such other date as determined by the Company, with such conversion to be based on an exchange rate determined by the Company in its sole discretion, subject to applicable law. Any changes or fluctuations in the exchange rate at which the Contributions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

G. Termination of Purchase Rights. Contributions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

VII. PURCHASE RIGHTS

A.Grant of Purchase Right. A Participant shall be granted a separate purchase right on the start date of each offering period in which the Participant participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on each Purchase Date during that offering period upon the terms set forth in the Plan and as established by the Plan Administrator for that offering period.

Under no circumstances shall purchase rights be granted under the Plan in an offering designed to comply with Code Section 423 to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B.     Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose Contributions have previously been refunded in accordance with the Plan terms) on such Purchase Date. The purchase shall be effected by applying the Participant’s Contributions (as converted to U.S. dollars) for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that Purchase Date. Notwithstanding the foregoing, the Plan Administrator may exercise discretion in the treatment of any fractional shares of Common Stock including, without limitation, (i) applying the Participant’s Contributions for the Purchase Interval to the purchase of a fractional share of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date), (ii) electing to refund Contributions attributable to fractional shares of Common Stock to the Participant as soon as administratively practicable and without interest, unless otherwise required by applicable law, or (iii) holding such amounts for the purchase of Common Stock on the next Purchase Date.

C.     Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to ninety percent (90%) of the Fair Market Value per share of Common Stock on that Purchase Date. However, the Plan Administrator may, prior to the start of any offering period, establish a different purchase price per share at which Common Stock will be purchased on the Participant’s behalf on any Purchase Date for that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.     Number of Purchasable Shares.

(i)     The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares of Common Stock obtained by dividing the Contributions collected from the Participant (as converted to U.S. dollars) during the Purchase Interval ending with that Purchase Date by the purchase price in effect for that Purchase Date.

(ii)     Notwithstanding the foregoing subsection (i), and subject to the limitations described in Article VIII, prior to the start date of an offering period, the Plan Administrator shall determine the maximum number of shares purchasable per Participant on each Purchase Date that occurs during that offering period and may establish the maximum number of shares of Common Stock purchasable in total by all Participants on each Purchase Date that occurs during that offering period. These limitations shall apply for each subsequent offering period, unless otherwise determined by the Plan Administrator.

E.     Excess Contributions. Any Contributions not applied to the purchase of Common Stock on any Purchase Date by reason of any limitation on the maximum number of shares of Common Stock purchasable by the Participant or in total by all Participants on the Purchase Date (whether such limitation is pursuant to Section VII.D, Article VIII or

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	D-4

Appendix D
otherwise) shall be promptly refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law.

F.     Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)     A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator) prior to a Purchase Date, terminate the Participant’s outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further Contributions shall be collected from the Participant with respect to the terminated purchase right. Any Contributions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law, or held for the purchase of shares of Common Stock on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then, unless determined otherwise by the Plan Administrator, the Contributions collected from the Participant during the Purchase Interval in which such termination occurs shall be refunded (in the currency in which paid by the Participating Company) as soon as possible and without interest, unless otherwise required by applicable law.

(ii)    The Participant’s termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. To resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) before the applicable Enrollment Date in accordance with the procedures established by the Plan Administrator for such offering period.

(iii)     Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and, unless determined otherwise by the Plan Administrator, all of the Participant’s payroll deductions (or contributions) for the Purchase Interval in which the purchase right so terminates shall be held for the purchase of shares of Common Stock on the next Purchase Date, provided that the Plan Administrator may, in its discretion, determine instead that such payroll deductions (or contributions) shall be immediately refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law.

(iv) Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then subject to applicable law, and unless determined otherwise by the Plan Administrator, all the Contributions collected on the Participant’s behalf for that Purchase Interval as of the time of the commencement of such leave shall be promptly refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law. Notwithstanding the foregoing, the Plan Administrator may allow Participants to have such Contributions held for the purchase of shares of Common Stock on the next Purchase Date (as if the Participant had remained in active service until such Purchase Date). In no event shall any further Contributions be collected on the Participant’s behalf during such unpaid leave, unless required by applicable law.

G.     Proration of Purchase Rights. Should the total number of shares of Common Stock that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares of Common Stock then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares of Common Stock on a uniform and nondiscriminatory basis, and the Contributions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law.

H.     Change of Control. In the event that a Change of Control occurs during an offering period, the Plan Administrator may take such action as it deems appropriate, including (without limitation) (i) providing that each outstanding purchase right will terminate as of a date prior to the effective date of the Change of Control and all Contributions of each Participant accumulated for the Purchase Interval in which such Change of Control occurs (and not previously applied to the purchase of shares) shall be refunded to the Participant (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable law, (ii) providing that a Purchase Date shall automatically occur prior to the effective date of the Change of Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the Contributions of each Participant (as converted to U.S. dollars) for the Purchase Interval in which such Change of Control occurs (and not previously applied to the purchase of shares) to the purchase of shares of Common Stock at the purchase price per share in effect for that offering period pursuant to the purchase price formula provisions of Section VII.C., or (iii) providing that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof).

D-5	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Appendix D
I.ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the shares of Common Stock purchased on behalf of each Participant be deposited directly into a brokerage account that the Company shall establish for the Participant at a Company-designated brokerage firm (the “ESPP Brokerage Account”). Except as otherwise provided below, the deposited shares of Common Stock purchased in an offering under Code Section 423 may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s shares, subject to the limitation set forth in Section IV.C. Those procedures are designed solely to assure that any sale of shares of Common Stock prior to the satisfaction of the required holding period under Code Section 423 is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from the Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period under Code Section 423 should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period under Code Section 423.

The foregoing procedures shall apply to all shares of Common Stock purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

J.     Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

K.     Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares of Common Stock subject to the Participant’s outstanding purchase right until the shares of Common Stock are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

L.     Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to any purchase right unless the exercise of such purchase right and the issuance and delivery of such shares of Common Stock pursuant thereto will comply with applicable laws, including, without limitation, the 1933 Act, the 1934 Act and the requirements of any Stock Exchange, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a purchase right, the Company may require the Participant exercising such purchase right to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable laws, and to make any representation or warranty with respect thereto as may be requested by the Company.

M.     Taxes. The Company’s obligation to deliver shares of Common Stock upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all U.S. federal, state, and/or local taxes and/or any non-U.S. taxes (including, without limitation, income taxes, employment taxes, payroll taxes, social insurance, social security, national insurance contributions and other contributions, fringe benefit tax, levies, payment on account obligations or other payments arising in relation to the Participant’s participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or an agreement entered into under the Plan ) (“Tax-Related Items”). In their sole discretion, the Company or the Participating Company that employs the Participant may satisfy any obligation to withhold Tax-Related Items by (i) withholding from the Participant’s wages or other compensation; (ii) withholding a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock, (iii) withholding from proceeds from the sale of shares of Common Stock issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (iv) requiring the Participant to make a cash payment to the Company or another Participating Company equal to the amount of the Tax-Related Items, or (v) any other method permitted under applicable law.

N.     No Required Rights. The Participant’s acquisition of shares of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

O.     Transfers of Employment. Unless otherwise determined by the Plan Administrator or required by applicable law, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an offering. However, if a Participant transfers from an offering under Code Section 423 to an offering that is not made under Code Section 423, the exercise of the Participant’s purchase right will be qualified under the Code Section 423 offering only to the extent that such exercise complies with Code Section 423. If a Participant transfers from an offering that is not made under Code

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	D-6

Appendix D
Section 423 to an offering that is made under Code Section 423, the exercise of the Participant’s purchase right will remained non-qualified under the non-Code Section 423 offering. The Plan Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an offering, consistent with the applicable requirements of Code Section 423.

VIII. ACCRUAL LIMITATIONS

A.No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than twenty-five thousand dollars ($25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted and based on the Contributions as converted to U.S. dollars as described in Section VI.F) for each calendar year such rights are at any time outstanding.

B.For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i)     The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the offering period for which such right is granted.

(ii)     No Participant may be granted a purchase right that permits the Participant’s rights to purchase Common Stock under all “employee stock purchase plans” of the Company and any Corporate Affiliate (as determined under Code Section 423(b)(8)) to accrue at a rate that exceeds twenty-five thousand U.S. dollars (US$25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year in which the purchase right is outstanding at any time.

C.     If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the Contributions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded (in the currency in which paid by the Participating Company) without interest, unless otherwise required by applicable laws.

D.     In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan, or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A.Effective Date. The Plan was adopted by the Board on November 5, 2024, subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. The Plan shall be effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Plan Administrator shall determine when the Plan shall be offered to Eligible Employees, provided the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the U.S. Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the shares of Common Stock are listed for trading and all other applicable requirements established by law or regulation.

B.Term of the Plan. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date immediately preceding the tenth anniversary of the Effective Date, (ii) the date on which all shares of Common Stock available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised or terminated in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further Contributions shall be collected, under the Plan following its termination.

X. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend, or terminate the Plan at any time. However, the Board may not, without the approval of the Company’s shareholders, (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) change the class of corporations that may be designated as Participating Companies under the Plan.

XI. GENERAL PROVISIONS

A.Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company, unless determined otherwise by the Plan Administrator prior to the start date of an offering period, however, each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

D-7	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Appendix D
B.No Employment Rights. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate such Participant’s employment at any time for any reason, with or without cause (subject to applicable law).

C.Equal Rights and Privileges. All Eligible Employees will have equal rights and privileges under any particular offering period under the Plan, solely to the extent necessary for such offering period to comply with Code Section 423 or as otherwise required by applicable law. With respect to any offering period designed to comply with Code Section 423, any provision of the Plan that is inconsistent with Code Section 423 will, without further act or amendment by the Company, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Code Section 423.

D.Governing Law. The provisions of the Plan shall be governed by the laws of the State of Missouri, without resort to that State’s conflict-of-laws rules.

E.Tax Qualification. Although the Company may endeavor to (i) qualify a purchase rights under the Plan for favorable tax treatment under the laws of the United States or jurisdictions outside the United States or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

F.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

G.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all applicable laws and will be construed accordingly.

XII. DEFINITIONS

Unless otherwise determined by the Plan Administrator, the following definitions shall be in effect under the Plan:

A.“1933 Act” means the U.S. Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

B.“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

C.“Board” means the Company’s Board of Directors.

D.“Change of Control” of the Company means:

(i)     the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote in the election of directors;

(ii)     the consummation of (A) any reorganization, merger, consolidation or similar transaction involving the Company, other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) the liquidation or dissolution of the Company; or

(iii)     individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.

E.     “Code” means the U.S. Internal Revenue Code of 1986, as amended.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	D-8

Appendix D
F.     “Common Stock” means the Common Stock, $0.50 par value per share, of the Company.

G.     “Company” means Emerson Electric Co., a Missouri corporation, and any successor to all or substantially all of the assets or voting stock of Emerson Electric Co.

H.     “Compensation” means, unless determined otherwise by the Plan Administrator prior to the start date of an offering period, all cash pay received by a Participant from the Company or a Participating Company which is reportable in Box 1 of the Participant’s U.S. Federal Income Tax Withholding Statement (Form W-2) or similar non-U.S. wage statement, plus amounts that would have been received and includible in gross income but for an election under Code Sections 401(a), 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), unless otherwise excluded as provided below. Notwithstanding anything herein to the contrary, Compensation (i) includes regular earnings, overtime earnings, holiday pay, vacation pay, year-end extra salary, 13th/14th month payments or similar concepts under local law, funeral pay, jury duty pay, sick pay, retroactive regular/overtime wage adjustments, annual bonuses, extra salary, one-time payment of certain percentage of pay or flat dollar amount, recognition allowance for services/work/performance, and paid parental leave; and (ii) shall not include any amount which does not fit into a specific category included in the definition of Compensation in clause (i) hereof, including but not limited to, tuition reimbursements, moving expenses, car allowances, club dues, housing allowances/housing differentials, reimbursements of business expenses incurred by the Employee, gross-up/tax advances, length of service awards, performance shares payouts, disability pay, severance pay, any payments for a stock appreciation right, any payments deferred for more than one year, amounts under the Special Recognition Award – Cash Incentive Program, any bonus that is not paid on an annual basis and any benefits under, or contributions by the Company or any Participating Company to, any plan qualified under Code Section 401.

The Plan Administrator, in its discretion, may, for each offering period, establish a different definition of Compensation for such offering period. Further, the Plan Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

I.“Contributions” means the payroll deductions, other contributions permitted by the Plan Administrator and made by Participants in case payroll deductions are not permissible or are problematic under applicable laws, and other additional payments specifically provided for in the offering period that a Participant contributes to fund the exercise of a purchase right. A Participant may make additional payments into the Participant’s account if specifically provided for in the offering period and permitted by the Plan Administrator in advance of the offering period, and then only if the Participant has not already had the maximum permitted amount contributed during the offering period through payroll deductions or other contributions.

J.     “Corporate Affiliate” means any parent or subsidiary of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established or acquired. Notwithstanding the foregoing, with respect to offerings not intended to comply with Code Section 423, the term “Corporate Affiliate” may, at the discretion of the Plan Administrator, include any other entity in which the Company has a significant equity or other ownership interest.

K.     “Effective Date” shall have the meaning set forth in Section IX.A.

L.     “Eligible Employee” means an individual employed by a Participating Company in the status of an employee, and with respect to an offering under Code Section 423 is an employee of a Participating Company within the meaning of Code Section 423. Notwithstanding the foregoing, prior to the start date of an offering period, the Plan Administrator may determine that an employee shall not be eligible to participate in that offering period if (i) such employee’s customary employment is for twenty (20) hours per week or less, (ii) such employee’s customary employment is for not more than five (5) months in any calendar year, (iii) such employee has been employed by the Company or a Corporate Affiliate for less than two years, or (iv) such employee is a highly compensated employee within the meaning of Code Section 414(q). Any person who is classified by a Participating Company as a “contractor” or “consultant,” no matter how characterized by the U.S. Internal Revenue Service, other governmental agency or a court, shall not be an Eligible Employee for purposes of the Plan, unless the Plan Administrator determines otherwise, and any change of characterization of an individual by the U.S. Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an employee or Eligible Employee for purposes of the Plan, unless the Plan Administrator determines otherwise.

M.     “Enrollment Date” means the end of the applicable enrollment period for an offering period, as determined by the Plan Administrator in advance of the start date for such offering period.

N.     “Fair Market Value” per share of Common Stock means, as of any date, the closing price of the Common Stock as reported on the New York Stock Exchange or such other stock exchange or quotation system on which the Shares are then principally listed or quoted. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

O.     “Participant” means any Eligible Employee of a Participating Company who is actively participating in the Plan.

D-9	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

Appendix D
P.     “Participating Company” means the Company and each Corporate Affiliate that is authorized, in accordance with Section V.B. of the Plan, to extend the benefits of the Plan to its Eligible Employees.

Q.     “Plan” means the Company’s 2025 Employee Stock Purchase Plan, as set forth in this document and as may be amended from time to time.

R.     “Plan Administrator” has the meaning set forth in Section II.A.

S.     “Purchase Date” means the last Trading Day of each Purchase Interval or such other date as determined by the Plan Administrator.

T.     “Purchase Interval” means each purchase interval coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant, provided, however, that, if the Plan Administrator does not designate the Purchase Interval for each offering period, the Purchase Interval shall be the same as the applicable offering period.

U.     “Stock Exchange” means the New York Stock Exchange, the American Stock Exchange, the NASDAQ Capital Market, or the NASDAQ Global or Global Select Market.

V.     “Tax-Related Items” has the meaning set forth in Section VII.L.

W.     “Trading Day” means a day on which the national stock exchange in the United States on which the shares of Common Stock are traded is open for trading.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	D-10

Appendix E GAAP to Non-GAAP Reconciliations

2024 Underlying Sales Change(1)	FY24
Reported (GAAP)	15%
(Favorable) / Unfavorable FX	—%
(Acquisitions)/Divestitures	(9%)
Underlying (Non-GAAP)	6%

Adjusted Earnings Per Share(2)	FY23	FY24	Change
Earnings per share (GAAP)	$3.96	$2.82	(29)%
Amortization of intangibles	0.62	1.43
Restructuring and related costs	0.14	0.33
Amortization of acquisition-related inventory step-up	—	0.38
Acquisition/divestiture costs	0.13	0.26
Loss on divestiture of business	—	0.09
Loss on Copeland note receivable	—	0.38
Discrete taxes	—	(0.10)
Gain on subordinated interest	(0.21)	(0.10)
National Instruments gain	(0.07)	—
AspenTech Micromine purchase price hedge	(0.02)	—
Interest income on undeployed proceeds from Copeland transaction	(0.19)	—
Russia business exit charge	0.08	—
Adjusted earnings per share	$4.44	$5.49	24%

Total Business Adjusted Segment EBITA Margin(3)	FY24	Change
Pretax margin (GAAP)	11.5%	(760 bps)
Corporate items and interest expense, net	6.1%
Amortization of intangibles and restructuring and related costs	7.3%
Restructuring and related costs	1.1%
Adjusted Total Business Segment EBITA margin (Non-GAAP)	26.0%	100 bps

Year-To-Date Cash Flow	FY24 ($ in millions)	Change
Operating cash flow (GAAP)	$3,317	22%
Capital expenditures	(419)	15%
Free cash flow (Non-GAAP)	$2,898	23%
(1)Underlying sales excludes the impact of currency translation and significant acquisitions and divestitures.
(2)Adjusted EPS excludes intangibles amortization expense, restructuring and related costs, the amortization of acquisition-related inventory step-up, acquisition/divestiture gains, losses, fees and related costs, discrete taxes, an AspenTech Micromine purchase price hedge and write-offs associated with Emerson’s Russia exit.
(3)Represents total segment earnings excluding restructuring and intangibles amortization expense.

E-1	PROXY STATEMENT FOR EMERSON 2025 ANNUAL MEETING OF SHAREHOLDERS

World Headquarters 8000 W. Florissant Ave. P.O. Box 4100 St. Louis, MO 63136 Emerson.com

Preliminary Copy

EMERSON

EMERSON ELECTRIC CO.
8000 WEST FLORISSANT AVENUE
P.O. BOX 4100
ST. LOUIS, MO 63136-8506

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**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 3, 2025 for shares held directly and by 11:59 P.M. Eastern Time on January 30, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 3, 2025 for shares held directly and by 11:59 P.M. Eastern Time on January 30, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

**SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS**
If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 30, 2025. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

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**EMERSON ELECTRIC CO.**

1. ELECTION OF DIRECTORS FOR TERMS ENDING IN 2028

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Joshua B. Bolten | ☐ | ☐ | ☐ |
| 1b. Calvin G. Butler, Jr. | ☐ | ☐ | ☐ |
| 1c. Surendralal (Lal) L. Karsanbhai | ☐ | ☐ | ☐ |
| 1d. Lori M. Lee | ☐ | ☐ | ☐ |

| **THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:** | For | Against | Abstain |
|---|---|---|---|
| 2. Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation. | ☐ | ☐ | ☐ |
| 3. Approval of the Amendment to Emerson Electric Co. Restated Articles of Incorporation to Declassify the Company's Board of Directors. | ☐ | ☐ | ☐ |

| **THE BOARD OF DIRECTORS HAS NO RECOMMENDATION ON THE FOLLOWING:** | For | Against | Abstain |
|---|---|---|---|
| 4a. Amendment to Emerson Electric Co. Restated Articles of Incorporation to Reduce the Supermajority Voting Requirements for the Removal of Directors and Amendments to the Provisions in Article 5. | ☐ | ☐ | ☐ |
| 4b. Amendment to Emerson Electric Co. Restated Articles of Incorporation to Reduce the Supermajority Voting Requirements in Connection with the Fair Price Provisions for Certain Business Combinations and Amendments to Those Provisions. | ☐ | ☐ | ☐ |
| 4c. Amendment to Emerson Electric Co. Restated Articles of Incorporation to Reduce the Supermajority Voting Requirements for Amendments to the Terms of any Series of Preferred Stock. | ☐ | ☐ | ☐ |

| **THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:** | For | Against | Abstain |
|---|---|---|---|
| 5. Approval of Emerson Electric Co.'s 2025 Employee Stock Purchase Plan. | ☐ | ☐ | ☐ |
| 6. Ratification of KPMG LLP as Independent Registered Public Accounting Firm. | ☐ | ☐ | ☐ |

| **THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL:** | For | Against | Abstain |
|---|---|---|---|
| 7. Shareholder Proposal to Elect Directors Annually. | ☐ | ☐ | ☐ |

To act upon such further business as may properly come before the meeting, or any adjournment or postponement thereof.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

EMERSON

V59628-Z88734-P20361

EMERSON

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned, revoking all prior proxies, does hereby appoint S.L. KARSANBHAI, M. TANG, and J.A. SPERINO, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 4, 2025, commencing at 10:00 A.M., Central Standard Time, via the internet at www.virtualshareholdermeeting.com/EMR2025, and at any and all adjournments or postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

**THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 5 AND 6, ABSTAIN ON PROPOSALS 4A, 4B AND 4C, AGAINST PROPOSAL 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.**

**(Continued, and to be marked, dated and signed, on the other side)**